                                                                    EXHIBIT 10.2


                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION


In re:                                      )
                                            ) Case No. 03-48939
VENTURE HOLDINGS COMPANY LLC, et al.1,      ) Jointly Administered
                                            ) Honorable Thomas Tucker
Debtors.                                    )
                                            )
                                            )






                   DEBTORS' JOINT PLAN OF REORGANIZATION





                                         Foley & Lardner
                                         Judy A. O'Neill (P32142)
                                         Laura J. Eisele (P42949)
                                         150 West Jefferson, Suite 1000
                                         Detroit, Michigan 48226

Dated: September 24, 2003                Counsel for Debtors and
                                         Debtors-in-Possession





      1 The Debtors include the following entities: Venture Holdings Company LLC, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc., and Venture EU Corporation.

                              INTRODUCTION TO PLAN

      The above-captioned debtors and debtors-in-possession, Venture Holdings Company LLC ("Venture"), Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc., and Venture EU Corporation (each, including Venture, a "Debtor" and collectively, the "Debtors"), jointly propose the following plan of reorganization (the "Plan") pursuant to Chapter 11 of the Bankruptcy Code.

      Under Section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a Holder of a Claim or Interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims or Interests. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

                                    ARTICLE 1
                                   DEFINITIONS

     The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any term used in the Plan, whether or not capitalized, that is not defined in the Plan, but that is defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.

      1.01 ADMINISTRATIVE CLAIMS. The collective reference to all Claims for post-petition costs and expenses of administration of these Cases with priority under Section 507(a)(1), 507(b), 503(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of Debtors,
(b) any indebtedness or obligations entitled to such priority under the Bankruptcy Code, including Professional Fees, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Sections 330(a) or 331 of the Bankruptcy Code and (c) all fees and charges assessed against the Estates under
Section 1930, Chapter 123 of Title 28, United States Code.

      1.02 ADMINISTRATIVE CLAIM BAR DATE. The date by which all applications for treatment of a Claim as an Allowed Administrative Claim must be filed with the Bankruptcy Court and which date shall be the 90th day after the Effective Date for Professional Fees and the 45th day after the Confirmation Date for all other Administrative Claims.

      1.03 AFFILIATE. This term shall have the meaning assigned to it in Section 101(2) of the Bankruptcy Code; provided that for purposes of the Plan, none of the Venture B Group shall be considered to be Affiliates of the Debtors until a Recovery.

      1.04 ALLOWANCE DATE. The date a Claim becomes an Allowed Claim.
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      1.05 ALLOWED. With respect to any Claim against a Debtor to the extent that (i) such Claim has not been withdrawn, paid in full, or otherwise deemed satisfied in full, (ii) proof of such Claim was filed on or before the Claims Filing Bar Date or the Administrative Claim Bar Date (or, if not filed by such date, proof of such Claim was filed with leave of the Bankruptcy Court, after notice and a hearing and entry of a Final Order) or was deemed timely filed or, if no proof of claim is so filed, which Claim, as of the Confirmation Date, is listed by the Debtors in their Schedules as liquidated in amount, not disputed, and not contingent, and (iii) no objection to the allowance of such Claim or action to subordinate, avoid, reclassify, classify, exchange, estimate, disallow or otherwise limit recovery with respect thereto has been filed or interposed on or before the Claims Objection Bar Date or such an objection or action having been so interposed, to the extent that such Claim is allowed by a Final Order; provided, however, that notwithstanding anything to the contrary contained herein, any Claim specifically deemed allowed or disallowed in the Plan shall be, or not be (as the case may be), an Allowed Claim to the extent so specifically provided in the Plan. Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in the Plan with respect to any particular Claim, an "Allowed Claim" shall not include, except as to any Allowed Secured Claim (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.

      1.06 ALLOWED ADMINISTRATIVE CLAIM. Any Administrative Claim that is an Allowed Claim; provided, however, that, unless an extension of time is granted in writing by the appropriate Debtor, a Holder of any Administrative Claim arising prior to the Confirmation Date -- other than for goods or services provided to the Debtors during the Cases in the ordinary course of business -- must file a request for payment on or before the Administrative Claim Bar Date in order to have such Administrative Claim eligible to be considered an Allowed Administrative Claim.

      1.07 ALLOWED CLASS CLAIM. Any Allowed Claim in the particular Class described.

      1.08 ALLOWED PRIORITY CLAIM. Any Priority Claim that is an Allowed Claim.

      1.09 ALLOWED REJECTION CLAIM. Any Rejection Claim that is an Allowed
Claim.

      1.10 ALLOWED SECURED CLAIM. Any Secured Claim that is an Allowed Claim.

      1.11 ALLOWED TAX CLAIM. Any Tax Claim that is an Allowed Claim.

      1.12 AMENDED OPERATING AGREEMENT. The operating agreement of Venture as amended effective as of the Effective Date in the form of Exhibit A.

      1.13 ASSETS. All of the right, title, and interest of the Debtors in and to any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the Debtors' Estates within the purview of
Section 541 of the Bankruptcy Code, including without limitation, any and all claims, Causes of Action, or rights of the Debtors under federal or state law.

      1.14 AVOIDANCE ACTIONS. All Causes of Action the Debtors may assert under Sections 502, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the
Bankruptcy Code, or under


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related state or federal statutes and common law, including fraudulent transfer laws, whether or not Causes of Action are commenced to prosecute such Avoidance Actions, but excluding any and all Causes of Action released under the Plan. A list of Avoidance Actions is attached as Exhibit B hereto.

      1.15 BANK ADEQUATE PROTECTION CLAIM. Any priority or replacement lien claims granted to the Pre-Petition Lenders pursuant to the terms of the Cash Collateral Order.

      1.16 BANK CLAIMS. All Claims against the Debtors arising under or relating to the Existing Bank Facility except for the Bank Pre-Petition Priority Claims.

      1.17 BANK JUNIOR NOTES. Junior secured notes in the aggregate principal amount of $50.0 million to be issued on the Effective Date to the Pre-Petition Lenders in accordance with the Restructured Credit Agreement. The obligations evidenced by the Bank Junior Notes will be subordinate in right of payment to the Exit Financing Facility, and the liens securing payment of the Bank Junior Notes will be subordinate in priority to the liens securing payment of both the Exit Facility and the Bank Senior Notes.

      1.18 BANK PRE-PETITION PRIORITY CLAIMS. Those Bank Claims, in the approximate amount of $6 million, that are entitled, pursuant to the terms of the Existing Bank Facility, to priority in right of payment of collateral proceeds relative to all other Bank Claims.

      1.19 BANK SECURED CLAIMS. The Allowed Secured Claims of the Pre-Petition Lenders.

      1.20 BANK SENIOR NOTES. Senior secured notes in an aggregate principal amount equal to the total principal amount of the Bank Claims on the Effective Date, minus $225 million. The Debtors estimate that the principal amount of the Bank Senior Notes will be approximately $195 million. The Bank Senior Notes shall be issued on the Effective Date to the Pre-Petition Lenders in accordance with the Restructured Credit Agreement. The obligations evidenced by the Bank Senior Notes will be subordinate in right of payment to the Exit Financing Facility and the liens securing payment of the Bank Senior Notes will be subordinate in priority to the liens securing payment of the Exit Financing Facility.

      1.21 BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978, Title 11, United States Code, as amended from time to time, and made applicable to these Cases.

      1.22 BANKRUPTCY COURT. The United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, or any other court of competent jurisdiction exercising jurisdiction over these Cases.

      1.23 BANKRUPTCY RULES. The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time, and made applicable to these Cases and the local rules of the Bankruptcy Court as amended from time to time and made applicable to these Cases.

      1.24 BOARD. The board of managers, board of directors or similar governing body of any Person, as the case may be.



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      1.25 BUSINESS DAY. A day other than a Saturday, Sunday, "legal holiday"
(as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

      1.26 CASE OR CASES. Each of the Cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court, styled and jointly administered under the case caption In re Venture Holdings Company, LLC., et al. and bearing case number 03-48939.

      1.27 CASH COLLATERAL ORDER. The final cash collateral order, entered by the Bankruptcy Court on April 4, 2003, as amended from time to time.

      1.28 CAUSES OF ACTION. Any and all actions, proceedings, causes of action, suits, accounts, controversies, promises to pay, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise by any of the Debtors against any Person which exists on or before the Effective Date, including, without limitation, the Avoidance Actions, the Winget Actions and the Extinguished Actions. Causes of Action shall include all claims and causes of action described in the Disclosure Statement and Schedules and Exhibits B and C to the Plan.

      1.29 CERTIFICATE OF FORMATION. The certificate of formation of Venture Delaware.

      1.30 CLAIM. Any right to payment from a Debtor arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, to an equitable remedy for breach of performance if such breach gives rise to a right to payment from a Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

      1.31 CLAIMS FILING BAR DATE. October 15, 2003 or as otherwise provided in the Order Establishing Bar Dates for Filing Proofs of Claim and Proofs of Interest and Approving Form and Manner of Notice Thereof filed with the Bankruptcy Court on August 29, 2003, or, in the case of Claims allowable as a result of a judgment or order, the time set by Bankruptcy Rule 3002(4).

      1.32 CLAIMS OBJECTION DEADLINE. The date which is 180 days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court.

      1.33 CLASS. A category, designated herein, of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article 2 of the Plan.

      1.34 COMMON MEMBERSHIP INTERESTS. The common equity interests in Venture Delaware.



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      1.35 CONFIRMATION. The entry of the Confirmation Order by the Bankruptcy
Court on the docket of the Bankruptcy Court.

      1.36 CONFIRMATION DATE. The date upon which the Confirmation Order is entered on the docket of the Bankruptcy Court.

      1.37 CONFIRMATION HEARING DATE. The date or dates of the hearing on confirmation of the Plan, as may be continued from time to time.

      1.38 CONFIRMATION ORDER. The order of the Bankruptcy Court confirming the Plan, in form and substance reasonably acceptable to the Debtors, Winget and the Steering Committee, and in the form agreed to pursuant to the Contribution Agreement and attached thereto.

      1.39 CONTRIBUTION AGREEMENT. The Contribution Agreement in the form attached hereto as Exhibit D, pursuant to which (and subject to the terms and conditions thereof) Winget has committed, inter alia, to contribute on the Effective Date the equity interests or certain assets of the Transferred Winget Entities to Venture Delaware in exchange for 100% of the Common Membership Interests of Venture Delaware pursuant to the terms of the Contribution Agreement and the Plan.

      1.40 CONVERSION DATE. The date that is the earlier of (i) the second annual anniversary of the Effective Date; or (ii) the date during the Option A Period upon which Winget exercises Option A.

      1.41 CREDITOR. A Person defined as a "creditor" in Section 101(10) of the Bankruptcy Code.

      1.42 CREDITORS' COMMITTEE. The official committee of unsecured creditors appointed in the Case pursuant to Section 1102(a) of the Bankruptcy Code.

      1.43 CREDITORS' TRUST. The trust that is created pursuant to this Plan to be administered by the Trustee with the advice and/or direction of the Oversight Committee, all as more specifically set forth in this Plan and the Trust Agreement.

      1.44 CREDITORS' WARRANT. The warrant to be issued to the Creditor's Trust in substantially the form of the attached Exhibit K, as described in Section
5.05 of the Plan.

      1.45 DEBTOR(S). Any or a collective reference to all of Venture Holdings Company LLC, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Experience Management LLC, Venture Europe, Inc., and Venture EU Corporation.

      1.46 DIP FACILITY. All obligations under the Post-Petition Credit Agreement among Venture, as borrower, the Post-Petition Agent and the lenders party thereto as amended, and all documents ancillary thereto, including, without limitation, the guaranties of the other Debtors and Deluxe Pattern Company executed in connection therewith.



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      1.47 DIP ORDER. The Final Order Authorizing Debtors in Possession to Enter
Into Post-Petition Financing Agreement and Obtain Post-Petition Financing Pursuant to Sections 363 and 364 of the Bankruptcy Code and Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims and Authorizing Debtors to Enter Into Access and Accommodation Agreements entered by the Bankruptcy Court on March 31, 2003, as amended from time to time.

      1.48 DISBURSING AGENT. The Reorganized Debtors or any Person designated by the Reorganized Debtors to serve as a disbursing agent under Article 8 of the Plan.

      1.49 DISCLOSURE STATEMENT. The Disclosure Statement that relates to and accompanies the Plan, as it may be supplemented, amended or modified from time to time, and that is prepared and distributed in accordance with Section 1125 of the Bankruptcy Code, and in form and substance acceptable to Debtors, the Steering Committee and Winget.

      1.50 DISPUTED CLAIM. A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn or has not been overruled, denied or resolved by a Final Order. Prior to the Confirmation Hearing Date, for the purposes of the Plan, unless such Claim is temporarily allowed pursuant to Bankruptcy Rule 3018, a Claim shall be considered a Disputed Claim in its entirety if: (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by a Debtor in its Schedules; (ii) any corresponding Claim scheduled by a Debtor in its Schedules has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by a Debtor in its Schedules.

      1.51 DISTRIBUTIONS. The distributions to be made in accordance with the Plan of, as the case may be: (a) cash, (b) Bank Junior Notes, (c) Bank Senior Notes, (d) Common Membership Interests, (e) Preferred Membership Interests, (f) the Creditors' Warrant, (g) other interests in the Creditors' Trust and (h) any other distributions to Holders of Claims under the terms and provisions of the Plan.

      1.52 EFFECTIVE DATE. The first Business Day: (a) on which no stay of the Confirmation Order is in effect; and (b) on which all conditions in Article 10 of the Plan have been satisfied or have been waived in accordance with the Plan.

      1.53 EMPLOYMENT AGREEMENTS. The Employment Agreements between Venture Delaware and the CEO, CFO and other officers to be employed by Venture Delaware after the Effective Date.

      1.54 EQUITY INTERESTS. The interests of any Holder of common or preferred equity securities of or membership interests in Venture, and all options, warrants, put rights, contractual or otherwise, to acquire any such equity securities or membership interests, as such interests exist immediately prior to the Effective Date.

      1.55 ESTATE. The estate of a Debtor in this Case, created pursuant to
Section 541 of the Bankruptcy Code.



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      1.56 EXCHANGE ACT. The Securities Exchange Act of 1934, as now in effect or hereafter amended.

      1.57 EXECUTORY CONTRACT. Any executory contract or unexpired lease, subject to Section 365 of the Bankruptcy Code, between a Debtor and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to the Plan.

      1.58 EXHIBIT FILING DATE. The date on which Exhibits to the Plan shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court.

      1.59 EXISTING BANK FACILITY. The obligations under the Credit Agreement among Venture, as Borrower, the Pre-Petition Lenders and Bank One, N.A., as Administrative Agent (as amended, supplemented and modified to the date of the Plan), dated as of May 27, 1999, as amended prior to the date hereof, and all documents executed ancillary thereto.

      1.60 EXIT FINANCING FACILITY. The exit financing facility obtained by the Reorganized Debtors and pursuant to the provisions of the Plan, which shall be senior in lien and payment priority to the Bank Senior Notes and the Bank Junior Notes pursuant to the Subordination Agreement and which shall be a condition to the Effective Date.

      1.61 EXIT LENDERS. The lenders under the Exit Financing Facility.

      1.62 EXTINGUISHED ACTIONS. Any Causes of Action that the Debtors have against the Transferred Winget Entities.

      1.63 FINAL ORDER. An order or judgment entered by the Bankruptcy Court that has not been reversed, stayed, modified, or amended and that has not been and may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable in accordance with Bankruptcy Rule 8002.

      1.64 GENERAL UNSECURED CLAIMS. All Claims which are not Secured Claims, Priority Claims, Tax Claims or Administrative Claims and are not otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.

      1.65 GENERAL UNSECURED CREDITORS. Creditors holding General Unsecured Claims.

      1.66 GERMAN INSOLVENCY PROCEEDINGS. Those insolvency proceedings pending in Germany of Venture Germany GmbH, Venture Verwaltungs GmbH, Venture Beteiligungs GmbH and Peguform GmbH & Co KG.

      1.67 GUARANTY. A guaranty of payment and/or collection of the Existing Bank Facility executed by the Transferred Winget Entities, Winget or the Retained Entities in favor of the Pre-Petition Agent for the benefit of the Pre-Petition Lenders.

      1.68 HOLDER. A holder of a Claim or Interest.



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      1.69 IMPAIRED. With respect to any Claim or Interest, that such Claim or
Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

      1.70 INDENTURE TRUSTEE. The Huntington National Bank, the entity currently serving as indenture trustee under the Old Senior Notes Indentures and the Old Subordinated Notes Indenture, or any successor trustee appointed thereunder from time to time.

      1.71 INDEPENDENT DIRECTOR. A director who meets the qualifications for being "Independent' as defined by the rules of the NASDAQ National Market.

      1.72 INTERCOMPANY CLAIMS. Claims of a Debtor against another Debtor.

      1.73 INTEREST. An ownership interest in Venture as evidenced by an equity security (as such term is defined in Section 101(16) of the Bankruptcy Code) of Venture, any rights to any dividends or distributions as a result of such ownership, and any option, warrant, or right to acquire any such ownership interest.

      1.74 LIEN. A charge against or interest in property to secure payment of a debt or performance of an obligation.

      1.75 MICHIGAN WORKER'S COMPENSATION PROGRAM. The self-insured worker's compensation programs maintained in Michigan by Debtors that are approved by the state of Michigan, Department of Consumer and Industry Services pursuant to the Michigan Workers' Disability Compensation Act, MCL 418.101, et seq.

      1.76 NEW LEASES. New long-term leases for the Harper facility, the Masonic building and the equipment located therein, with the Debtors, on fair market value terms and in the form attached to the Contribution Agreement.

      1.77 NOMINEE. For any Holder of a Claim or Interest, the designated representative of any such Holder.

      1.78 NOTE CLAIMS. The Old Senior Notes Claims and the Old Subordinated Notes Claims.

      1.79 OLD NOTES. The Old Senior Notes and Old Subordinated Notes, collectively.

      1.80 OLD SENIOR NOTES. Collectively, the 9-1/2% Senior Notes due 2005, and the 11% Senior Notes due 2007, as amended.

      1.81 OLD SENIOR NOTES CLAIMS. All Claims against the Debtors on account of, or relating to, the Old Senior Notes or arising under the Old Senior Notes Indenture, including any Claim arising from any guaranty of such Old Senior Notes.

      1.82 OLD SENIOR NOTES INDENTURES. The Indenture dated as of July 1, 1997, as amended, among Venture Holdings Trust, Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, as Issuers, and The Huntington



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National Bank, as Trustee, pursuant to which the 9-1/2% Senior Notes due 2005 were issued, and the Indenture dated as of May 27, 1999, between Venture Holdings Trust, as Issuer, and The Huntington National Bank, as Trustee, pursuant to which the 11% Senior Notes due 2007 were issued, collectively.

      1.83 OLD SUBORDINATED NOTES. The 12% Senior Subordinated Notes due 2009, as amended.

      1.84 OLD SUBORDINATED NOTES CLAIMS. All Claims against the Debtors on account of, or relating to, the Old Subordinated Notes or arising under the Old Subordinated Notes Indenture, including any Claim arising from any guaranty of such Old Subordinated Notes.

      1.85 OLD SUBORDINATED NOTES INDENTURE. The indenture dated as of May 27, 1999, as amended, between Venture Holdings Trust, as Issuer, and The Huntington National Bank, as Trustee, pursuant to which the 12% Senior Subordinated Notes due 2009 were issued.

      1.86 OPERATING AGREEMENT. The limited liability agreement of Venture Delaware which (i) shall set forth the rights and preferences of the Common Membership Interests and the Preferred Membership Interests; and (ii) is in the form attached as Exhibit N to the Contribution Agreement.

      1.87 OPTION A. An option of Winget during the Option A Period to cause Venture Delaware to redeem 100% of the Preferred Membership Interests for the Option A Exercise Price, as more specifically set forth in the Operating Agreement.

      1.88 OPTION A EXERCISE PRICE. The cash exercise price equal to the par amount of the Preferred Membership Interests plus all accrued and unpaid dividends at the time that Option A is exercised.

      1.89 OPTION A PERIOD. A period of two years after the Effective Date.

      1.90 OTHER SECURED CLAIMS. Any Secured Claim other than the Bank Group Secured Claims.

      1.91 OVERSIGHT COMMITTEE. A three member committee comprised of representatives selected in accordance with the Trust Agreement, that will supervise the prosecution, valuation and distribution of Trust Assets.

      1.92 PERSON. An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

      1.93 PETITION DATE. March 28, 2003.

      1.94 PLAN. This Joint Plan of Reorganization and all supplements and exhibits hereto, as the same may be amended or modified by the Debtors from time to time pursuant to and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules and the Contribution Agreement.



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      1.95 POST-PETITION AGENT. Bank One, N.A. as the Administrative Agent under the DIP Facility.

      1.96 PRE-PETITION AGENT. Bank One, N.A. as the Administrative Agent under the Existing Bank Facility.

      1.97 PRE-PETITION LENDERS. The financial institutions party to the Existing Bank Facility as lenders, including the Pre-Petition Agent, and their respective successors and assigns.

      1.98 PREFERRED MEMBERSHIP INTERESTS. $175.0 million of preferred membership interests of Venture Delaware having the rights and preferences set forth in the Operating Agreement, including certain voting rights and the right to appoint directors to the Board.

      1.99 PRIORITY CLAIMS. All Claims that are entitled to priority pursuant to
Section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims.

      1.100 PROFESSIONAL[S]. Any professional(s) employed in this Case pursuant to Section 327 or Section 1103 of the Bankruptcy Code or otherwise, and any professional(s) seeking compensation or reimbursement of expenses in connection with this Case pursuant to Sections 330, 331, and/or 503(b)(4) of the Bankruptcy Code.

      1.101 PROFESSIONAL FEES. All fees due and owing to any Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date, other than the Professionals for the Pre-Petition Lenders who are paid pursuant to the DIP Facility and the Existing Bank Facility.

      1.102 PROOF OF CLAIM. Any written statement filed under oath in this Case by a Creditor, in conformance with the Bankruptcy Code and Bankruptcy Rules in which such Creditor sets forth the amount owed and sufficient detail to identify the basis for a Claim.

      1.103 PRO RATA. Proportionately, so that a Pro Rata distribution with respect to an Allowed Claim of a particular Class bears the same ratio to all distributions on account of a particular Class or Classes, as the dollar amount of such Allowed Claim bears to the dollar amount of all Allowed Claims in such Class or Classes.

      1.104 RECORD DATE. The deadline set by the Bankruptcy Court for determining the Holders of Claims and Interests entitled to vote on the Plan which shall be, in any case, not later than the date of entry of an order approving the Disclosure Statement.

      1.105 RECOVERY OR RECOVERED. With respect to any Venture B Group entity, the return of control of such company to such entity's direct or indirect U.S. parent upon the conclusion of the German Insolvency Proceedings related to such entity (which conclusion may occur prior to the termination thereof in accordance with applicable law).

      1.106 REGISTRATION RIGHTS AGREEMENT. A registration rights agreement pursuant to which the Holders of the Preferred Membership Interests would be entitled to certain registration rights.



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      1.107 REJECTION CLAIMS. All Claims arising as a result of a Debtor's rejection of executory contracts pursuant to Sections 365 and 1123 of the Bankruptcy Code, subject to the limitations provided in Section 502(b) of the Bankruptcy Code. To the extent a Rejection Claim is secured, it will be considered an Other Secured Claim for purposes of treatment in this Plan.

      1.108 REORGANIZATION DOCUMENTS. The Restructured Credit Agreement, the Bank Senior Notes, the Bank Junior Notes, the Preferred Membership Interests, the Common Membership Interests, the Operating Agreement, the Amended Operating Agreement, the Certificate of Formation, the Contribution Agreement (and exhibits thereto), the Subordination Agreement, the New Leases, the Registration Rights Agreement, the Creditors' Warrant, the Trust Agreement, the Employment Agreements, the Exit Financing Facility and all other documents necessary to effectuate the Plan, which documents shall (a) be filed by the Debtors with the Bankruptcy Court not later than twenty (20) days before the commencement of the Confirmation Hearing, unless otherwise specified herein; and (b) be reasonably satisfactory to Winget, the Steering Committee and the Debtors.

      1.109 REORGANIZED DEBTORS. The Debtors from and after the Effective Date determined after giving effect to the transactions contemplated by the Plan, including the transactions contemplated under the Contribution Agreement.

      1.110 REORGANIZED VENTURE. The Reorganized Debtors and Venture Delaware taken as a whole (including all contributed assets and all indirect and direct subsidiaries of the Reorganized Debtors and Venture Delaware) after the Effective Date of the Plan.

      1.111 RESTRUCTURED CREDIT AGREEMENT. The post-Confirmation credit agreement governing the notes issued to the Pre-Petition Lenders in Class 3 under the Plan.

      1.112 RETAINED ACTIONS. Means (a) all claims, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor may hold against any Person, including, without limitation, any Causes of Action brought prior to the Petition Date, and actions against any Persons for failure to pay for products or services provided or rendered by the Debtors, (b) all claims, Causes of Action, suits and proceedings relating to strict enforcement of the Debtors' intellectual property rights, including patents, copyrights and trademarks, and (c) all claims or Causes of Action seeking the recovery of the Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors' business.

      1.113 RETAINED ENTITIES. Those entities listed on Exhibit D to the Contribution Agreement.

      1.114 SCHEDULES. The schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, if any, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

      1.115 SECURED CLAIMS. All Claims that are secured by a valid, perfected, enforceable, and non-avoidable Lien on any of the assets of a Debtor or that are subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the interest of each Holder of such Claim in such Debtor's interest in the liened Assets or to the extent of the amount of the setoff, as applicable; provided, however, that if the Holder of a Secured Claim elects application of Section 1111(b)(2) of the Bankruptcy Code, then such Holder's Claim shall be a Secured Claim to the extent such Claim is Allowed.

      1.116 SENIOR MANAGEMENT. The Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the General Counsel of Venture Delaware.

      1.117 SPECIAL COMMITTEE. A special committee of the Board of Venture Delaware consisting solely of the CEO and the designees of the Holders of the Preferred Membership Interests, which committee shall have the sole and exclusive power and authority to evaluate and approve or reject any proposed related party transaction.

      1.118 STEERING COMMITTEE. The Pre-Petition Agent, Barclays Bank PLC, Highland Capital Management, L.P., Marathon Asset Management, LLC, Apollo Management, LP and Black Diamond Capital Management L.L.C.

      1.119 SUBORDINATION AGREEMENT. An intercreditor and subordination agreement between the Pre-Petition Lenders and the Exit Lenders, which may include, at a minimum, the terms set forth on Exhibit E.

      1.120 TAX CLAIMS. All Claims that are entitled to priority under Section 507(a) (8) of the Bankruptcy Code.

      1.121 TRANSFERRED WINGET ENTITIES. The entities and assets (a) listed in Exhibit E to the Contribution Agreement and (b) to be transferred pursuant to
Section 9.3(h) of the Contribution Agreement.

      1.122 TRUST AGREEMENT. That certain trust agreement which is to govern the Creditors' Trust, substantially in the form attached as Exhibit F to this Plan, pursuant to which, among other things, the Trust Assets shall be liquidated and distributed to the General Unsecured Creditors, in a manner consistent with the terms of this Plan.

      1.123 TRUST ASSETS. The Winget Actions, other than the Extinguished Actions, the Creditors' Warrant and any equity interests issued pursuant to the exercise thereof and the Avoidance Actions.

      1.124 TRUSTEE. The trustee of the Creditors' Trust as designated in the Trust Agreement.

      1.125 UNIMPAIRED. Means, with respect to any Claim, that such Claim is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

      1.126 UNSECURED CONVENIENCE CLAIMS. Allowed Claims of General Unsecured Creditors which are either (a) in an amount less than $10,000; or (b) in an amount in excess of $10,000 which are reduced by an irrevocable written election of the Holder of such Claim made on a properly delivered ballot; provided, however, that (y) individual General Unsecured Claims of a single Holder that are Allowed in an amount of $10,000 or less will not be treated as separate Unsecured Convenience Claims if the aggregate of all General Unsecured Claims held by such Holder exceeds $10,000 and no such election is made, and (z) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as an Unsecured Convenience Claim.

      1.127 VALUATION DETERMINATION DATE. The date on which the Bankruptcy Court values the elements of the Creditors' Warrant.

      1.128 VALUE OF DEBTORs. The fair market value of the Debtors, including the Debtors' interests in their direct and indirect subsidiaries as of the Effective Date, determined in accordance with the Warrant Valuation Procedures, exclusive of the Value of the Venture B Assets.

      1.129 VALUE OF EXTINGUISHED ACTIONS. The value (after giving consideration to all defenses, counterclaims, offsets or similar rights and litigation costs) of each Extinguished Action on an entity by entity basis as of the Effective Date, determined either (i) by a Bankruptcy Rule 9019 settlement between the Debtors and the Transferred Winget Entities approved prior to the Valuation Determination Date, or (ii) by the Bankruptcy Court in accordance with the Warrant Valuation Procedures. For purposes of determining the Value of the Extinguished Actions, defenses shall include the consideration, to the extent relevant, of, among other things (a) Liens of the Pre-Petition Lenders on the assets subject to the Extinguished Actions, (b) any subrogation rights of the Transferred Winget Entities or Winget subject to defenses, if any, and (c) the amount of any Claims which would have priority over Class 5 Claims (to the extent that such priority claims do not reduce the positive balance, if any of the sum specified in (a)(i) above).

      1.130 VALUE OF REORGANIZED VENTURE. The fair market value of the common equity in Reorganized Venture, determined in accordance with the Warrant Valuation Procedures (and taking into account, for purposes of such valuation, the Reorganized Venture's interests in the Venture B Assets).

      1.131 VALUE OF VENTURE B ASSETS. The fair market value of the Debtors' interests in the Venture B Assets as of the Effective Date determined either (i) by receipt by Venture of actual net after-tax proceeds of the sale of the Venture B Assets if the sale occurs prior to the Valuation Determination Date or
(ii) in accordance with the Warrant Valuation Procedures.

      1.132 VENDOR SUPPORT AGREEMENT. An agreement substantially in the form of Exhibit G to the Plan pursuant to which a General Unsecured Creditor agrees to provide post-Confirmation credit on terms set forth in such agreement, including, without limitation, customary pricing terms, no less than net-60 day payment terms and credit limits no less than those which were in place as of January 1, 2002, to one or more of the Reorganized Debtors, which agreement shall be executed and delivered to the Reorganized Debtors on or before the Effective Date.

      1.133 VENDOR SUPPORT CLAIMS. Claims of the General Unsecured Creditors who execute and deliver a Vendor Support Agreement.

      1.134 VENTURE. Venture Holdings Company LLC, a Michigan limited liability company and one of the Debtors hereunder.

      1.135 VENTURE B ASSETS. The Peguform related assets in Germany, Spain, Mexico and Brazil that are owned by the Venture B Group.

      1.136 VENTURE B GROUP. The entities listed on Exhibit H to the Plan.

      1.137 VENTURE DELAWARE. Venture Companies, LLC, a new Delaware limited liability company, which will be formed on or before the Effective Date.

      1.138 VOTING DEADLINE. The date established by the Bankruptcy Court as the last date by which Creditors are required to submit ballots in favor of or against the Plan, as such date may be extended from time to time.

      1.139 WARRANT VALUATION PROCEDURES. The procedure by which the Bankruptcy Court will estimate the Value of the Creditors' Warrant as set forth in Section 5.05(b) of the Plan.

      1.140 WINGET. Larry Winget.

      1.141 WINGET ACTIONS. All Causes of Action (if any) that the Debtors have against Winget (personally), companies or entities controlled by Winget or Affiliates of Winget that are not Extinguished Actions.

                                    ARTICLE 2
                     CLASSIFICATION OF CLAIMS AND INTERESTS

      In accordance with Section 1123(a) (1) of the Bankruptcy Code, Administrative Claims, Tax Claims and DIP Facility Claims have not been classified. For the purposes of the Plan, Claims against, or Interests in, the Debtors are grouped as follows in accordance with Section 1122(a) of the Bankruptcy Code:

      2.01 CLASS 1. PRIORITY CLAIMS. Class 1 consists of all Allowed Priority Claims. Class 1 is Unimpaired.

      2.02 CLASS 2. BANK PRE-PETITION PRIORITY CLAIMS. Class 2 consists of all Allowed Bank Pre-Petition Priority Claims. Class 2 is Impaired.

      2.03 CLASS 3. BANK CLAIMS. Class 3 consists of all Allowed Bank Claims, including all Bank Secured Claims and all Bank Adequate Protection Claims, held by the Holders of Bank Claims. Class 3 is Impaired.

      2.04 CLASS 4. OTHER SECURED CLAIMS. Class 4 consists of all Other Secured Claims. Each Other Secured Claim shall constitute a separate sub-class (designated, for example, as Class 4.1) for purposes of voting and distribution. Class 4 is Unimpaired.

      2.05 CLASS 5. GENERAL UNSECURED CLAIMS. Class 5 consists of all Allowed General Unsecured Claims, including the Note Claims, but excluding (i) Unsecured Convenience Claims and (ii) Vendor Support Claims. Class 5 is Impaired.

      2.06 CLASS 6. VENDOR SUPPORT CLAIMS. Class 6 consists of all Holders of Allowed General Unsecured Claims who opt to become Holders of Vendor Support Claims. Class 6 is Impaired.

      2.07 CLASS 7. UNSECURED CONVENIENCE CLAIMS. Class 7 consists of all Allowed Unsecured Convenience Claims. Class 7 is Impaired.

      2.08 CLASS 8. EQUITY INTERESTS. Class 8 consists of all Allowed Equity Interests. Class 8 is Impaired.

                                   ARTICLE 3
                        TREATMENT OF UNCLASSIFIED CLAIMS

      3.01 ADMINISTRATIVE CLAIMS. Each Holder of an Allowed Administrative Claim, except for Holders of DIP Facility Claims and Bank Adequate Protection Claims, shall receive, in full satisfaction of such Allowed Claim, cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business by a Debtor shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing herein shall be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed, or is subject to ongoing objections in the Bankruptcy Court or other court of competent jurisdiction.

      3.02 TAX CLAIMS. Each Holder of an Allowed Tax Claim shall receive in full satisfaction of such Allowed Tax Claim, at the election of the relevant Debtor, in its sole discretion, either (i) cash equal to the amount of such Claim on the later of (1) the Effective Date, and (2) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim, (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the Applicable Federal Rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim shall have agreed in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan and the Holder of an Allowed Tax Claim shall not assess or attempt to collect such penalty from the Debtors, their Estates, the Trust, Reorganized Venture, or their property.

      3.03 DIP FACILITY CLAIMS. On the Effective Date, in full satisfaction of the DIP Facility Claim, the DIP Facility Lenders shall receive (i) cash in an amount equal to the then outstanding amount of such DIP Facility Claim (including all accrued and all unpaid interest, fees and expenses) plus (ii) a comprehensive release of claims from the Debtors and in favor of each DIP Facility Lender.

      3.04 U.S. TRUSTEE FEES. The United States Trustee's quarterly fees shall be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or before the Effective Date. All fees payable pursuant to 28 U.S.C.Section 1930 will be paid by each of the Reorganized Debtors in accordance therewith until the closing of its respective Case pursuant to Section 350(a) of the Bankruptcy Code.

                                    ARTICLE 4
             TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN

      4.01 CLASSES THAT ARE UNIMPAIRED. Classes 1 and 4 are Unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Allowed Claims in such Classes are conclusively presumed to have accepted the Plan. Nothing herein shall be deemed to accelerate any Debtor's obligation to make payment on account of any Claim in a Class which is Unimpaired under the Plan or affect the timing of payment under applicable non-bankruptcy law. Additionally, the Debtors shall retain all rights to dispute or challenge any Claim asserted hereunder which shall constitute a Claim in a Class that is Unimpaired under the Plan.

      4.02 CLASS 1 - PRIORITY CLAIMS. Unless the Holder of an Allowed Priority Claim and the Debtors agree to a different treatment, each Holder of an Allowed Priority Claim shall receive, in full satisfaction of such Allowed Claim, cash equal to the amount of such Allowed Claim on the latest of (i) the Effective Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and
(iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

      4.03 CLASS 4 - OTHER SECURED CLAIMS. Unless the Holder of an Allowed Other Secured Claim and the Debtors agrees to a different treatment, either (a) the legal, equitable, and contractual rights of Holders of Other Secured Claims shall be reinstated on the Effective Date, or (b) the Debtor shall (i) cure any pre-petition default (other than defaults of the kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Other Secured Claim, (iii) compensate the Holder of an Allowed Other Secured Claim for any damage satisfying Section 1124(2)(c) of the Bankruptcy Code, and (iv) not otherwise alter the legal, equitable or contractual rights to which such Other Secured Claim entitles the Holder. The Debtors' failure to object to such Other Secured Claims in the Case shall be without prejudice to the Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors) when and if such Claims are sought to be enforced by the Holder of the Other Secured Claim. All pre-Petition Date Liens on property of the Debtors held by or on behalf of the Holder of Other Secured Claims with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Holders until, as to each such Holder, the Allowed Claims of such Holder of an Other Secured Claim are paid in full.

                                    ARTICLE 5
              TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

      5.01 IMPAIRED CLASSES. Classes 2, 3, 5, 6, 7, and 8 are Impaired. Holders of Allowed Claims in Classes 2, 3, 5, 6 and 7 are allowed to vote as a Class to accept or reject the Plan. Holders of Class 8 Equity Interests are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

      5.02 ACCEPTANCE BY AN IMPAIRED CLASS. In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

      5.03 CLASS 2 - BANK PRE-PETITION PRIORITY CLAIMS. The Bank Pre-Petition Priority Claims, including all accrued and all unpaid interest, fees and expenses thereon, will be deemed to be Allowed Claims and, in full satisfaction of such Claims, will be paid in full in cash on the Effective Date.

      5.04 CLASS 3 - BANK CLAIMS. The Bank Claims shall be Allowed in an amount equal to the sum of (i) the principal amount of the Bank Claims as of the Petition Date, plus all unpaid interest and fees accrued through the Petition Date, plus (ii) all interest and fees (if any) to which the Pre-Petition Lenders are entitled under Section 506(b) of the Bankruptcy Code. On the Effective Date, in full satisfaction of all of the obligations of the Debtors and the Transferred Winget Entities in respect of the Bank Claims (including all Bank Secured Claims and all Bank Adequate Protection Claims) and the Guaranties, the Disbursing Agent shall distribute to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) and without further notice, application or hearing,
(a) cash in an amount equal to all interest accrued on the Bank Claims through the Effective Date plus all unreimbursed fees and expenses incurred by the Pre-Petition Agent through the Effective Date (regardless of whether such interest and fees are allowed, or allowable, pursuant to Section 506(b) of the Bankruptcy Code), (b) cash in an amount equal to 0.5% of the face amount of the Preferred Membership Interests and the aggregate principal amount of the Bank Senior Notes and the Bank Junior Notes, (c) the Bank Senior Notes, (d) the Bank Junior Notes, and (e) the Preferred Membership Interests. In addition, on the Effective Date: (1) the Pre-Petition Lenders shall be released from any and all claims held by the Debtors, (2) letters of credit outstanding prior to the Petition Date shall be cancelled and/or assumed and deemed issued under the Exit Financing Facility, (3) all pre-petition liens on property of the Debtors held by or on behalf of the Pre-Petition Lenders shall survive the Effective Date and shall secure the obligations evidenced by the Bank Senior Notes and the Bank Junior Notes, but such liens shall be subordinate in priority to the liens granted to secure payment of the Exit Financing Facility and shall be subject to the Subordination Agreement, (4) all Guaranties executed by the Debtors (and their direct and indirect subsidiaries) in favor of the Pre-Petition Lenders shall be replaced by the Guaranties executed in connection with the Restructured Credit Agreement, and (5) the obligations evidenced by the Bank Senior Notes and the Bank Junior Notes shall further be secured by the liens more specifically described in the Restructured Credit Agreement. The Pre-Petition Lenders shall be entitled to retain all payments made to the Pre-Petition Lenders prior to the Effective Date. Guaranties executed by the Transferred Winget

Entities, together with the Liens and security interests granted by the Transferred Winget Entities to secure repayment of such Guaranty obligations, shall be replaced by the Liens, Guaranties and other rights granted to the Pre-Petition Lenders under the Restructured Credit Agreement and the ancillary documents executed in connection therewith. Guaranties executed by the Retained Entities and Winget in favor of the Pre-Petition Lenders, together with the Liens and security interests granted by the Retained Entities and Winget to secure repayment of such Guaranty obligations, shall be released and discharged upon the Effective Date.

      5.05 CLASS 5 - GENERAL UNSECURED CLAIMS. Each Holder of an Allowed Class 5 Claim shall be entitled to receive, in full satisfaction of such Claim, its respective Pro Rata distribution of Trust Assets from the Creditors' Trust (subject to any contractual subordination provisions, including the subordination provisions referenced in Section 8.14 of the Plan). The Trust Assets includes the Creditors' Warrant, which will be valued as follows:

            (a) Each Allowed Claim in Class 5 shall be entitled to receive its Pro Rata share of the Common Membership Interests in Venture Delaware represented by the following formula (the "Warrant Valuation Formula"):

                  (i) Numerator:

                        (A) the sum of (I) Value of Debtors, plus (II) Value of
                  Venture B Assets, to the extent that such sum exceeds the aggregate amount of Allowed Claims in Classes 2 and 3 and other Claims which would have priority over Class 5 Claims. In the event the sum is less than zero, the sum shall be deemed to be zero.

                              Plus:

                        (B) Value of Extinguished Actions.

                  (ii) Denominator: Value of Reorganized Venture

            (b) WARRANT VALUATION PROCEDURES. On or before the hearing on the Disclosure Statement, the Debtors shall file a procedures motion with the Bankruptcy Court describing the procedures by which the Bankruptcy Court shall determine, as necessary, the Value of the Extinguished Actions, Value of the Venture B Assets, Value of Debtors and Value of Reorganized Venture (the "Warrant Valuation Procedures").

      5.06 CLASS 6 - VENDOR SUPPORT CLAIMS. Each Holder of an Allowed Class 5 Claim who (i) provided goods or services to the Debtors prior to the Petition Date, (ii) elects, on its ballot, to agree to a Vendor Support Agreement and
(iii) executes and delivers a Vendor Support Agreement, shall receive, in lieu of the treatment such Claim would otherwise receive as an Allowed General Unsecured Claim, in full satisfaction of such Claim, cash in an amount equal to 50% of its Allowed General Unsecured Claim, which shall be paid in ten (10) monthly installments equal to 5% of such Allowed Claim, beginning on the first Business Day of the 4th full month following the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter until such Allowed Claim is paid 50% of the Allowed

 General Unsecured Claim. In the event, however, that the Bankruptcy Court concludes that the foregoing treatment renders the Plan unfairly discriminatory in relation to other non-accepting classes of unsecured creditors (if any), then Holders of the Vendor Support Claims shall be deemed to be included in (and to receive the treatment prescribed for) Class 5 General Unsecured Claims and their vote in Class 6 shall not count. In addition to their votes in Class 6, Holders of Vendor Support Claims are entitled to vote upon the treatment prescribed for Class 5 General Unsecured Claims and such votes (i) shall be counted in the event that the Class 6 treatment is determined to have rendered the Plan unfairly discriminatory, and (ii) shall not be counted to the extent the Class 6 treatment is approved.

      5.07 CLASS 7 - UNSECURED CONVENIENCE CLAIMS. All Allowed Unsecured Convenience Claims shall be paid not later than 120 days after the Effective Date, in full satisfaction of such Claims, cash equal to 75% of the Allowed Claims.

      5.08 CLASS 8 - EQUITY INTERESTS. On the Effective Date, all of the Class 8 Equity Interests shall be cancelled and shall be deemed to have rejected the Plan.

      5.09 INTERCOMPANY CLAIMS. All Intercompany Claims will, in the sole discretion of the applicable Debtor or Venture Delaware, (a) be preserved and reinstated, (b) be released, waived and discharged as of the Effective Date, or
(c) be contributed to the capital of the obligee corporation.

      5.10 NON-CONSENSUAL CONFIRMATION. In the event that any of Classes 5, 6 or 7 fail to accept the Plan, the Debtors reserve the right (i) to modify the Plan in accordance with Article 14 of the Plan and the Contribution Agreement, and
(ii) to request that the Bankruptcy Court confirm the Plan in accordance with
Section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance by finding that the Plan provides fair and equitable treatment to any impaired Class of Claims voting to reject the Plan.

                                    ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

      6.01 VENTURE DELAWARE FORMATION; CONTRIBUTION OF TRANSFERRED WINGET ENTITIES. On or prior to the Effective Date, Venture Delaware will be organized as a new Delaware limited liability company, the Operating Agreement will be executed and Venture Delaware will become the parent entity of Venture. Subject to and in accordance with the terms and conditions of the Contribution Agreement, the Transferred Winget Entities will be contributed to Venture Delaware and the other transactions contemplated by the Contribution Agreement will occur.

      6.02 AMENDED OPERATING AGREEMENT. On the Effective Date, the operating agreement of Venture shall be amended pursuant to Exhibit A hereto which is by reference incorporated herein.

      6.03 AGREEMENTS ON THE EFFECTIVE DATE. In order to implement the Plan, the Debtors anticipate that the following agreements, among others (each of which shall be a Reorganization Document), will be executed or implemented, on or prior to the Effective Date:

            (a) the Exit Financing Facility;

            (b) the Restructured Credit Agreement;

            (c) the Bank Senior Notes;

            (d) the Bank Junior Notes;

            (e) the Trust Agreement;

            (f) the Contribution Agreement;

            (g) the Creditors' Warrant;

            (h) the Preferred Membership Interests;

            (i) the Common Membership Interests;

            (j) the New Leases;

            (k) the Employment Agreements;

            (l) the Subordination Agreement;

            (m) the Certificate of Formation;

            (n) the Amended Operating Agreement;

            (o) the Operating Agreement;

            (p) the Registration Rights Agreement; and

            (q) all other documents necessary to effectuate the Plan.

      All of the above documents shall be (a) filed by the Debtors with the Bankruptcy Court not later than twenty (20) days before the commencement of the Confirmation Hearing unless otherwise specified herein, and (b) reasonably satisfactory to Winget, the Steering Committee and the Debtors.

      6.04 CANCELLATION OF AGREEMENTS. On the Effective Date, except as specifically provided in this Plan, (a) any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed, contractual, legal, equitable or otherwise) to acquire any of the foregoing, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are reinstated under the Plan, shall be cancelled, and (b) the obligations of or Claims against the Debtors under, relating, or pertaining to any agreements, indenture, or similar document governing any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are reinstated under the Plan, as the case may be, shall be released and discharged.

      6.05 CORPORATE ACTION.

            (a) The Operating Agreement shall, among other things: (i) authorize the issuance of Common Membership Interests, and of Preferred Membership Interests, (ii) prohibit the issuance of nonvoting equity securities, as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificate of incorporation and bylaws as permitted by applicable law and (iii) effectuate the provisions of the Plan, in each case without any further action by the members, managers, stockholders or directors of the Debtors or Venture Delaware.

            (b) On the Effective Date, the execution and delivery of each Reorganization Document and any other document necessary to effectuate the transactions contemplated herein and therein, and all other actions contemplated by the Plan, the Reorganization Documents, or such other documents shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtors or Venture Delaware, and any corporate action required by the Debtors or Venture Delaware in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Venture Delaware. On the Effective Date, the appropriate officers of Venture Delaware and members of the Boards of Reorganized Venture are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, Reorganized Venture.

      6.06 ISSUANCE OF COMMON MEMBERSHIP INTERESTS, PREFERRED MEMBERSHIP INTERESTS, CREDITORS' WARRANT AND OPTION A.

            (a) On the Effective Date, pursuant to the Contribution Agreement and the Plan: (i) Winget shall receive in exchange for his contribution of the Transferred Winget Entities pursuant to the Contribution Agreement, 100% of the Common Membership Interests; (ii) Holders of Claims in Class 3 shall receive 100% of the Preferred Membership Interests; and (iii) the Trustee of the Creditor's Trust will hold the Creditors' Warrant.

            (b) Winget will have an option during the Option A Period to cause Venture Delaware to redeem all outstanding Preferred Membership Interests for the Option A Exercise Price as more specifically set forth in the Operating Agreement.

      6.07 BOARD. Prior to the Conversion Date, the Board of Venture Delaware shall consist of seven (7) members. The Chief Executive Officer will serve as a director. Holders of Common Membership Interests will be entitled to designate three (3) directors, two (2) of whom will be Independent Directors and one (1) of whom shall be Winget or his designee, who will act as Chairman of the Board. Holders of the Preferred Membership Interests will be entitled to designate three (3) directors, each of whom will be Independent Directors. At least three
(3) Business Days prior to the deadline for filing objections to confirmation of the Plan, the Steering Committee and Winget shall file certificates with the Bankruptcy Court identifying those individuals proposed to serve as Board members, or the means by which such individuals will be selected. Each such director shall serve from and after the Effective Date pursuant to the terms of the Certificate of Formation, the Operating Agreement and applicable law. In the event the Preferred Membership Interests have not been redeemed by the Conversion Date, the Holders of the Preferred Membership Interests shall be entitled immediately and until such time as the Preferred Membership Interests are redeemed in full, including accrued and unpaid dividends thereon, to (i) achieve voting control of the Board for all purposes by replacing directors, electing additional directors and/or taking such other steps as shall be satisfactory to the Steering Committee, and (ii) achieve voting control of the voting equity interests of Venture Delaware for all purposes in a manner satisfactory to the Steering Committee.

      6.08 OFFICERS. Venture Delaware's Senior Management (i) shall be acceptable to the Steering Committee and Winget, and (ii) shall become employed by Venture Delaware no later than the Effective Date pursuant to employment agreements, including the Employment Agreements that are reasonably acceptable to the Exit Lenders, the Steering Committee and Winget. The other officers of the Debtors immediately prior to the Effective Date shall serve as the officers of the Reorganized Venture until their successors are duly appointed in accordance with applicable law. Each officer shall serve from and after the Effective Date pursuant to the terms of the Certificate of Formation, the Operating Agreement and applicable law.

      6.09 CONTINUATION OF WORKERS' COMPENSATION PROGRAMS. Upon the Effective Date of the Plan, the Reorganized Debtors shall continue the Michigan Workers' Compensation Program upon approval by the Michigan Bureau of Workers & Unemployment Compensation. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Michigan Workers' Compensation Program. The Reorganized Debtors shall be responsible for all valid claims for benefits and liabilities under the Michigan Workers' Compensation Program regardless of when the applicable injuries occurred. All obligations under the Michigan Workers' Compensation Program shall be paid in accordance with the terms and conditions of Michigan Workers' Compensation Program and the Michigan Workers' Disability Compensation Act and all other applicable laws.

      6.10 POST-EFFECTIVE DATE FINANCING. Reorganized Venture expects to enter into the Exit Financing Facility in order to obtain the funds necessary to: (a) repay the DIP Facility Claims; (b) make other payments required to be made on the Effective Date; and (c) conduct their post-reorganization operations. Documents evidencing the Exit Financing Facility, or commitment letters with respect thereto, shall be filed by the Debtors with the Bankruptcy Court three
(3) Business Days prior to the Confirmation Hearing Date. Notice of any material modification to the Exit Financing Facility or the commitment letters with respect thereto after its filing with the Bankruptcy Court shall be provided to the Pre-Petition Agent, the Post-Petition Agent, Winget and the Creditors' Committee not less than three (3) Business Days prior to the Effective Date and shall require consent thereto as provided in the Contribution Agreement. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Financing Facility in substantially the form filed with the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Facility.

      6.11 PRESERVATION OF CAUSES OF ACTION. In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan and/or the Confirmation Order, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained Actions, but not Winget Actions or Avoidance Actions (which shall be transferred to the Creditors' Trust and preserved for its benefit pursuant to the Plan), and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole discretion, will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions, other than the Avoidance Actions and the Winget Actions. The Reorganized Debtors or any successor may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any Claim, Causes of Action, right of action, suit or proceeding in the Schedules or on Exhibits B and C of the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such Claim, Causes of Action, right of action, suit or proceedings, and the Reorganized Debtors will retain the right to pursue such Claims, Causes of Action, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of the Plan. Notwithstanding the foregoing, the Extinguished Actions are extinguished as of the Effective Date other than for purposes of determining the Value of Extinguished Actions in the Creditors' Warrant.

      6.12 ADMINISTRATION OF THE PLAN.

            (a) After the Effective Date, Reorganized Venture shall perform those responsibilities, duties, and obligations set forth in this Plan, including, without limitation, to prosecute any litigation pertaining thereto and to oversee and govern the continuing affairs and operations of Reorganized Venture on a going forward basis.

            (b) After the Effective Date, Reorganized Venture may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as it may deem necessary, including, without limitation, the Disbursing Agent, to aid it in the performance of its responsibilities pursuant to the terms of the Plan. It shall not be a requirement that any such parties retained by Reorganized Venture be a "disinterested person" (as such term is defined in Section 101(14)) of the Bankruptcy Code, and such retained parties may include Professionals or other Persons who had previously been active in this Case on behalf of the Debtors, any Creditor or other party in interest. The Debtors may pay these Professionals without Bankruptcy Court approval of any of their post-Effective Date fees and expenses.

            (c) The Boards and the management of Reorganized Venture shall perform the duties and obligations imposed on them by the Plan with reasonable diligence and care under the circumstances.

            (d) Reorganized Venture shall be responsible for filing any federal, state, and local tax returns for the Debtors.

            (e) To the extent the manner of performance is not specified, Reorganized Venture will have the discretion to carry out and perform all other obligations or duties imposed on them by the Plan or by law in any manner its respective Board so chooses, as long as such performance is not inconsistent with the intents and purposes of the Plan.

      6.13 EMPLOYMENT AGREEMENTS. On or before the Effective Date, the Employment Agreements shall be entered into by Venture Delaware and approved by the Bankruptcy Court.

      6.14 CONTRIBUTION AGREEMENT. On the Effective Date, the transactions under the Contribution Agreement shall have closed in accordance with the terms thereof.

      6.15 SUBSTANTIVE CONSOLIDATION. On the Effective Date Estates shall be substantively consolidated, but only for the purposes of (1) treatment of and making distributions to Holders of Claims under the Plan, (2) voting under the Plan, and (3) filing Claims. For such limited purposes, and provided that the Pre-Petition Lenders have voted to accept the Plan, on the Effective Date, (a) all obligations under guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed satisfied in full by the treatment of such Class of Claims or Interests in the Plan; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Case shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors. Except as set forth above, such substantive consolidation will not (other than for purposes related to the Plan)
(a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the restructuring transactions contemplated by the Plan, and (b) except as otherwise stated in the Plan, affect Intercompany Claims.

      6.16 CONTINUATION OF BUSINESS. On and after the Effective Date, Reorganized Venture shall continue to engage in the Debtors' business, including, without limitation, performing under all purchase orders existing as of the Effective Date. Reorganized Venture retains all claims, defenses, counterclaims and offsets with respect to such purchase orders in existence as of the Effective Date.

      6.17 DISBANDING OF CREDITORS COMMITTEE. On the Effective Date, the Creditors' Committee will be disbanded. Neither Reorganized Venture nor the Creditors' Trust will be responsible for any fees or expenses of the Creditors' Committee, or of its professionals and agents, incurred after the Effective Date unless otherwise ordered by the Bankruptcy Court.

                                    ARTICLE 7
                                CREDITORS' TRUST

      7.01 APPOINTMENT OF TRUSTEE. The Trustee for the Creditors' Trust shall be appointed on the Effective Date. A notice shall be filed no later than the ten
(10) days prior to the Confirmation Hearing Date designating the Person who is selected to serve as Trustee.

      7.02 CREATION OF CREDITORS' TRUST. On the Effective Date, the Creditors' Trust shall be established for the benefit of all Class 5 Creditors and become effective without further order of the Bankruptcy Court. The Class 5 Claims shall be satisfied by delivery of the Trust Assets to the Creditors' Trust. The Bankruptcy Court shall retain jurisdiction for purposes of determining the value of the Creditor's Warrant in accordance with Section 5.05 of the Plan.

      7.03 TRANSFER OF TRUST ASSETS. On the Effective Date, the Trust Assets, without further act or deed of the Trustee or the Bankruptcy Court, shall be transferred from the Estates to the Creditors' Trust, free and clear of all Liens, Claims and interests and shall become the corpus of the Creditors' Trust. On the Effective Date, the Debtors are authorized to, and shall execute and deliver such instruments and other documents as are necessary, appropriate or deemed advisable by the Trustee to transfer title to the Trust Assets to the Creditors' Trust.

      7.04 AUTHORITY. The Trustee shall have full authority, subject to the direction of the Oversight Committee, to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate the Trust Assets, make distributions to General Unsecured Creditors, and settle any Winget Actions or Avoidance Actions. Upon such assignment, the Trustee, on behalf of the Creditors' Trust, will assume and be responsible for any responsibilities, duties and obligations of the Debtors with respect to the subject matter of the assignments, and the Debtors and the Reorganized Debtors will have no further rights or obligations with respect thereto.

      7.05 INTERESTS IN CREDITORS' TRUST. Interests in the Creditors' Trust shall be uncertificated and shall be non-transferable except by operation of law. Holders of interests in the Creditors' Trust shall have no voting rights with respect to such interests. The Creditors' Trust will have a term of three
(3) years from the Effective Date, without prejudice to the rights of the Oversight Committee to extend such term conditioned upon the Creditors' Trust not then becoming subject to the Exchange Act or changing its tax status. The terms of the Trust Agreement may be amended by the Trustee or the Debtors to the extent necessary to ensure that the Creditors' Trust will not become subject to the Exchange Act.

      7.06 EMPLOYMENT OF PROFESSIONALS. The Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

      7.07 TAX STATUS. For federal income tax purposes, it is intended that the Creditors' Trust be classified as a liquidating trust under Department of Treasury Regulations Section 301.7701-4 and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Creditors' Trust.

      7.08 WINGET ACTIONS. Winget and the Oversight Committee shall negotiate in good faith to resolve the Winget Actions for 90 days after the Effective Date. If settlement is not reached, the Oversight Committee and Winget shall select a mutually satisfactory arbitrator who shall recommend a resolution after non-binding arbitration. In the event that the non-binding arbitration does not result in agreement of the parties, the Trustee, upon direction from the Oversight Committee, shall have the authority to pursue the Winget Actions as the Trustee deems appropriate, and the Bankruptcy Court shall retain jurisdiction to hear any such actions.

      7.09 EXPENSES OF CREDITORS' TRUST; COMPENSATION AND REIMBURSEMENT OF OVERSIGHT COMMITTEE. All costs and expenses associated with the administration of the Creditors' Trust shall be the sole responsibility of, and paid by, the Creditors' Trust. The Trustee shall receive, from the Creditors' Trust, reasonable compensation for services rendered. The Trustee shall also be reimbursed by the Creditors' Trust for all out-of-pocket expenses reasonably and necessarily incurred in the performance of its duties hereunder and under the Trust Agreement. The members of the Oversight Committee shall not be entitled to receive compensation for their services, but they shall be reimbursed by the Creditors' Trust for all out-of-pocket expenses reasonably incurred in the performance of their duties hereunder and under the Trust Agreement. All compensation and reimbursement shall be paid from Trust Assets.

      7.10 COOPERATION; ACCESS. Reorganized Venture shall reasonably cooperate with the Trustee in pursuing Avoidance Actions and Winget Actions and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Creditors' Trust to enable the Trustee to perform the Trustee's duties under the Trust Agreement. Reorganized Venture shall not be required to incur any expenses in connection with the Creditors' Trust absent reimbursement from the Creditors' Trust. The Bankruptcy Court retains jurisdiction to determine the reasonableness of a request of assistance and/or a related expenditure. Any requests for assistance shall not interfere with Reorganized Venture's business operations.

      7.11 INDEMNIFICATION; EXCULPATION. The Trustee and each member of the Oversight Committee shall be indemnified from the Trust Assets to the fullest extent permitted by law against any liability, damage or expense arising out of or resulting from or related to, any act taken or omitted, so long as such liability, damage or expense does not result from willful fraud, willful misconduct, bad faith or gross negligence. The Trustee, the members of the Oversight Committee, and their attorneys, employees, accountants, consultants or agents, shall (i) not have or incur any liability to any Person or entity for any act or omission in connection with, or arising out of, the administration of this Plan or the property to be distributed under this Plan, except if such act or omission is determined by a Final Order to reflect bad faith or to constitute willful misconduct or gross negligence, (ii) be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan, and (iii) be fully protected in acting, or in refraining from acting, in accordance with such advice; provided, however, nothing contained herein shall relieve the Creditors' Trust from its duties and responsibilities to make the payments required under this Plan.

      7.12 THE OVERSIGHT COMMITTEE.

            (a) The Oversight Committee shall be appointed on the Effective Date. On or before the date that is ten (10) days prior to the Confirmation Hearing Date, a notice shall be filed with the Bankruptcy Court identifying the members of the Oversight Committee. The Oversight Committee may adopt such bylaws as it may deem appropriate. The Trustee shall consult regularly with the Oversight Committee when carrying out the purpose and intent of the Creditors' Trust.

            (b) In the case of an inability or unwillingness of any member of the Oversight Committee to serve, such member shall be replaced by designation of the remaining members of the Oversight Committee. If any position on the Oversight Committee remains vacant for more than thirty
      (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Oversight Committee.

            (c) Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Oversight Committee shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

            (d) The Oversight Committee may, by majority vote, approve all settlements of the Winget Actions and the Avoidance Actions which the Trustee may propose, subject to Bankruptcy Court approval of such settlements after notice and a hearing, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Winget Action or Avoidance Action if the Oversight Committee fails to act on a proposed settlement of such Claim within fifteen (15) days of receiving notice of such proposed settlement by the Trustee.

            (e) The Oversight Committee may, by majority vote, authorize the Trustee to invest the Trust Assets in prudent investments other than those described in Section 345 of the Bankruptcy Code.

            (f) The Trustee may be removed in accordance with the Trust
      Agreement

      7.13 DISTRIBUTION OF TRUST ASSETS. The cash proceeds of Trust Assets shall be used first to pay the expenses of the Trust, the Trustee and the Oversight Committee and the costs and expenses of the Trustee and the Trustee's professionals. Thereafter, the cash proceeds of the Trust Assets shall be distributed to Holders of Claims in accordance with their interests in the Creditors' Trust as set forth in this Plan at least annually beginning with the second calendar quarter after the Effective Date. The Trustee shall not be required to make any such annual distribution in the event that the aggregate proceeds and income available for distribution to Holders of Claims is not sufficient, in the Trustee's discretion (after consultation with the Oversight Committee), to make a distribution at that time. The Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the Creditors' Trust.

                                   ARTICLE 8

                       PROVISIONS GOVERNING DISTRIBUTIONS

      8.01 DISBURSEMENTS. The Disbursing Agent will make all distributions required under this Plan except with respect to (i) the Creditor's Trust which shall be made by the Trustee and (ii) the Claims of the Pre-Petition Lenders, which distributions shall be made by the Disbursing Agent to the Pre-Petition Agent. Distributions shall be made at the times provided herein or as otherwise ordered by the Bankruptcy Court. Notwithstanding anything herein to the contrary, the Trustee shall not distribute the Creditors' Warrant or any Common Membership Interests obtained upon exercise of the Creditors' Warrant absent consent of the Venture Delaware, Winget and the holders of the Preferred Membership Interests.

      8.02 NO INTEREST ON CLAIMS OR INTERESTS. Unless otherwise specifically provided for in this Plan, Confirmation Order or the DIP Facility, post-Petition Date interest shall not accrue or be paid on Claims or Interests, and no Holder of any Claim or Interest shall be entitled to interest accruing on or after the Petition Date.

      8.03 CLAIMS ADMINISTRATION RESPONSIBILITY.

            (a) REORGANIZED DEBTORS. The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving, subject to Bankruptcy Court approval, with respect to all Claims against the Debtor.

            (b) FILING OF OBJECTIONS. Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline.

      8.04 DELIVERY OF DISTRIBUTIONS. Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the proofs of claim filed by such Holders (or at the last known addresses of such Holders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address. If any Creditor's distribution is returned as undeliverable, no further distribution to such Creditor shall be made unless and until the Disbursing Agent is notified of such Creditor's then-current address, at which time all missed distributions shall be made to such Creditor without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors or the Creditors' Trust, as applicable, until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors or the Creditors' Trust, as applicable, and not claimed within six (6) months of return shall be distributed to the other Creditors of the Class of which the Creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. Upon such reversion, the Claim of any Creditor or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Disbursing Agent or the Trustee to attempt to locate any Creditor holding an Allowed Claim.

      8.05 PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS.

            (a) NO DISTRIBUTION PENDING ALLOWANCE. No distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

            (b) DISTRIBUTION RESERVE. The Disbursing Agent, after consultation with Reorganized Venture, or the Trustee, after consultation with the Oversight Committee, will create a reserve from the property to be distributed by them under the Plan.

            (c) DISTRIBUTION AFTER ALLOWANCE. Payments and distributions from any reserve created under Section 8.05(b) of the Plan to a Creditor on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern distributions to such Creditor.

      8.06 MANNER OF CASH PAYMENTS UNDER THE PLAN. Any cash payment to be made by the Disbursing Agent or the Trustee pursuant to the Plan may be made by a check or wire transfer on a United States bank selected by the Disbursing Agent or the Trustee; provided, however, that payments made to foreign Holders of Allowed Claims may be paid, at the option of the Disbursing Agent or the Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

      8.07 DELIVERY OF OLD SUBORDINATED NOTES AND OLD SENIOR NOTES. Prior to being entitled to receive any distribution provided for under the Plan, the Indenture Trustee or the Holders of Old Subordinated Notes or Old Senior Notes shall deliver to the Trustee the certificates or other instruments evidencing such Old Senior Notes and Old Subordinated Notes.

      8.08 DIRECTION TO PARTIES. From and after the Effective Date, the Disbursing Agent, the Trustee, Reorganized Venture may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code.

      8.09 SETOFFS. The Reorganized Debtors, the Disbursing Agent or the Trustee may, pursuant to Section 553 of the Bankruptcy Code, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, all claims, rights, and causes of action of any nature that any such Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor of any such claims, rights, and causes of action that the Debtor may possess against such Holder.

      8.10 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized Venture, the Creditors' Trust or any other Person or entity pursuant to this Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. The Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

      8.11 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all distributions hereunder, the Disbursing Agent and the Trustee shall comply with all applicable tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent and the Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Holder of an Allowed Claim or Interest that is to receive a distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

      8.12 NO FRACTIONAL DISTRIBUTIONS. No fractional shares or amounts of Common Membership Interests or Preferred Membership Interests will be issued or distributed under the Plan. Each Person entitled to receive Common Membership Interests or Preferred Membership Interests will receive the total whole number of Common Membership Interests or Preferred Membership Interests to which such Person is entitled. Whenever any distributions to a Person would otherwise call for distribution of a fraction of a Common Membership Interests or Preferred Membership Interests, the actual distribution of such security will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional new securities that are rounded down. The total number of new securities to be distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, the Disbursing Agent nor the Servicer will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

      8.13 CLOSING OF THE CASE. As soon as practicable after the Effective Date, the Bankruptcy Court shall close all of the Cases, except that the case captioned In re Venture Holdings Company, LLC., bearing case number 03-48939, shall remain open. After the Estate has been fully administered, the Bankruptcy Court will close the Chapter 11 Case in accordance with Section 350 of the Bankruptcy Code. Any monies remaining in the Estate at the time the Chapter 11 Case is closed shall revert to the Reorganized Debtors.

      8.14 CONTINUED ENFORCEMENT OF SUBORDINATION PROVISIONS. The Trustee shall comply with any request by the Indenture Trustee to enforce the subordination provisions under the Old Subordinated Notes for the benefit of Holders of the Old Senior Notes by remitting distributions otherwise payable to Holders of the Old Junior Notes, Pro Rata, to Holders of Old Senior Notes.

                                   ARTICLE 9

                               EXECUTORY CONTRACTS

      9.01 ASSUMPTION OF EXECUTORY CONTRACTS. As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts (including all insurance contracts providing coverage to the Debtors' directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors (to the extent such policies are Executory Contracts)) will be deemed assumed by the relevant Debtor and retained by Venture Delaware or such Debtor, as appropriate, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Confirmation Date which is later granted by the Bankruptcy Court, or (iii) which are identified on Exhibit I attached hereto, which shall be deemed rejected as of the Confirmation Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to Sections 365(a) and 1123 of the Bankruptcy Code, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to this Article 9 shall revest in and be fully enforceable by Venture Delaware or the relevant Reorganized Debtor, as appropriate, in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, (iii) applicable federal law, or (iv) agreement of the parties to such Executory Contracts.

      9.02 CURE OF DEFAULTS OF ASSUMED EXECUTORY CONTRACTS. Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by the relevant Debtor, by payment of the default amount (as such amount has been agreed upon by Venture Delaware, or in the event of a dispute regarding such default amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in cash on or before thirty (30) days after the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Venture Delaware, the relevant Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. The relevant Debtor shall provide notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the amount of any default amount owed under the applicable Executory Contract on or before 30 days after the date of entry of the Confirmation Order. Any non-Debtor party that fails to respond or object within fifteen (15) days after the date of such notice of proposed default amount owed shall be deemed to have consented to such proposed amount.

      9.03 REJECTION CLAIMS. Each Person who is a party to an Executory Contract rejected pursuant to this Article 9 shall be entitled to file, not later than thirty (30) days after the Confirmation Date, a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim shall be forever barred and shall not be enforceable against Reorganized Venture, the Trustee, any Debtor or the Estates. The Bankruptcy Court shall retain jurisdiction to determine any objections to Rejection Claims.

      9.04 CLASSIFICATION OF REJECTION CLAIMS. Except as otherwise provided under the Plan, Rejection Claims against any Debtor shall be treated as Allowed General Unsecured Claims against such Debtor to the extent they are treated as Allowed Claims, and shall be satisfied in accordance with the Plan and the Confirmation Order.

                                   ARTICLE 10
             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

      10.01 CONDITIONS PRECEDENT TO CONFIRMATION. The following are conditions precedent to the Confirmation of the Plan:

            (a) The Bankruptcy Court shall have approved Disclosure Statement.

            (b) The Confirmation Order shall be in form and substance as provided for in the Contribution Agreement.

            (c) The Contribution Agreement shall be in full force and effect without modification except as permitted thereby.

      10.02 CONDITIONS PRECEDENT TO EFFECTIVENESS. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur, and the Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied or waived, in accordance with Section 10.04, in writing by the Debtors:

            (a) The Confirmation Order shall have been entered and shall not have been vacated or stayed.

            (b) The closing and an initial funding shall have occurred under the Exit Financing Facility and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof.

            (c) All Reorganization Documents shall have been delivered and all conditions precedent thereto shall have been satisfied or waived;

            (d) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived;

            (e) The Contribution Agreement shall be in full force and effect and no party thereto shall be in breach or default of the terms thereof;

            (f) The Steering Committee, Winget, Venture Delaware and the Pre-Petition Agent shall have approved the terms of the Employment Agreement;

            (g) The Debtors shall have sufficient cash to make distributions required under the Plan on the Effective Date, including, but not limited to, the cash payment to the Pre-Petition Lenders and the DIP Facility Claim; and

            (h) The Warrant Valuation Procedures shall be approved by the Bankruptcy Court.

      10.03 EFFECT OF FAILURE OF CONDITIONS TO EFFECTIVE DATE. In the event that one or more of the conditions set forth in Section 10.02 has not occurred or duly been waived by the Debtors, Winget and the Steering Committee pursuant to
Section 10.04 of the Plan on or before One Hundred Twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though Confirmation never occurred, and (d) the parties' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other person in any further proceeding involving any Debtor.

      10.04 WAIVER OF CONDITIONS. The Debtors may (with the consent of Winget and the Steering Committee), but shall have no obligation to, waive any conditions set forth in Section 10.02, without notice and without leave of or order of the Bankruptcy Court. To be effective, any such waiver shall be in writing and signed by the Debtors, or shall be a stipulation on the record in this Case of which a transcript is made.

                                   ARTICLE 11
                         TITLE TO PROPERTY AND RELEASES

      11.01 VESTING OF PROPERTY. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, (a) the Debtors shall continue to exist as the Reorganized Debtors, with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Estates, wherever situated, shall vest in the relevant Reorganized Debtor, as appropriate, subject to the provisions of the Plan and the Confirmation Order. Thereafter, Reorganized Venture may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. After the Effective Date, all property retained by Reorganized Venture pursuant hereto shall be free and clear of all Claims, debts, Liens, security interests, encumbrances, and interests, except as contemplated hereby and except for the obligation to perform according to the Plan and the Confirmation Order.

      11.02 DISCHARGE AND INJUNCTION. Except as may otherwise be provided herein or in the Confirmation Order, the rights afforded and the payments and distributions to be made under the Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and Interests of any kind, nature, or description whatsoever against the Debtors, the Reorganized Venture, their Assets, property or their Estates, and shall effect a full and complete release, discharge, and termination of all Liens, security interests, or other claims, interests, or encumbrances upon all of the Debtors' Assets and property. Further, all Persons are precluded from asserting, against any of the Debtors or Reorganized Venture, or any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, causes of action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided for in the Plan, or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is Allowed; or (c) the Holder of a Claim based upon such debt has accepted the Plan. Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Allowed Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against Reorganized Venture or any Debtor, or their successors, or the Assets, any of the following actions on account of such Allowed Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against Reorganized Venture, any of the Debtors, or the property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against Reorganized Venture, the Debtors or any of the property to be distributed under the terms of the Plan, other than as permitted under sub-paragraph (a) above; (c) creating, perfecting, or enforcing any Lien or encumbrance against property of Reorganized Venture, any of the Debtors, or any property to be distributed under the terms of the Plan; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any Debtor, Reorganized Venture, the Assets or any other property of the Debtors, Reorganized Venture, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

      11.03 NO WAIVER OF DISCHARGE. Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by
Section 1141 of the Bankruptcy Code.

      11.04 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided in the Plan, all injunctions or stays provided for in this Case pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date, at which time they are replaced with the injunction set forth in Section 11.02 herein.

      11.05 RELEASE BY DEBTORS.

            (a) On the Effective Date, the Debtors, hereby waive, release, and discharge all of the Debtors' shareholders, members, directors and officers, employees, agents, managers, advisors, attorneys or representatives (in their capacity as such and in no other capacity) (the "Released Parties"), from all liability based upon any act or omission related to post-petition service with, for, or on behalf of the Debtors or their

      Affiliates through and including the Effective Date. The immediately preceding sentence shall not, however, apply to (i) any indebtedness of any Person to any Debtor for money borrowed by such Person, (ii) any setoff or counterclaim that a Debtor may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against such Debtor, (iii) any garnishments; and (iv) any of the Retained Actions.

            (b) Notwithstanding any provision of the Plan to the contrary, the releases contained in this Section 11.05 shall not be construed as or operate as a release of, or limitation on objections to, Claims.

      11.06 PRESERVATION OF INSURANCE. Notwithstanding anything provided herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against a Debtor or any other Person.

                                   ARTICLE 12
                     MODIFICATION AND RESERVATION OF RIGHTS
                    IN THE EVENT OF NONACCEPTANCE OF THE PLAN

      Each Debtor hereby reserves the right to request that the Bankruptcy Court confirm the Plan over the objection of any Impaired Class in accordance with the applicable provisions of Section 1129(b) of the Bankruptcy Code. In the event that any Impaired Class or Classes of Allowed Claims shall not accept the Plan, upon the written request of the Debtors filed with the Bankruptcy Court, the Plan shall be modified, revised, and amended to provide such treatment as set forth in such request, to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article.

                                   ARTICLE 13
                            RETENTION OF JURISDICTION

      13.01 CLAIMS AND CAUSES OF ACTIONS. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over this Case as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court shall also expressly retain jurisdiction: (a) to hear and determine all Claims against the Debtors; and (b) to enforce all Causes of Action that may exist on behalf of any Debtor.

      13.02 RETENTION OF ADDITIONAL JURISDICTION. Following the Effective Date, the Bankruptcy Court shall retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims that have been Allowed, and the determination of such objections as may be filed to any Claims, including Section 502(c) of the Bankruptcy Code proceedings for estimation of Claims. The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

            (a) to determine all questions and disputes regarding title to the Assets of the Debtors, all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any Debtor and any other party, including, without limitation, the Winget Actions, the Avoidance Actions, the Extinguished Actions, and any other right to recover assets pursuant to the provisions of the Bankruptcy Code;

            (b) to modify the Plan after the Confirmation Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

            (c) to enforce and interpret the terms and conditions of the Plan;

            (d) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

            (e) to enter an order closing this Case;

            (f) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

            (g) to determine the allowance of Claims;

            (h) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

            (i) to determine any applications or motions pending on the Effective Date for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

            (j) to determine any and all motions, applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

            (k) to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court;

            (l) to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan;

            (m) to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against any Debtor arising under or in connection with the Plan;

            (n) to issue such orders in aid of execution of the Plan as may be authorized by Section 1142 of the Bankruptcy Code;

            (o) to hear and determine the Warrant Valuation Procedures and any other matters related to the Creditors' Warrant

            (p) to adjudicate any and all disputes relating to the Creditors' Trust, including, without limitation, the distribution of the Trust Assets; and

            (q) to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

      13.03 FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction, or is otherwise without jurisdiction over any matter arising out of this Case, including the matters set forth in this Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

      14.01 GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of the Reorganization Documents and any other contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without giving effect to the principles of conflicts of law thereof.

      14.02 REVOCATION OR WITHDRAWAL OF THE PLAN. The Debtors, with the consent of the Steering Committee and Winget, reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors so revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person or to prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor.

      14.03 SUCCESSORS AND ASSIGNS. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

      14.04 TIME. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

      14.05 MODIFICATION OF THE PLAN AND AMENDMENTS. Subject to any limitations in the Contribution Agreement, the Debtors may alter, amend, or modify the Plan or any exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing subject to the prior consent of the Steering Committee. Subject to any limitations in the Contribution Agreement, after the Confirmation Date and prior to the Effective Date, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, subject to the prior consent of the Steering Committee.

      14.06 NO PENALTY OR LATE CHARGES. Except as expressly stated in the Plan, or allowed by a Final Order of the Bankruptcy Court, no interest, penalty or late charge is to be allowed on any Claim subsequent to the Petition Date.

      14.07 PROFESSIONALS' FEES. No Professionals' Fees shall be paid with respect to any Claim or Interest except as specified herein or as allowed by a Final Order of the Bankruptcy Court. All final applications for Professional Fees for services rendered in connection with these Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than ninety
(90) days after the Effective Date.

      14.08 AMOUNTS OF CLAIMS. All references to Claims and amounts of Claims refer to the amount of the Allowed Claim; provided, however, that Claims that have been objected to and that have not been Allowed or disallowed prior to the day set for return of ballots shall be voted and counted at the amount of the Claim, unless a proceeding to estimate the Claim is brought before the Bankruptcy Court. The Debtors and other interested parties reserve the right, both before and after Confirmation, to object to Claims so as to have the Bankruptcy Court determine or estimate the Allowed amount of such Claim under the Plan.

      14.09 EXCULPATION. The Debtors, Venture Delaware, the Indenture Trustee, the Pre-Petition Agent, the Post-Petition Agent, the Steering Committee (and each of its members), Winget and their respective shareholders, members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any Person for any act or omission made in good faith in connection with, or arising out of the Plan, (and any Bankruptcy Court orders related thereto), the Reorganization Documents, the solicitation of votes for the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for fraud, bad faith, willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however that nothing in this Section
14.09 shall in no way alter or relieve Winget of any obligations under the Contribution Agreement or the Winget Actions.

      14.10 SECURITIES LAW MATTERS. It is an integral and essential element of the Plan that the issuance of Common Membership Interests and Preferred Membership Interests pursuant to the Plan shall be exempt from registration under the Securities Act, pursuant to Section 1145 of the Bankruptcy Code and from registration under state securities laws. Any such securities issued to an "affiliate" of the Debtors within the meaning of the Securities Act or any Person the Debtors reasonably determines to be an "underwriter," and which does not agree to resell such securities only in "ordinary trading transactions," within the meaning of Section 1145(b)(1) of the Bankruptcy Code shall be subject to such transfer restrictions and bear such legends as shall be appropriate to ensure compliance with the Securities Act. Nothing in the Plan is intended to preclude the Securities and Exchange Commission from exercising its police and regulatory powers relating to the Debtors or any other entity.

      14.11 RULES OF INTERPRETATION. For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan;
(v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

      14.12 SEVERABILITY. Except as to terms which, if unenforceable, would frustrate the overall purposes of the Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

      14.13 IMPLEMENTATION. The Debtors shall take all steps, and execute all documents including appropriate releases, necessary to effectuate the provisions contained in the Plan.

      14.14 INCONSISTENCY. In the event of any inconsistency between the Plan and the Disclosure Statement, the provisions of the Plan shall govern, and in the event of any inconsistency between the Plan and any Reorganization Document, the provisions of the Plan shall govern.

      14.15 SERVICE OF DOCUMENTS. Any pleading, notice or other document required by the Plan to be served on or delivered to the following parties shall be sent by first class U.S. mail, postage prepaid to:

Venture Delaware:                         with copies to:

Venture Holdings Company, LLC             Foley & Lardner
33662 James J. Pompo Dr.                  150 W. Jefferson, Suite 1000
P.O. Box 278                              Detroit, MI  48226
Fraser, MI 48026                          Attn:  Judy A. O'Neill, Esq.
Attn:  James E. Butler, Jr.                      Laura J. Eisele, Esq.

Winget:                                   with copies to:

Mr. Larry Winget                          Greenberg Traurig, PC
33662 James J. Pompo Dr.                  77 West Wacker Drive, Suite 2500
Fraser, MI 48026-0278                     Chicago, IL 60601
                                          Attn:  Nancy Mitchell,Esq.
                                                 Nancy Peterman, Esq.

                                          and

                                          Allard & Fish PC
                                          2600 Buhl Building
                                          535 Griswold St.
                                          Detroit, MI 48226
                                          Attn:  Ralph McKee, Esq.

Pre-Petition Agent:                       with copies to:

Bank One, N.A.                            Sidely Austin Brown & Wood LLP
One Bank One Plaza                        Bank One Plaza
Chicago, IL 60170                         Chicago, IL 60603
Attn:  Linda Thompson                     Attn:  Larry J. Nyhan, Esq.

Creditors' Committee:                     with copies to:

AIG Global Investment Corp.               Akin Gump Strauss Hauer & Feld LLP
1999 Avenue of the Stars, 34th Fl.        590 Madison Avenue
Los Angeles, CA 90067                     New York, NY 10022
Attn:  Thomas Musante, Chairperson        Attn:  Fred S. Hodera, Esq.

                                          and

                                          Pepper Hamilton, LLP
                                          100 Renaissance Center, Suite 3600
                                          Detroit, MI 48243-7110
                                          Attn:  I. William Cohen, Esq.

      14.16 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Person with respect to any matter set forth herein.

      14.17 FILING OF ADDITIONAL DOCUMENTS. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

      14.18 SUBSTANTIAL CONSUMMATION. Substantial consummation of the Plan under
Section 1101(2) of the Bankruptcy Code shall not be deemed to occur, the Case shall remain open and not be deemed fully administered, and no final decree closing this Case shall be entered pursuant to Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, until the Effective Date, at the earliest.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

VENTURE HOLDINGS COMPANY LLC                VENTURE INDUSTRIES CORPORATION



By:          James E. Butler                By:         James E. Butler
   ---------------------------------           ---------------------------------
          An Authorized Officer                      An Authorized Officer




VEMCO, INC.                                 VENTURE LEASING COMPANY



By:          James E. Butler                By:         James E. Butler
   ---------------------------------           ---------------------------------
          An Authorized Officer                      An Authorized Officer




VENTURE MOLD & ENGINEERING CORPORATION      VENTURE HOLDINGS CORPORATION



By:          James E. Butler                By:          James E. Butler
   ---------------------------------           ---------------------------------
          An Authorized Officer                       An Authorized Officer




VEMCO LEASING, INC.                         EXPERIENCE MANAGEMENT LLC



By:          James E. Butler                By:          James E. Butler
   ---------------------------------           ---------------------------------
          An Authorized Officer                       An Authorized Officer




VENTURE SERVICE COMPANY                     VENTURE EU CORPORATION



By:          James E. Butler                By:         James E. Butler
   ---------------------------------           ---------------------------------
          An Authorized Officer                      An Authorized Officer




VENTURE EUROPE, INC.



By:          James E. Butler
   ---------------------------------
          An Authorized Officer

          Submitted by:



          /s/ Laura J. Eisele
             -----------------------

          Foley & Lardner
          Judy A. O'Neill (P32142)
          Laura J. Eisele (P42949)
          150 West Jefferson, Suite 1000
          Detroit, Michigan 48226

          Counsel for Debtors and Debtors-in-Possession

                                    EXHIBIT A

                       FORM OF AMENDED OPERATING AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE


                               Exhibit A - Page 1

                                    EXHIBIT B

                                AVOIDANCE ACTIONS

                     TO BE FILED BY THE EXHIBIT FILING DATE


                               Exhibit B - Page 1

                                    EXHIBIT C

                                CAUSES OF ACTION

                     TO BE FILED BY THE EXHIBIT FILING DATE


                               Exhibit C - Page 1

                                    EXHIBIT D

                             CONTRIBUTION AGREEMENT


                               Exhibit D - Page 1

                             CONTRIBUTION AGREEMENT

                                      among

              LARRY J. WINGET AND THE LARRY J. WINGET LIVING TRUST,

                       THE OTHER TRANSFERORS NAMED HEREIN,

                                       and

                          VENTURE HOLDINGS COMPANY LLC

                          AND ITS DOMESTIC SUBSIDIARIES

                         Dated as of September 22, 2003

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.......................................................2
  Section 1.1  Definitions...................................................2
ARTICLE II  CONTRIBUTION OF ASSETS..........................................10
  Section 2.1  Contribution of Equity Interests and Transferred Assets......10
ARTICLE III  ASSUMPTION OF LIABILITIES......................................10
  Section 3.1  Assumed Liabilities..........................................10
ARTICLE IV  CONSIDERATION AND PAYMENT.......................................11
  Section 4.1  Consideration................................................11
ARTICLE V  RECEIVABLES......................................................11
  Section 5.1  Related Party Receivables and Payables.......................11
ARTICLE VI  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRANSFERORS....11
  Section 6.1  Representations and Warranties of the Transferors............11
  Section 6.2  Covenants of the Transferors.................................24
ARTICLE VII  REPRESENTATIONS, WARRANTIES AND COVENANTS OF VENTURE
  HOLDINGS..................................................................29
  Section 7.1  Representations and Warranties of Venture Holdings...........29
  Section 7.2  Venture Holdings Covenants...................................30
ARTICLE VII-A  MUTUAL COVENANTS OF THE PARTIES..............................30
  Section 7.1A  Mutual Covenants............................................30
ARTICLE VIII  LEASE ESCROW..................................................32
  Section 8.1  Leases.......................................................32
ARTICLE IX  CONDITIONS TO CLOSING...........................................33
  Section 9.1  Joint Conditions to the Obligations of the Transferors
  and Venture Holdings......................................................33
  Section 9.2  Conditions to Obligations of the Transferors.................34
  Section 9.3  Conditions to Obligations of Venture Holdings................35
ARTICLE X  TERMINATION......................................................37
  Section 10.1  Termination.................................................37
  Section 10.2  Effect of Termination.......................................38
ARTICLE XI  INDEMNIFICATION.................................................38
  Section 11.1  Indemnification from the Transferors........................38
  Section 11.2  Limitations on Transferors' Indemnification Obligations.....39
  Section 11.3  Indemnification from Venture Holdings.......................40
  Section 11.4  Mitigation..................................................40
  Section 11.5  Calculation of Losses.......................................40
  Section 11.6  Procedures Relating to Indemnification for Third Party
  Claims....................................................................40
  Section 11.7  Other Claims................................................41
  Section 11.8  Knowledge...................................................42
ARTICLE XII  MISCELLANEOUS PROVISIONS.......................................42
  Section 12.1  Amendment...................................................42
  Section 12.2  Survival of Representations, Warranties and Agreements......42
  Section 12.3  Access to Records After Closing Date; Disposal of
  Records...................................................................42
  Section 12.4  Governing Law...............................................42
  Section 12.5  Notices.....................................................42

  Section 12.6  Severability of Provisions..................................44
  Section 12.7  Assignment..................................................44
  Section 12.8  Further Assurances..........................................44
  Section 12.9  No Waiver; Cumulative Remedies..............................45
  Section 12.10  Specific Performance.......................................45
  Section 12.11  Counterparts...............................................45
  Section 12.12  Binding Effect; Third-Party Beneficiaries..................45
  Section 12.13  Merger and Integration.....................................45
  Section 12.14  Consent to Jurisdiction....................................46
  Section 12.15  Headings...................................................46
  Section 12.16  Tax Matters................................................46
  Section 12.17  Release....................................................47
  Section 12.18  Schedules and Exhibits.....................................48
  Section 12.19  Plan to Control............................................48

                                  EXHIBIT LIST

Exhibit A - Winget Entities
Exhibit B - Transferring Winget Entities
Exhibit C - [Intentionally Omitted]
Exhibit D - Retained Property (including Retained Entities)
Exhibit E - Transferred Winget Entities
Exhibit F - Transferred Assets
Exhibit G - [Intentionally Omitted]
Exhibit H - Harper Lease
Exhibit I - Masonic Lease
Exhibit J - Equipment Usage Agreement
Exhibit K - Escrow Agreement
Exhibit L - Form of Confirmation Order
Exhibit M - Employment Agreement
Exhibit N - Form of Operating Agreement

                                    SCHEDULES

Schedule 1.1    -    Permitted Liens
Schedule 4.1    -    Allocation of Winget Interests
Disclosure Schedule

                             CONTRIBUTION AGREEMENT

      This CONTRIBUTION AGREEMENT, dated as of September 22, 2003 (the "Agreement"), is made among Larry J. Winget ("Larry J. Winget") and the Larry J. Winget Living Trust (together with Larry J. Winget, "Winget"), as first parties, the Transferring Winget Entities (as defined herein), as second parties, and Venture Holdings Company, LLC, a Michigan limited liability company ("Venture Holdings") and its domestic subsidiaries (collectively with Venture Holdings, the "Debtors"), as third parties. Winget and the Transferring Winget Entities are sometimes referred to herein as the "Transferors".

      A. Winget, directly or indirectly, is the sole record and beneficial owner of various entities, defined in Section 1.1 as the Winget Entities, which conduct business with the Venture Entities. Winget, directly or indirectly, is also the sole record and beneficial owner of the Venture Entities.

      B. In connection with the restructuring of the debt obligations of the Debtors pursuant to the Plan (as herein defined), the Debtors desire that the ownership of certain of the Winget Entities (which are defined in Section 1.1 as the "Transferred Winget Entities"), and certain assets and/or property currently used in or related to the Business of the Transferring Winget Entities and listed on Exhibit F attached hereto (the "Transferred Assets"), be combined with the ownership of the Venture Entities under a single entity, all of the common equity of which shall be owned by the Transferors.

      C. In order to effect the transfer of ownership described in Recital B, after the date hereof and prior to the Closing Date, as herein defined, Venture Holdings shall cause Venture Companies, LLC ("Venture Delaware") to be organized under the Delaware Limited Liability Company Act. On the terms and subject to the conditions herein contained, on the Closing Date the Transferors shall transfer or cause to be transferred to Venture Delaware their entire right, title and interest in and to the Transferred Winget Entities and the Transferred Assets, and Venture Holdings shall cause Venture Delaware to assume certain liabilities of the Transferors and issue to the Transferors the Winget Interests (as herein defined). Pursuant to the Plan, all of the equity interests in Venture Holdings shall be transferred to Venture Delaware.

      D. It is the intent of the parties that the Transferors shall transfer their entire right, title and interest in and to the Transferred Winget Entities and Transferred Assets to Venture Delaware, which will be taxed as a partnership, in exchange for certain interests in Venture Delaware and that such contributions of property to Venture Delaware will qualify for non-recognition treatment under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") All aspects of the contributions of property and any assumption of any liability shall be implemented and construed in accordance with the intent to qualify for Section 721 non-recognition treatment.

      E. The Debtors will complete the preparation of, and file, the Plan promptly after the execution of this Agreement and in reliance hereon. Subject to the terms and conditions set forth in this Agreement and the Plan, the Transferors will support the Plan and the Debtors will proceed with the Plan.

      In consideration of the premises and the mutual agreements set forth herein, it is hereby agreed by and between the Transferors and the Debtors as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein shall have the meanings specified herein and shall include in the singular number the plural and in the plural number the singular.

      "Actual Tax Amount" is defined in Section 6.2(k).

      "Agent" shall mean Bank One, N.A., as administrative agent for the Pre-Petition Lenders.

      "Agreement" is defined in the Preamble.

      "Alabama Project" means that project anticipated to be developed and built for the purpose of supplying parts to Hyundai Motor Manufacturing Alabama, LLC from a site in Alabama.

      "Assumed Liabilities" is defined in Section 3.1(a).

      "Audited Venture Financial Statements" is defined in Section 6.1(x).

      "Audited South Africa/Australia Financial Statements" is defined in
Section 6.1(t).

      "Australia" means Venture Asia Pacific (Pty.) Ltd. and its subsidiaries.

      "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time.

      "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division.

      "Bank Steering Committee" means the steering committee formed by the Agent under the Existing Bank Facility, as constituted from time to time.

      "Business" means (i) with respect to the Venture Entities, the supply, design, system integration and manufacture of interior and exterior plastic components, modules and systems for the automotive industry, (ii) with respect to the Winget Entities (other than South Africa and Australia), the ownership of real estate, machinery and equipment and intellectual property and the performance of manufacturing related and administrative services (including design work and tooling) and marketing formats integral to the supply, design, system integration and manufacture of interior and exterior plastic components, modules and systems for the automotive industry, and (iii) with respect to South Africa and Australia, the supply, design, system integration and manufacture of interior and exterior plastic components, modules and systems for the automotive industry.

      "Cancelled Sales Representation Agreements" means that certain Sales Representation Agreement effective as of January 1, 1991 between Venture Industries Corporation and VSE, and any amendments thereto; that certain Sales Representation Agreement effective as of January 1, 1991 by and between Vemco, Inc. and VSE, and any amendments thereto; and that certain Sales Representation Agreement effective as of January 1, 1999 by and between Venture Holdings Corporation and VSE, and any amendments thereto.

      "Cap" is defined in Section 11.2(a).

      "Closing Date" means the date on which the transactions contemplated hereunder shall occur, which shall be a date within three business days after the Plan has become effective by its terms and all other conditions set forth in
Article IX have been satisfied or waived by the parties. For the purposes of this Agreement, the transactions to occur on the Closing Date shall be deemed to have occurred on 12:01 a.m. on the Closing Date.

      "Code" is defined in the Preamble.

      "Common Membership Interests" means the common equity interests in Venture Delaware.

      "Confirmation Order" means an order confirming the Plan in the form agreed to in accordance with Sections 7.1A(a)(i) and 9.1(d) and which when mutually agreed to shall be attached to this Agreement as Exhibit L.

      "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the case under chapter 11 of the Bankruptcy Code commenced by the Debtors on March 28, 2003 in the Bankruptcy Court, styled In re: Venture Holdings Company, LLC., et al. and bearing case number 03-48939.

      "Creditors' Trust" means the trust which is created pursuant to the Plan to be administered by the trustee thereof with the advice and/or direction of a trust advisory board, all as more specifically set forth in the Plan.

      "Creditors' Warrant" means a warrant to be issued to the Creditors' Trust to acquire, for nominal consideration, a percentage of Common Membership Interests of Venture Delaware in accordance with the Plan.

      "Debtors" is defined in the Preamble.

      "Deductible" is defined in Section 11.2(a).

      "Deliverables" is defined in Section 6.2(g).

      "Deluxe" means Deluxe Pattern Corporation.

      "Disclosure Schedule" means the schedule delivered pursuant to Article VI.

      "Disclosure Statement" means the Disclosure Statement that relates to and accompanies the Plan, as it may be supplemented, amended or modified from time to time.

      "Discussion Term Sheet" means that certain Discussion Term Sheet dated as of July 31, 2003.

      "Distributed Amounts" is defined in Section 6.2(k).

      "Employee Benefit Plan" means each employee bonus, retirement, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and other health and disability (whether provided by insurance or otherwise), severance, termination and other plan, program, arrangement, policy or payroll practice providing any remuneration or benefits (other than current cash compensation), including without limitation, each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is both (A) (i) maintained by any Winget Entity or any person, corporation, partnership, or other entity that would be aggregated with, or treated as the same employer as, any Winget Entity for any purpose under the Code or ERISA (an "ERISA Affiliate") or (ii) to which any Winget Entity or an ERISA Affiliate contributes or has contributed and (B) one under which any employee of any Winget Entity participates or had accrued any rights or under which any Winget Entity is liable in respect of an employee of any Winget Entity with respect to his or her employment with such Winget Entity, but excluding any Employee Benefit Plan maintained by a Venture Entity.

      "Employment Agreement" means an employment agreement (i) pursuant to which, among such other terms as are mutually agreed to, (A) commencing on (and effective only upon the occurrence of) the Closing Date, Venture Delaware shall employ Larry J. Winget as its non-executive chairman for a two year term, at a base salary of $600,000 per year, and (B) Larry J. Winget will be entitled to severance pay equal to one year's salary in the event of termination by Venture Delaware without just cause or by Larry J. Winget following a constructive termination; (ii) which is in the form agreed to in accordance with Section 7.1A(a)(iv) of this Agreement; and (iii) which when mutually agreed to shall be attached to this Agreement as Exhibit M.

      "Environmental Laws" is defined in Section 6.1(q).

      "Equipment Usage Agreement" is defined in Section 8.1(c).

      "Equity Interests" shall mean the capital stock, partnership interests, limited liability company interests, or other ownership interests in, the Transferred Winget Entities.

      "Escrow Agent" is defined in Section 8.1(d).

      "Escrow Agreement" is defined in Section 8.1(d).

      "Excepted Businesses" means Venture Alabama, LLC, Nova Industries, Inc., Universal Plastic Industries, Inc. (a/k/a Universal Venture Automotive), Satyam Venture Engineering Services and VIC Management, L.L.C. (to the extent of its current investment in Atlantic Automotive), in each case (excluding Venture Alabama, LLC) with respect to the business being conducted by such entities which is competitive with the Venture Business on the date hereof, only to the extent of such business as conducted on the date hereof; provided, however, that Venture Alabama, LLC shall only be deemed an "Excepted Business" if Larry J. Winget signs an option agreement (which includes a non-compete covenant) with respect to the acquisition by Venture Holdings of all of the membership interests in Venture Alabama, LLC within 2 weeks after the date hereof.

      "Excluded Liabilities" is defined in Section 3.1(b).

      "Existing Bank Facility" The obligations under the Credit Agreement among Venture Holdings as borrower, the Pre-Petition Lenders and Bank One, NA, as administrative agent, dated as of May 27, 1999, and all documents executed ancillary thereto, in each case as amended through the date hereof.

      "Exit Financing" means the exit financing facility obtained by the reorganized Debtors pursuant to Section 9.1(d).

      "Foreign Plan" means any plan, arrangement or contract or other program maintained by any Transferred Winget Entity outside of the United States for the purpose of providing or otherwise making available retirement or other benefits to employees, but excluding statutory plans.

      "GAAP" is defined in Section 6.1(u).

      "General Partners" is defined in Section 8.1(a).

      "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality and any court, tribunal or judicial or arbitral body whether federal, state, local or foreign.

      "Governmental Order" means any order, judgment, injunction, owner, stipulation, determination or award entered by or with any Governmental Authority.

      "Harper Lease" is defined in Section 8.1(a).

      "Harper Partners" is defined in Section 8.1(a).

      "Harper Property" shall mean the real estate commonly known as 34501 Harper, Mt. Clemens, Michigan.

      "Heavy" means Venture Heavy Machinery Limited Liability Company.

      "IAS" is defined in Section 6.1(t).

      "Income Tax" means any Tax based on or measured by income (including any franchise Tax which is so based).

      "Indemnifying Party" means a party to this Agreement having an obligation of indemnification pursuant to Article XI.

      "Indemnified Party" means a party to this Agreement who is entitled to receive indemnification pursuant to Article XI.

      "Indemnity Termination Date" is defined in Section 11.2(b).

      ""Interim Financial Statements" is defined in Section 6.1(y).

      "Knowledge" as applied to the Transferors, means those facts or circumstances actually known by Larry J. Winget, or any of Messrs. Krieger, Wilks, Hanson, Cane, Demiro or Walker, and, with respect to any entity organized under the laws of a country other than the United States, the directors and executive officers of such foreign entity, in each case, after due inquiry. "Knowledge", when applied to Venture Holdings, means those facts and circumstances actually known by Messrs. Butler, Bione, MacKenzie, or any member of the board of directors or managers of Venture Holdings (exclusive of Larry J. Winget), in each case after due inquiry.

      "Larry J. Winget" is defined in the Preamble.

      "Leases" is defined in Section 8.1(c).

      "Liabilities" is defined in Section 6.1(ff).

      "Liens" means any lien, security interest, or other charge or encumbrance of any kind, or any other type of preferential arrangement, or other encumbrance on title.

      "Limited Partners" is defined in Section 8.1(a).

      "Losses" mean any and all actions, costs, damages, disbursement, expense, liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, including but not limited to, interest or other carrying costs, penalties, and reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, excluding any indirect or consequential damages (including diminution in value) except to the extent such damages are recovered by third parties.

      "Masonic Lease" is defined in Section 8.1(b).

      "Masonic Property" shall mean the real estate commonly known as 17085 Masonic, Fraser, Michigan.

      "Material Adverse Effect" means (i) with respect to the Winget Entities, a material adverse effect on the business, results of operations or financial condition of the Transferred Winget Entities and the Transferred Assets, taken as a whole and (ii) with respect to Venture Holdings, a material adverse effect on the business, results of operations or financial condition of the Venture Entities, taken as a whole.

      "Material Contract" is defined in Section 6.1(l).

      "Operating Agreement" means the operating agreement of Venture Delaware which (i) shall set forth the rights and preferences of the Common Membership Interests and the Preferred Membership Interests; (ii) is in the form agreed to in accordance with Section 7.1A(a)(iii) of this Agreement; and (iii) when mutually agreed to shall be attached to this Agreement as Exhibit N.

      "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles of organization or certificate of formation and the operating agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) the certificate of trust and the trust agreement of a trust; (f) any charter or similar document adopted or filed in connection with the creation, formation, or organization of an entity; (g) documents of a similar nature to the foregoing which relate to any foreign entity; and (h) any amendment to any of the foregoing, including without limitation the Operating Agreement.

      "Owned Real Property" is defined in Section 6.1(f).

      "PBGC" is defined in Section 6.1(k)(E).

      "Permitted Liens" means (x) Liens to be disclosed on Schedule 1.1, and (y) Liens existing on the date hereof and securing liabilities set forth in the Audited Venture Financial Statements, the Audited South Africa/Australia Financial Statements or the Interim Financial Statements.

      "PIM" is defined in Section 6.1(dd).

      "Plan" means that certain Debtors' Joint Plan of Reorganization, in the form agreed to in accordance with Section 7.1A(a)(ii) and filed with the Bankruptcy Court.

      "Post-Signing Scheduling Period" means (x) with respect to the Winget Entities other than South Africa and Australia, the period commencing on the date of this Agreement and terminating at 11:59 p.m. Eastern Standard Time on the date which is 21 days from the date hereof, and (y) with respect to South Africa and Australia, the period commencing on the date of this Agreement and terminating at 11:59 p.m. Eastern Standard Time on (1) with respect to information required to be disclosed pursuant to Section 6.1(l), the date which is 45 days from the date hereof, and (2) with respect to all other matters, the date which is 30 days from the date hereof.

      "Preferred Membership Interests" means the preferred membership interests in Venture Delaware to be issued to the Pre-Petition Lenders pursuant to the Plan.

      "Pre-Petition Lenders" means the financial institutions party to the Existing Bank Facility, as lenders, including Bank One, N.A., as the administrative agent thereunder, and their respective successors and assigns.

      "Real Property Leases" is defined in Section 6.1(g).

      "Release" is defined in Section 12.17(a).

      "Related Party Transaction" means a transaction between a Venture Entity or a Transferred Winget Entity, on the one hand, and Winget, a Retained Entity or an affiliate of Winget or a Retained Entity (other than Venture Entities or Transferred Winget Entities), on the other hand.

      "Released Claims" is defined in Section 12.17(a).

      "Released Parties" is defined in Section 12.17(a).

      "Releasing Party" is defined in Section 12.17(a).

      "Relevant Date" is defined in Section 6.2(f).

      "Restricted Period" is defined in Section 6.2(f).

      "Restructuring Professionals" means the financial advisors, accountants, lawyers and investment bankers retained by any Venture Entity in connection with the restructuring of the Debtors.

      "Retained Entity" shall mean (w) the Transferring Winget Entities, (x) those other Winget Entities owned, directly or indirectly, wholly or partially, by Winget or members of his family and which are listed on Exhibit D, and (y) without limitation of the generality of clauses (w) and (x), each entity beneficially owned, directly or indirectly, by Winget which is not engaged in the Business or otherwise conducting business with the Venture Entities.

      "Retained Property" means the assets, rights, properties and goodwill of the Transferors listed on Exhibit D hereto and the Retained Entities as listed on Exhibit D.

      "Review Period" is defined in Section 6.2(g).

      "South Africa" means Venture Otto South Africa (Pty.) Ltd.

      "Subsequent Financial Statements" is defined in Section 6.1(v).

      "Taxes" means all taxes, charges, fees, levies or other assessments including income, excise, property, transfer, payroll, withholding, employment, value added, capital, net worth, estimated, sales, use and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto, whether or not disputed.

      "Termination Date" is defined in Section 10.1.

      "Third Party Claim" means a claim or demand made by any third person against an Indemnified Party for which indemnification is required to be made under Article XI.

      "Transferors" is defined in the Preamble.

      "Transferred Assets" shall mean those assets and properties of the Transferors listed on Exhibit F attached hereto.

      "Transferred Winget Entities" shall mean those entities listed on Exhibit E attached hereto (including each subsidiary of such entity, whether or not listed thereon). For purposes of Article V, Sections 6.1, 7.2(a) and 9.2(d), each reference to Transferred Winget Entities shall be deemed to include VSE.

      "Transferring Winget Entities" shall mean those entities listed on Exhibit B attached hereto.

      "Unit Trust" is defined in Section 6.1(dd).

      "Venco" is defined in Section 6.1(dd).

      "Venture B Assets" shall mean all assets (net of all liabilities) of Peguform GmbH & Co., K.G. and related entities located in Germany, Spain, Mexico and Brazil.

      "Venture Business" is defined in Section 6.2(f).

      "Venture Delaware" is defined in the Preamble.

      "Venture Entities" means Venture Holdings and its subsidiaries.

      "Venture Holdings" is defined in the Preamble.

      "Venture Indemnified Parties" is defined in Section 11.1(a).

      "Venture Industries" is defined in Section 8.1(a).

      "VIC Receivable" is defined in Section 3.1(b).

      "VSE" means Venture Sales & Engineering Corp.

      "VSE Receivable" is defined in Section 3.1(b).

      "Winget" is defined in the Preamble.

      "Winget Assets" means (x) all of the assets and properties of the Transferred Winget Entities and (y) the Transferred Assets.

      "Winget Entities" means the entities listed in Exhibit A attached hereto, including the Transferred Winget Entities.

      "Winget Entities Financial Statements" is defined in Section
6.1(u).

      "Winget Indemnified Parties" is defined in Section 11.3.

      "Winget Interests" is defined in Section 4.1.

      "2002 Financial Statements" is defined in Section 6.1(z).

                                   ARTICLE II
                             CONTRIBUTION OF ASSETS

      Section 2.1 Contribution of Equity Interests and Transferred Assets.

            (a) Pursuant to the Plan, and upon the terms and subject to the conditions set forth herein and in the Plan, on the Closing Date the Transferors shall assign, transfer and convey to Venture Delaware and Venture Holdings shall cause Venture Delaware to accept from the Transferors, all of the Transferors' right, title and interest in, to and under the Equity Interests and the Transferred Assets, free and clear of all Liens except Permitted Liens.

            (b) Each Transferor agrees that, at its own expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as Venture Holdings or Venture Delaware may reasonably request in order to perfect or protect the interest of Venture Delaware in the Equity Interests and Transferred Assets transferred hereunder by such Transferor or to enable Venture Delaware to exercise or enforce any of its rights hereunder.

                                   ARTICLE III
                            ASSUMPTION OF LIABILITIES

      Section 3.1 Assumed Liabilities.

            (a) Pursuant to the Plan, and upon the terms and subject to the conditions set forth herein, on the Closing Date, Venture Holdings shall cause Venture Delaware to assume and agree to pay or otherwise discharge only those obligations or liabilities (w) that first arise after the Closing Date under any contracts or agreements included in the Transferred Assets, (x) with respect to Transferred Assets consisting of accrued real estate and personal property taxes that are not yet due and owing, and (y) with respect to VSE, accrued payroll expenses of any employee of VSE who accepts an offer of employment made by Venture Holdings, in its sole discretion, and to the extent reflected in the financial statements of VSE to be delivered pursuant to Section 6.1(v) or arising in the ordinary course of business after the dates of such financial statements, but, in each case, excluding the Excluded Liabilities (the "Assumed Liabilities"). The terms of employment with respect to any employee of VSE to whom an offer of employment is made by Venture Holdings, including without limitation with respect to compensation and fringe benefits, shall be consistent with those applicable to employees of the Venture Entities having similar responsibilities and seniority. The parties acknowledge that the Transferred Winget Entities shall continue to be obligated for their respective obligations and liabilities except to the extent such obligations or liabilities constitute Excluded Liabilities or are otherwise subject to the Transferors' indemnity obligation as set forth in Section 11.1.

            (b) Venture Delaware shall not assume and the Transferred Winget Entities shall not be liable following the Closing Date for: (u) that certain liability of Heavy to VSE (the "VSE Receivable"), which as of July 31, 2003 was in the approximate amount of $930,974, in such amount as may exist on the Closing Date, and that certain liability of Heavy to VIC

Management, L.L.C. (the "VIC Receivable"), which as of July 31, 2003, was in the approximate amount of $2,245,385, in such amount as may exist on the Closing Date; (v) that certain liability of VSE to a former sales representative reflected on the books and records of VSE of approximately $150,000, (w) Taxes that are the obligation of the Transferors pursuant to Section 12.16; (x) obligations and liabilities which are subject to the Transferors' indemnity obligation as set forth in Section 11.1; (y) obligations and liabilities to the extent relating to or arising or resulting from the Retained Property; or (z) obligations and liabilities relating to employment of Larry J. Winget or his family members by any Winget Entity (collectively, the "Excluded Liabilities").

                                   ARTICLE IV
                            CONSIDERATION AND PAYMENT

      Section 4.1 Consideration. The consideration for the Transferred Winget Entities and Transferred Assets conveyed as of the Closing Date to Venture Delaware by the Transferors under this Agreement, and the other covenants of the Transferors set forth herein, shall be (a) the delivery to the Transferors of 100% of the Common Membership Interests of Venture Delaware (the "Winget Interests"), and (b) the assumption of the Assumed Liabilities by Venture Delaware. The Winget Interests shall be allocated among the Transferors as set forth in Schedule 4.1. Venture Holdings shall cause Venture Delaware to issue the Winget Interests to the Transferors.

                                    ARTICLE V
                                   RECEIVABLES

      Section 5.1 Related Party Receivables and Payables. Each Debtor acknowledges that as of the date hereof and/or as of the Closing Date, it may owe certain amounts to a Transferor, a Retained Entity or a Transferred Winget Entity. To the extent that amounts are determined by final order of the Bankruptcy Court to be owed by (a) the Transferred Winget Entities (or any of them) to the Debtors (taking into account all defenses, offsets, counterclaims and similar rights), (b) the Transferors or Retained Entities (or any of them) to the Debtors (taking into account all defenses, offsets, counterclaims and similar rights), or (c) the Debtors (or any of them) to the Transferred Winget Entities, the Transferors or the Retained Entities (taking into account all defense, offsets, counterclaims and similar rights) such amounts, in each case, shall be factored into the determination of the value of the Creditors' Warrant or shall be factored into the amounts available in the Creditors' Trust, as the case may be, pursuant to the terms of the Plan. Except as expressly provided herein, the rights of the Transferors, the Transferred Winget Entities and the Retained Entities shall not be impaired or affected by this Article 5.

                                   ARTICLE VI

               REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF THE TRANSFERORS

      Section 6.1 Representations and Warranties of the Transferors. The Transferors jointly and severally make the representations and warranties set forth in this Section 6.1. Subject to Section 12.18, all of such representations and warranties shall be qualified by the matters contained in the schedule to be delivered by the Transferors pursuant to Section 6.2(g), and identified as the Disclosure Schedule. All such matters shall be identified so as to correspond to the paragraphs of this Section 6.1 to which such matters relate. Upon delivery of the Disclosure Schedule, all of the representations and warranties herein contained shall be deemed to have been made as of the date of delivery of the Disclosure Schedule, and all future tense references in this
Article VI to matters to be disclosed in the Disclosure Schedule shall at the time of delivery thereof be read in the present tense:

            (a) Organization and Qualification. Each of the Winget Entities is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation or organization and has all requisite corporate or company power and authority to own, lease and operate its properties and assets and to carry on its Business as now being conducted. Each of the Winget Entities is duly qualified to transact business, and is in good standing, in each jurisdiction where the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Larry J. Winget Living Trust has been duly created and is validly existing under the laws of Michigan.

            (b) Power and Authority; Enforceability. Each of the Transferors has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by each of the Transferors of this Agreement have been duly authorized by all necessary corporate, company, trust or other action on the part of each Transferor. This Agreement constitutes the legal, valid and binding obligation of each Transferor, enforceable against it or him (as the case may be) in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

            (c) No Conflict or Violation. The execution, delivery and performance of this Agreement and the consummation by the Transferors of the transactions contemplated hereby do not (a) violate any provision of the Organizational Documents of the Transferors or (without duplication) the Winget Entities, (b) violate, conflict with or result in a breach of or constitute a default under, any term, condition, or provision of any Material Contract or any material contract by which any Transferor is bound, (c) violate any law, ordinance, code, rule, regulation, order, judgment, injunction, award or decree of any Governmental Authority applicable to any Transferor, Transferred Winget Entities or the Transferred Assets.

            (d) Third-Party Consents. No consent, authorization or approval of, and no registration or filing with, any third parties or any Governmental Authority, is required for the execution, delivery and performance of this Agreement by the Transferors and the consummation of the transactions contemplated hereby.

            (e) Title. The Transferred Winget Entities have good and marketable title to all of the Winget Assets owned by them, or a valid leasehold interest in or license to use, all of the Winget Assets leased or licensed to them, in each case free and clear of all Liens of any nature whatsoever, except for Permitted Liens. Each Transferor (or Transferred Winget Entity, as the case may be) is the record and beneficial owner of, and has good and marketable title to, the Equity Interests of the Transferred Winget Entity of which it is the owner, or of the Transferred

Assets of which it is the owner (as the case may be), free and clear of all Liens of any nature whatsoever, except for Permitted Liens.

            (f) Owned Real Property. The Disclosure Schedule shall contain a correct and complete list of all real property owned of record or beneficially by the Winget Entities or Winget and which constitutes Winget Assets (the "Owned Real Property"). Except as set forth on the Disclosure Schedule:

                  (i) there are no pending or, to the Knowledge of the Transferors, threatened condemnation proceedings, lawsuits or administrative actions relating to the Owned Real Property, which would be reasonably likely to have a material adverse effect on the use in the Business, or the value, of the Owned Real Property;

                  (ii) all facilities located on the Owned Real Property are supplied with utilities and other services necessary for the operation of such facilities, all of which services are adequate for the current operations thereof and are in accordance, in all material respects, with all applicable laws, ordinances, rules and regulations; and

                  (iii) to the Knowledge of the Transferors, no Transferor has received any written notice for any material assessment for public improvements against any of the Owned Real Property which remains unpaid.

            (g) Leased Real Property. The Disclosure Schedule shall contain a correct and complete list of all leases for real property leased (as lessor or lessee) by the Transferred Winget Entities or which constitute Transferred Assets (the "Real Property Leases"). The Real Property Leases are valid, binding and enforceable against the Winget Entities party thereto, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies, and are in full force and effect. There is no default thereunder by the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect; and no event has occurred which with notice or lapse of time or both, would constitute a default by the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect. No Winget Entity has assigned, pledged, encumbered or sublet its interest in any Real Property Lease.

            (h) Leased Personal Property. The Disclosure Schedule shall contain a correct and complete list of all leases and other agreements under which Winget or any Winget Entity leases, holds or operates any tools, furniture, machinery, equipment, vehicles or other personal property owned by any other person and which is used in the conduct of the Business by Winget or such Winget Entity and which has an annual rental obligation in excess of $50,000. All of such leases and agreements are valid, binding and enforceable against Winget or the Winget Entity party thereto, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies, and are in full force and effect. There is no default thereunder by Winget or the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect; and no event has occurred which, with notice or lapse of time or both, would constitute a default by Winget or the Winget Entity party thereto, which default would be reasonably likely to have a Material Adverse Effect.

            (i) Intellectual Property.

                  (i) To the Knowledge of the Transferors, there are no United States or other foreign patents or patent applications the claims of which prevent or would prevent Venture Holdings from operating the Winget Assets or the Business of any Transferred Winget Entities as currently operated.

                  (ii) There are no claims or demands of any other person, firm or corporation pertaining to any of the intellectual property contained in the Winget Assets, and no proceedings have been instituted, are pending, or to the Knowledge of the Transferors, are threatened, which challenge any of the Winget Entities' rights in respect thereto, and none is subject to any outstanding order, decree, judgment or stipulation. To the Knowledge of the Transferors, the operation of the Business of the Transferred Winget Entities and the Transferring Winget Entities does not infringe the intellectual property rights of any other person, firm or corporation.

                  (iii) The Disclosure Schedule shall contain a true and complete list of all license agreements whereby (x) intellectual property is licensed to a Transferred Winget Entity, or constitutes a Transferred Asset, and
(y) the annual expense under such license exceeds $50,000.

                  (iv) The Transferred Winget Entities and the Transferring Winget Entities, taken as a whole, exclusively own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, trade secrets, trade names, copyrights, formulae, production outlines, computer programs, software, production development records and other proprietary information used by the Transferred Winget Entities and the Transferring Winget Entities. All of the foregoing are included in and are a part of the Winget Assets.

            (j) Employment Matters. With respect to the employees of the Transferred Winget Entities:

                  (i) there is no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy in effect or, to the Knowledge of the Transferors, threatened;

                  (ii) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees of any Transferred Winget Entity is pending or, to the Knowledge of Transferors, threatened;

                  (iii) no Transferred Winget Entity is a party to or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, wages, hours, and terms and conditions of employment with respect to its Business;

                  (iv) each Transferred Winget Entity has paid in full, or accrued in the financial statements referenced in Section 6.1(t) and 6.1(u), to all employees of such Transferred Winget Entity, all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law;

                  (v) no Transferred Winget Entity is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of its employees nor is any such contract or agreement presently being negotiated; and

                  (vi) no Transferred Winget Entity is a party to any written employment agreement or consulting agreement (other than at-will employment arrangements), involving annual payments of $50,000 or greater, with any person or entity, nor is any such contract or agreement presently being negotiated.

            (k) Employee Benefit Plans.

                  (i) The Disclosure Schedule shall set forth all Employee Benefit Plans maintained or contributed to by each Winget Entity or to which each Winget Entity is obligated to contribute, including each "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) and a list of all Foreign Plans. With respect to the Employee Benefit Plans:

                        A. no transaction or arrangement has occurred with
            respect to any Employee Benefit Plan that is a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                        B. there has been no "reportable event" within the
            meaning of Section 4043 of ERISA and not excepted by the regulations thereunder, nor within the past six years has any event described in
            Section 4062, 4063 or 4041 of ERISA occurred;

                        C. each Employee Benefit Plan has been duly established,
            and each Employee Benefit Plan and related trust or other funding agreements and the administration and funding thereof are currently, and have been at all times in the past, in compliance in all material respects with the requirements of applicable laws (including ERISA and the Code) and in compliance with the terms of such plans, trust agreements and any applicable collective bargaining agreements, and all returns, reports, notices and applications relating to each Employee Benefit Plan required by any governmental entity have been timely filed;

                        D. all contributions or premiums required to be made and
            all employee contributions required to be withheld on or before the date hereof to or in respect of each Employee Benefit Plan under the terms of such plan, ERISA, the Code or other applicable law and applicable collective bargaining agreements have been made on or before their due dates or timely withheld, and no Taxes, penalties or fees are due and payable under or in respect of any such plan;

                        E. no Transferred Winget Entity has incurred any
            liability (except for premiums) to the Pension Benefit Guaranty Corporation ("PBGC") which has not been discharged;

                        F. no Employee Benefit Plan is a multiemployer plan, a
            defined benefit plan subject to Section 412 of the Code or Title IV of ERISA or a defined contribution plan intended to qualify under
            Section 401(a) of the Code;

                        G. with respect to any Employee Benefit Plan that is a
            multiemployer plan, (a) no Transferred Winget Entity or ERISA Affiliate has incurred any liability under Title IV of ERISA as a result of any withdrawal from any such plan, (b) no Transferred Winget Entity or ERISA Affiliate has received any notice from any such plan that the plan is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan intends to terminate or has terminated, and (c) no event has occurred that would result in any such withdrawal liability;

                        H. each Employee Benefit Plan that is intended to be
            qualified under Section 401(a) of the Code (i) is so qualified and each trust for such plan is tax-exempt under Section 501(a) of the Code and no event has occurred or circumstance exists that will give rise to the disqualification of the plan or loss of tax-exempt status of the trust, and (ii) has received a favorable determination letter (or advisory or opinion letter, as applicable) from the Internal Revenue Service (or it is within the remedial amendment period for the filing of an application therefor) on the qualified status of the plan that covers all tax-qualification requirements required under the Code to be stated in the Employee Benefit Plan as of the Closing Date, and no such letter has been revoked.

                  (ii) Neither the execution of this Agreement or the completion of the transactions contemplated hereby will, whether alone or in combination with any other event or circumstance, notice or lapse of time: (i) result in any payment (including any change of control, severance or termination payment) becoming due or potentially becoming due under any Employee Benefit Plan or any agreement with any director, officer or employee of any Transferred Winget Entity; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or any such agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits or any such plan or agreement.

                  (iii) There are no actions, suits, claims or proceedings (other than routine claims for benefits), whether in equity or at law, or examinations or investigations by any Governmental Authority pending or, to the knowledge of the Transferors, threatened against or with respect to any Employee Benefit Plan or any assets of any such Employee Benefit Plan.

                  (iv) Each Foreign Plan is in compliance in all material respects with the provisions of all laws applicable to such Foreign Plan and each Foreign Plan has accrued or otherwise taken into account on its books and records all liabilities required to be accrued or otherwise taken into account under the applicable law with respect to such Foreign Plan. All material liabilities with respect to each Foreign Plan have been paid when due. All required employer contributions under each Foreign Plan have been made and each Foreign Plan has been funded in accordance with the terms of such Foreign Plan and in compliance in all material respects with all applicable law. All material reports or other documents with respect to each Foreign Plan required by applicable law have been timely filed with the appropriate Governmental Authority, where the failure to file such reports or documents would be reasonably likely to have a Material Adverse Effect. There are no actions, suits or claims pending (other than routine claims for benefits in the ordinary course), with respect to any Foreign Plans.

            (l) Material Contracts. Except for (1) contracts and agreements addressed in other subsections of this Section 6.1, (2) purchase orders and sales orders in an amount not to exceed $100,000 per order and (3) any contract which is between a Transferor or Transferred Winget Entity, on the one hand, and a Venture Entity, on the other hand, no Transferor (with respect to a Material Contract (as defined below) which is a Transferred Asset) or Transferred Winget Entity is a party to any outstanding:

                  (i) commitment, contract, or agreement involving an obligation or liability on the part of such Transferred Winget Entity of more than (A) $50,000 in the case of a Transferred Winget Entity conducting business in the United States, and (B) $100,000 in the case of a Transferred Winget Entity located in a jurisdiction outside of the United States (excluding, in each case, orders for the purchase of standard products from or by such Transferred Winget Entity accepted in the ordinary course of business and providing for prevailing prices and customary conditions of sale);

                  (ii) agreement, contract or commitment containing any non-competition, confidentiality or other limitations restricting the conduct of the Business of any Transferred Winget Entity;

                  (iii) agreement or contract relating to the mortgaging, pledging or the placing of a Lien on any of the Winget Assets;

                  (iv) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (v) partnership, joint venture or similar agreement;

                  (vi) any agreement entered into relating to the acquisition or disposition of businesses, product lines or assets, except those agreements entered into in the ordinary course of business;

                  (vii) any other agreement which (A) was not entered into in the ordinary course of business which, by its terms, involves a liability of any Transferred Winget Entity in excess of $100,000; (B) is material to the operations or business prospects of the Business of any Transferred Winget Entity; or (C) is included in the Transferred Assets (the foregoing, and the contracts and agreements addressed in other subsections of this Section 6.1, are referred to herein, collectively, as the "Material Contracts", and each individually as a "Material Contract").

Each of the Material Contracts is valid and binding on the Transferred Winget Entity or any Transferor (with respect to each Material Contract that is a Transferred Asset) which is a party thereto and enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. No Transferred Winget Entity or Transferor (with respect to each Material Contract that is a Transferred Asset) is, nor, to the Transferors' Knowledge, is any other party to any of the Material Contracts, in default thereunder, which default would be reasonably likely to have a Material Adverse Effect; and (ii) to the Transferors' Knowledge, no condition exists which with notice or lapse of time or both would constitute a default by any Transferred Winget Entity or Transferor (with respect to each Material Contract that is a Transferred Asset) under any Material Contract, which default would be reasonably likely to have a Material Adverse Effect. True and complete copies of all Material Contracts have been made available to Venture Holdings.

            (m) Tax Returns and Taxes.

                  (i) Each of the Transferred Winget Entities and each Transferring Winget Entity (with respect to the Transferred Assets) has duly filed (or caused to be filed) all returns of Taxes required to be filed by it, and each of the Transferred Winget Entities and Transferring Winget Entities (with respect to the Transferred Assets) has paid all Taxes for all periods covered by such returns. Such returns of Taxes are true, correct, and complete in all material respects.

                  (ii) No action or proceeding for the assessment or collection of any Taxes is pending or proposed against any of the Transferred Winget Entities or any Transferring Winget Entities (with respect to the Transferred Assets), and no deficiency, assessment or other claim for any Taxes has been asserted or made against any of the Transferred Winget Entities or Transferring Winget Entities (with respect to the Transferred Assets) that has not been fully paid. No issue has been raised by any taxing authority in connection with an audit or examination of any return of Taxes which has not been resolved or for which, if not resolved, adequate reserves are not maintained. No Transferred Winget Entity or Transferring Winget Entity (with respect to the Transferred Assets) has agreed, nor is required, to include in income any adjustment pursuant to Section 481(a) of the Code (or comparable state or foreign law or regulations) by reason of a change in accounting method or otherwise. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for the assessment or collection of Taxes for any Transferred Winget Entity or Transferring Winget Entity (with respect to the Transferred Assets) for any period. No Transferred Winget Entity or Transferring Winget Entity has, with regard to any assets or property held by any Transferred Winget Entity or with respect to the Transferred Assets, filed a consent to the application of Section 341(f)(2) of the Code (or comparable state or foreign law or regulations). No Transferred Winget Entity or Transferring Winget Entity (with respect to the Transferred Assets) has received any reports or other written assertions by agents of any taxing authority of any deficiencies or other liabilities for Taxes with respect to taxable periods for which the limitations period has not run. All Taxes of the Transferred Winget Entities (including South Africa and Australia) which have been assessed but are not yet due and owing have been fully accrued on the financial statements of the Transferors in accordance with GAAP or International Accounting Standards, as applicable.

                  (iii) All Taxes which any of the Transferred Winget Entities or any Transferring Winget Entities (with respect to the Transferred Assets) has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing authority.

                  (iv) No Transferred Winget Entity or Transferring Winget Entity (with respect to the Transferred Assets) is, nor has been, a party to any tax allocation or tax sharing agreement.

                  (v) None of the Winget Assets is subject to a "safe harbor lease" under Section 168(f)(8) of the Code, as in effect immediately prior to the Tax Equity and Fiscal Responsibility Act of 1982 (or comparable federal, state or foreign law or regulations).

                  (vi) None of the Transferred Winget Entities will have any liability for the Taxes of any person other than the respective Transferred Winget Entity. For purposes of this representation, Taxes imposed under Treasury Regulation section 1.1502-6 or a similar provision of state, local or foreign Tax law shall not be considered Taxes of the respective Transferred Winget Entity.

            (n) Licenses and Permits. Each of the Transferred Winget Entities owns, holds, possesses or lawfully uses all permits which are necessary to conduct its Business as now conducted by it and all such permits are in full force and effect, in each case where the failure to own, hold, possess, use, or maintain in effect any such permit would be reasonably likely to have a Material Adverse Effect.

            (o) No Pending Litigation or Proceedings. There is no litigation, investigation, arbitration or proceeding pending or, to the Knowledge of the Transferors, threatened against or affecting the Business of the Transferred Winget Entities or the Winget Assets, at law or in equity, by or before any Governmental Authority, involving a claimed amount in excess of $100,000. There are presently no outstanding Governmental Orders against or affecting the Business of the Transferred Winget Entities or the Winget Assets.

            (p) Compliance with Laws. To the Knowledge of the Transferors, the Business of the Transferred Winget Entities has been conducted in compliance in all material respects with all applicable laws, regulations and ordinances of any Governmental Authority.

            (q) Environmental Matters.

                  (i) There are no inquiries, litigation or other proceedings pending, or, to the Knowledge of the Transferors, threatened with regard to the current or prior conduct of the Business of any Transferred Winget Entity or any real properties included in the Winget Assets relating to any law, regulation or ordinance concerning air or water quality, public health and safety, hazardous or toxic substances, or pollution or protection of the environment ("Environmental Laws").

                  (ii) To the Knowledge of the Transferors, no Transferred Winget Entity has operated its Business other than in compliance with all Environmental Laws in all material respects.

                  (iii) The Owned Real Property is not subject to any Governmental Order which relates to or arises out of a violation of any Environmental Laws.

                  (iv) No additional permits, licenses or approvals are required under any Environmental Law relative to any real properties included in the Winget Assets, the failure of which to obtain would be reasonably likely to have a Material Adverse Effect.

            (r) Sufficiency of Assets. The Transferred Assets and Transferred Winget Entities include all of the assets and properties owned, leased or licensed by the Winget Entities or Winget and necessary to the conduct of the Business of the Venture Entities or (y) used in the conduct of the Business of the Venture Entities as the same has been conducted within the two year period ending on the date hereof and as conducted immediately prior to the date hereof.

            (s) Investment Representations. None of the Transferors is an "underwriter" as such term is defined in Section 1145 of the Bankruptcy Code, and the Transferors are acquiring the Winget Interests for investment and without a view to the distribution thereof. The Transferors understand that no public market now exists for any of the securities issued by Venture Delaware, and that Venture Holdings has made no assurances that a public market will ever exist for the Winget Interests. The Transferors further represent and warrant that they have access to whatever information they deem necessary or appropriate with respect to an investment in the Winget Interests. The Transferors acknowledge that the Winget Interests have not been registered under the Securities Act of 1933, as amended, or the Michigan Uniform Securities Act, or any other applicable state securities law. The Transferors agree to resell the Winget Interests only in "ordinary trading transactions," within the meaning of section 1145(b)(1) of the Bankruptcy Code, or if registered, or pursuant to any other available exemption from registration.

            (t) South Africa and Australia Financial Information. The financial statements of South Africa and Australia as of and for the periods ended December 31, 2001 and December 31, 2002 (collectively, "Audited South Africa/Australia Financial Statements") have been audited in accordance with International Accounting Standards ("IAS"). All such Audited South Africa/Australia Financial Statements fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented. True and complete copies of the Audited South Africa/Australia Financial Statements have been provided to Venture Holdings.

            (u) Winget Entities Financial Information. The financial statements of each of the Winget Entities (other than South Africa and Australia) as of and for the periods ended December 31, 2001 and December 31, 2002 (collectively, the "Winget Entities Financial Statements"), which consist of compilations, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports (except for the omission of footnote disclosures required by GAAP). True and complete copies of the Winget Entities Financial Statements for each of the Winget Entities have been provided to Venture Holdings.

            (v) Transferred Winget Entities Interim Financial Information. The financial statements of the Transferred Winget Entities for each of the quarters/months commencing on or after January 1, 2002 and ended on or prior to July 31, 2003, and, to the extent delivered to Venture Holdings on or prior to the Closing Date, the financial statements of the Transferred Winget Entities for each quarterly or monthly period thereafter, commencing with August, 2003 and ending on the last day of the month immediately preceding the month in which the Closing Date shall occur (the "Subsequent Financial Statements"), consisting of compilations, will have been prepared in accordance with GAAP applied on a consistent basis, except for South Africa and Australia which will have been prepared in accordance with International Accounting Standards (except for the omission of footnote disclosures required by GAAP and/or International Accounting Standards). All such Subsequent Financial Statements will fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports. All such Subsequent Financial Statements will reflect all adjustments (which will consist only of normal recurring adjustments not material in amount and will include but not be limited to estimated provisions for year end adjustments) reasonably necessary for a fair presentation.

            (w)   Absence of Material Changes.

                  (i) Since December 31, 2002, other than as disclosed in the Disclosure Schedule, whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting the Winget Assets or their business, operations or financial condition that has had or may reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate (other than as a result of the filing of the bankruptcy petition by the Debtors.

                  (ii) Since December 31, 2002, other than as disclosed in the Disclosure Schedule, whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting the Venture Entities (excluding the Venture B Assets), or their business, operations or financial condition that has had or may reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate (other than as a result of the filing of the bankruptcy petition by the Debtors.

            (x) Venture Holdings' Audited Financial Information. The consolidated balance sheets for Venture Holdings and its subsidiaries, as at December 31, 2001 and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (the "Audited Venture Financial Statements") have been examined by the auditors whose reports thereon are included with such Audited Venture Financial Statements. All such Audited Venture Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. All such Audited Venture Financial Statements fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports.

            (y) Venture Holdings Interim Financial Information. The consolidated balance sheets for Venture Holdings and its subsidiaries (excluding the Venture B Assets), at December 31, 2002 and at each quarterly period ended on or prior to the Closing Date, and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (collectively, the "Interim Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except for the omission of footnote disclosures required by GAAP). All such Interim Financial Statements fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates, and the results of operations and cash flows of the entities covered thereby for the respective periods. All such Interim Financial Statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include but are not limited to estimated provisions for year-end adjustments) necessary for a fair presentation. At the dates of such Interim Financial Statements, no such entity had any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but was not so reflected, other than items disclosed in subsequent financial statements or in this Agreement and the Disclosure Schedule.

            (z) Venture Holdings 2002 Audited Financial Information. To the extent delivered to Venture Holdings on or prior to the Closing Date, Venture Holdings' consolidated balance sheets for the Venture Entities (excluding the Venture B Assets) at December 31, 2002 and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (collectively, the "2002 Financial Statements") will have been examined by the auditors whose reports thereon will be included with such 2002 Financial Statements. All such 2002 Financial Statements will have been prepared in accordance with GAAP applied on a consistent basis. All such Financial Statements will fairly present in all material respects the financial condition of the entities covered thereby as of the respective dates presented in such reports, and the results of operations and cash flows of the entities covered thereby for the respective periods presented in such reports.

            (aa) Accuracy of Information. All written information furnished by Winget or on behalf of Winget by one of his representatives or agents to the Bank Steering Committee or Venture Holdings since May 1, 2002 pertaining to the Winget Assets, the Retained Property, the Retained Entities, Winget and the transactions contemplated by this Agreement (all of the foregoing taken as a whole), is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading in light of the circumstances in which such statement was made. None of the written information (other than information with respect to the Venture Entities) supplied or to be supplied by Winget or any of his affiliates (other than the Venture Entities) or representatives, to any person for inclusion, or included, in any document filed in connection with the Plan or in connection with the transactions contemplated by the Disclosure Statement and any documents related to such transaction, contains any untrue statement of a material fact, or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such material written information at any time subsequent to its delivery becomes untrue or misleading in any material respect, to the extent Winget has actual Knowledge thereof, Winget will promptly notify such person to whom the information was delivered in writing of such fact and of the reasons for such change.

            (bb) Lease Authority. Each of Harper Partners, Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company has all requisite power and authority to enter into the Lease to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each of Harper Partners, Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company of the Lease to which it is a party have been duly authorized by all necessary corporate, company or trust action on the part of such entity. The Lease to which it is a party constitutes the legal, valid and binding obligation of each of Harper Partners, Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

            (cc) Certain Distributions. Since January 1, 2003, except as otherwise permitted pursuant to the terms of this Agreement, there have been no distributions or transfers by any of the Transferred Winget Entities (exclusive of VSE) to Winget or any of his affiliates other than (i) transfers to another Transferred Winget Entity or any Venture Entity and (ii) cash distributions in an amount not exceeding $100,000 individually or in the aggregate.

            (dd)  Certain Foreign Receivables.

                  (i) To the Knowledge of the Transferors, the funds loaned from Heavy to P.I.M. Management Company ("PIM") were used by PIM to either (a) purchase the shares of Venture Otto Holdings BV from a third-party or (b) make loans to South Africa as set forth in the Audited South Africa/Australia Financial Statements. To the Knowledge of the Transferors, such loans shown in the Audited South Africa/Australia Financial Statements were either (i) capitalized in fiscal year 1999 or (ii) repaid through an offset generated by South Africa's purchase of the remaining 11% interest in South Africa from the South African IDC in 2003.

                  (ii) To the Knowledge of the Transferors, the funds loaned from Heavy to Venco #1 L.L.C. ("Venco") were used to purchase, directly or indirectly, an interest in the Venture Australia Unit Trust (the "Unit Trust"). As Venco is a Transferred Winget Entity, its assets (including Venco's interest in the Unit Trust) constitute Winget Assets.

                  (iii) To the Knowledge of the Transferors, each of the Heavy receivables listed on Exhibit D, Item 5, is not collectible from the obligor under such receivables.

                  (iv) To the Knowledge of the Transferors, since January 1, 2002 no debt on the books of South Africa or Australia has been converted to equity or repaid (except as shall be set forth on the Disclosure Schedule).

            (ee) Related Party Transactions. The Disclosure Schedule shall set forth all Related Party Transactions which exceeded $20,000 per transaction since August 1, 2000, other than certain transactions (including leases, usage agreements and sales commission agreements) which have been previously disclosed to Venture Holdings and the Bank Steering Committee and which have been or are being consummated in accordance with the terms as previously disclosed to Venture Holdings, the Agent and the Bank Steering Committee.

            (ff) No Undisclosed Liabilities. None of the Transferred Winget Entities has any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise) which would be required by GAAP, or, in the case of South Africa and Australia, IAS, to be provided or accounted for, reserved against, or otherwise reflected, directly or indirectly, on a balance sheet, including the notes thereto (collectively "Liabilities") except for:

                  (i) Liabilities provided or accounted for, reserved against or otherwise reflected in the Winget Entities Financial Statements, Audited South Africa/Australia Financial Statements or Subsequent Financial Statements for periods ending on or prior to July 31, 2003 and not discharged subsequent to such financial statements;

                  (ii) Liabilities which have been incurred by the Transferred Winget Entities subsequent to July 31, 2003 in the ordinary course of the Transferred Winget Entities' respective businesses and consistent with past practices and not discharged since such date, and not otherwise in breach of a representation or warranty or covenant set forth in this Agreement.

      Section 6.2 Covenants of the Transferors.

            (a) Conduct of the Business. On and after the date of this Agreement and until the first to occur of the Closing Date and the Termination Date, Winget shall cause and the Transferors shall conduct the business of the Transferred Winget Entities and the Transferred Assets in the ordinary course of business. Without limiting the generality of the foregoing, the Transferors shall: (i) use commercially reasonable efforts to preserve the business organizations relating to each of the Transferred Winget Entities, (ii) use commercially reasonable efforts to preserve the goodwill of the suppliers and customers and others having business relationships with the Transferred Winget Entities, (iii) cause to be paid and perform all debts, obligations and liabilities as and when due (except for obligations or liabilities contested in good faith), in a manner consistent with past practices, and all leases, agreements, contracts and other commitments to which the Transferred Winget Entities are a party or with respect to the Transferred Assets in accordance with the terms and conditions thereof, (iv) comply in all material respects with all material laws that may be applicable to the Transferred Winget Entities or the Transferred Assets, (v) not create or allow the Transferred Winget Entities to incur any indebtedness for borrowed money or any other material obligations, and (vi) except as otherwise permitted by this Agreement, not cause or permit any of the Transferred Winget Entities to transfer any assets, including cash, (other than the Retained Property) or incur any liabilities or obligations to the Transferors or any of their respective affiliates (exclusive of the Venture Entities). Notwithstanding the foregoing, none of the Transferors shall be in breach of this paragraph if and to the extent the cause of such breach results from the failure of the Debtors to provide funding in accordance with the approved debtor-in-possession budget.

            (b) Support of Plan. The Transferors hereby covenant and agree to use their respective best efforts (subject to their rights under this Agreement, including, without limitation, their rights under Section 9.2(e)), to support, and cause each of the Winget Entities to support, the Plan as agreed to in
Section 7.1A(a)(ii) in the form in which it is filed; provided, however, that the Transferors will not be obligated to support the Plan if, (x) it is not agreed to in accordance with Section 7.1(A)(ii) prior to the filing, or (y) if after filing, it is altered from the form in which it is filed in any respect which is materially adverse to the Transferors, taken as a whole.

            (c) Limitation on Certain Actions. The Transferors hereby covenant and agree that, from and after the date of this Agreement and until the first to occur of the Closing Date and the Termination Date, none of the Transferors will take any action to amend, modify, revoke or rescind the corporate and/or company authorization to execute and deliver, and perform under, this Agreement.

            (d) Intellectual Property Assignments. Winget hereby covenants and agrees that on and after the Closing Date, he will do and perform, from time to time, and execute and deliver, any and all instruments of transfer or assignment required or reasonably requested by the other parties to evidence or perfect Venture Delaware's right, title and interest in any intellectual property contained in the Winget Assets.

            (e) Winget Interim Financial Statements. On and after the date of this Agreement and until the first to occur of the Closing Date and the Termination Date, Winget hereby covenants and agrees to deliver the Subsequent Financial Statements referred to in Section 6.2(v), promptly after such Subsequent Financial Statements are available.

            (f) Covenant Not to Compete. From the date hereof until the earlier to occur of (i) the Termination Date and (ii) if the Closing Date shall occur, the second anniversary of the date (the "Relevant Date") upon which Larry J. Winget shall no longer be employed by Venture Delaware or any of its subsidiaries (the "Restricted Period"), none of the Transferors shall:

                   (1) directly or indirectly (whether as principal, agent, independent contractor, partner, investor (other than as a holder of less than 10% of the outstanding capital stock of a publicly traded corporation) or otherwise), own, manage, operate, control, participate in, perform services for or otherwise carry on, a business competitive with the business of Venture Holdings or any of its affiliates as conducted from time to time until the Relevant Date, and thereafter, as conducted as of the Relevant Date (the "Venture Business") other than (A) during the period from the date hereof through the Closing Date, the Excepted Businesses and the Transferred Winget Entities and the Transferring Winget Entities and (B) during the period from the Closing Date through the end of the Restricted Period, the Excepted Businesses, in each case in any geographic area in which Venture Holdings or its affiliates (including the Transferred Entities) conducts the Venture Business as of the Relevant Date; or

                   (2) directly or indirectly, (A) induce or attempt to persuade any employee, agent, supplier or customer of Venture Holdings or any of its affiliates (or, prior to the Closing Date, the Transferred Winget Entities) to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization or entity in competition with the Venture Business or (B) otherwise interfere with any such employee, agent, supplier or customer relationship with the Venture Business; provided, however, that (x) general solicitations of employment, such as "help wanted" advertisements or internet job board postings, shall not be prohibited; and (y) this clause (2) shall not prohibit the solicitation of any employee of Venture Holdings or any of its affiliates (or, prior to the Closing Date, the Transferred Winget Entities) who is not an officer, manager of a principal business function, salesman, engineer or designer.

      It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 6.2(f), any term, restriction, covenant or promise in this Section 6.2(f) is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

            (g) Delivery of Deliverables. As soon as possible following the date hereof, and in any event prior to the expiration of the Post-Signing Scheduling Period, the Transferors shall prepare and deliver to Venture Holdings Schedules
1.1 and 4.1 and the Disclosure Schedule (the "Deliverables"). Venture Holdings shall have 15 days following receipt of all of the Deliverables in final form from the Transferors to review the Deliverables (the "Review Period"). If Venture Holdings, in the exercise of its sole and absolute discretion, determines, based on its review of the Deliverables, that it does not wish to consummate the transactions contemplated by this Agreement for any reason, Venture Holdings shall have the right (with the consent of the Agent) to terminate this Agreement at any time prior to the end of the Review Period by delivery of written notice of termination.

            (h) Internal Transactions. In addition to the transactions permitted pursuant to Section 6.2(i), subject to the prior written consent of Venture Holdings and the Agent (which consent shall not be unreasonably withheld or delayed), after the date hereof and prior to the Closing Date, each Transferor may: (i) transfer ownership of any Transferred Winget Entity to any other Transferor or any other Transferred Winget Entity; (ii) transfer assets from any Transferred Winget Entity to any other Transferred Winget Entity (including without limitation, through any Retained Entity); (iii) retain any Winget Entity which would have been a Transferred Winget Entity provided that such Winget Entity contribute its assets to the Transferred Assets (whereby such Winget Entity shall be converted from a Transferred Winget Entity to a Transferring Winget Entity); (iv) cause the conversion of any Winget Entity (which would have been a Transferring Winget Entity transferring Transferred Assets) into a Transferred Winget Entity, and distribute to the Transferors all assets of that Winget Entity except those assets which would have constituted Transferred Assets; and (v) without limitation by the specific enumeration of the foregoing, otherwise restructure the ownership, assets and liabilities of the Winget Entities. The parties acknowledge that, among other reasons, the Agent and Venture Holdings may reasonably withhold consent to any transaction referred to in clauses (i) through (v) above if, on the Closing Date, the consummation of any of such transaction would cause Venture Delaware to (x) not acquire, directly or indirectly, all of the Winget Assets, free and clear of Liens except Permitted Liens, or (y) assume or become subject to any liabilities beyond those which would in the aggregate have constituted Assumed Liabilities or liabilities of the Transferred Winget Entities, in the absence of any such transactions.

            (i) Certain Distributions. From the date hereof until the Closing Date, Winget shall not, and shall not permit any Transferred Winget Entity to, make any distribution from any Transferred Winget Entity to himself or any affiliate (other than to a Transferred Winget Entity) except for (1) distributions with respect to Retained Property listed on Exhibit D; (2) internal transactions in accordance with Section 6.2(h), (3) commissions from each of South Africa and Australia under the agreements identified in Exhibit F as Transferred Assets; and (4) distributions from payments of rent with respect to the Harper Property in accordance with Section 7.1A(c)(ii). For purposes of this subsection (i), the term "distribution" shall not include the payment of expenses of such entities incurred and paid in the ordinary course pursuant to arms-length transactions, it being understood that the payment of lawyers, accountants, financial advisor, or similar representatives engaged by any Transferor in connection with this Agreement or the Plan would constitute a "distribution" prohibited by this subsection (i).

            (j) Intellectual Property. If, by the terms of its Exit Financing, Venture Holdings is required to provide a specific list of registered intellectual property, Winget shall, and shall cause each Winget Entity to use commercially reasonable efforts within the time period specified by the terms of such Exit Financing and prior to the Closing Date to provide a true and complete list of all registered intellectual property used or held for use by any Winget Entity on the date hereof.

            (k) Tax Distributions. If (A) the actual amount of federal and state income tax liability of Larry J. Winget attributable to net income (loss) of the Venture Entities (the "Actual Tax Amount") for the fiscal year ended in October, 2002 (when Venture Holdings elected to be taxed as a "C" corporation), as determined by the tax advisors of the Venture Entities, is less than the aggregate amounts paid to Larry J. Winget as estimates of his Tax liability (the "Distributed Amounts") and/or (B) the Actual Tax Amount is at any time finally determined by the Internal Revenue Service or a court of competent jurisdiction to be less than that determined by such tax advisors, Larry J. Winget shall, subject to his right to challenge any determination by such tax advisors of the Actual Tax Amount as described below, promptly repay to Venture Holdings the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by such tax advisors, the Internal Revenue Service or court of competent jurisdiction, as the case may be, or the excess of the Actual Tax Amount, as determined by the tax advisors, over the Actual Tax Amount as determined by the Internal Revenue Service or court, as the case may be (in either case, which excess amount may be offset by that certain liability of Venture Holdings in the approximate amount of $802,000 owing to Larry J. Winget, but subject to resolution of any potential recovery action or equitable subordination claim that can be asserted by the Creditors' Committee). Larry J. Winget shall have the right, at his sole expense, to challenge the determination of the Actual Tax Amount by such tax advisors at any time within 30 days following the date on which the determination of the Actual Tax Amount by such tax advisors is communicated to him. Larry J. Winget shall have the right to repay such overpayment in equal annual installments over a period of six years, plus interest at the applicable federal rate for such a long-term obligation in effect at the time the amount owed, if any, by Winget has been determined and Larry J. Winget shall deliver to Venture Holdings a promissory note evidencing such obligation; provided, however, that such repayment obligation shall be accelerated to the extent that Larry J. Winget receives a refund from the Internal Revenue Service with respect to the foregoing, in which event, he shall repay such refund amount to Venture Holdings within 75 days of receipt.

            (l) Cancellation of Sales Representation Agreements. On or before the Closing Date, Winget shall, and shall cause each Winget Entity party thereto to, terminate and cancel each of the Cancelled Sales Representation Agreements.

            (m)   Certain Receivables.

                  (i) From the date hereof until the Closing Date, any loans made by PIM and Venco directly or indirectly to South Africa or the Unit Trust, Australia or any of their respective subsidiaries as set forth in the Audited South Africa/Australia Financial Statements as payables owed by South Africa or Australia shall not be paid, cancelled, converted to equity or otherwise modified.

                  (ii) From the date hereof until the Closing Date, the Transferors shall cause Heavy to refrain from making any payments on the VSE Receivable or the VIC Receivable. Prior to the Closing Date, the Transferors shall cause Heavy to transfer the VSE Receivable and VIC Receivable to a Retained Entity.

                  (iii) If Winget receives (x) any distribution (in cash, property or otherwise) or (y) any other payment in cash whatsoever (howsoever arising), in any case from any entity owing any receivable to Heavy listed in Exhibit D, Items 4 or 5 (other than PIM or Larry J. Winget), Winget shall, to the extent of the amount of the receivable owed by such entity to Heavy, promptly pay to Venture Holdings an amount, in cash, equal to the value of such distribution.

                  (iv) At the option of Winget, communicated in writing to Venture Holdings and the Agent at any time prior to the Closing Date, the accounts receivable of Heavy from Venture Global Engineering and Venture Global Engineering (Supercart) listed in Exhibit D, Item 4, shall be removed from Exhibit D and shall no longer be Retained Property for purposes of this Agreement.

            (n) Taxation of Transferred Winget Entities. The Transferors shall cause each of the Transferred Winget Entities which would not become a "C" corporation by operation of law as a result of the ownership thereof by Venture Delaware to become taxable as a "C"corporation for federal Income Tax purposes, effective no later than the day following its contribution to Venture Delaware.

            (o) Heavy Transfers. Except as otherwise provided in this Agreement, Heavy will not encumber, transfer or otherwise dispose of any of its rights, title or interest in or to any property or assets that the Pre-Petition Lenders have a lien against or other security interest in, including without limitation, any property or assets held, used by or related to Nova Industries, Inc. or its affiliates or their respective businesses.

            (p) Escrow of Tax Refund. Upon agreement to the terms of an escrow agreement and establishment of an escrow account, Larry J. Winget shall deposit the full amount (approximately $800,000) of that certain federal income tax refund which Larry J. Winget received on or about December 2002 in an escrow account. Larry J. Winget covenants and agrees to negotiate in good faith with the Agent to reach mutually agreeable terms as to the escrow agent and the form of escrow agreement within 10 business days of the date hereof.

            (q) Subordination Agreement. The Transferors shall cause the equity owners of the Unit Trust (other than Venco) to enter into a subordination agreement on or before the Closing Date pursuant to which any payment that would otherwise be made to such equity owners on account of their equity ownership in the Unit Trust shall be subordinate to the payment in full of all obligations of Venture Holdings, Venture Delaware or any of their present or future subsidiaries to the Pre-Petition Lenders under any notes, instruments, documents or securities to be issued to the Pre-Petition Lenders pursuant to the Plan..

                                   ARTICLE VII
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTORS

      Section 7.1 Representations and Warranties of the Debtors. The Debtors represent and warrant to the Transferors that:

            (a) Organization and Qualification. Each Debtor is duly organized, validly existing and in good standing under the laws of its organization and has all requisite authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each Debtor is duly qualified to transact business, and is in good standing, in each jurisdiction where the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. On the Closing Date, Venture Delaware will have been duly organized, existing and in good standing under the Delaware Limited Liability Company Act and duly qualified and in good standing as a foreign limited liability company under the Michigan Limited Liability Company Act.

            (b) Power and Authority; Enforceability. Subject to the approval of the Bankruptcy Court, each Debtor has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by each Debtor of this Agreement have been duly authorized by all necessary corporate or other action on the part of such Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

            (c) Capitalization. On the Closing Date, the Operating Agreement of Venture Delaware shall have been adopted providing for the Common Membership Interests and the Preferred Membership Interests. Except for the Creditors' Warrant (as defined in the Plan), as of the Closing Date there shall be no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire from Venture Delaware any membership interests. Except for the Operating Agreement, as of the Closing Date, Venture Delaware shall not be a party to any agreement or understanding, or aware of any member who is a party to such an agreement or understanding, that affects or relates to the voting or giving of written consents with respect to any security, or the voting by a manager, of Venture Delaware. Except as provided in the Operating Agreement as of the Closing Date, Venture Delaware shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any membership interests.

      Section 7.2 Debtors' Holdings Covenants.

            (a) Certain Litigation. The Debtors may bring all causes of action against the Transferors and the Retained Entities which claims shall become assets of the Creditors' Trust to be established pursuant to the Plan. The Debtors may bring all causes of action against the Transferred Winget Entities which claims shall be part of the value of the Creditors' Warrant, as provided in the Plan.

            (b) Salary to Winget. Until the first to occur of the Closing Date or the Termination Date, Venture Holdings shall cause Venture Industries to pay a salary to Larry J. Winget at a monthly rate of $50,000, payable consistent with past practice.

            (c) Best Efforts Undertaking. The Debtors shall use their respective best efforts (subject to their rights under this Agreement) to support the Plan in the form in which it is filed pursuant to Section 7.1A(a)(ii) and to cause the Plan to be confirmed by the Bankruptcy Court.

                                  ARTICLE VII-A
                         MUTUAL COVENANTS OF THE PARTIES

      Section 7.1A      Mutual Covenants.

            (a)   Certain Exhibits and Plan Not Executed.

                  (i) Confirmation Order. Within 2 business days after filing of the Plan in accordance with this Agreement, Venture Holdings shall deliver to the Transferors and the Agent a proposed form of Confirmation Order. The parties shall negotiate in good faith to reach mutually agreeable terms as to the form of Confirmation Order which, once so agreed, shall be attached to this document as Exhibit L. If in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Confirmation Order on or before the date which is 5 business days after the date on which the Plan is filed, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in Section 10.1(f) at any time prior to the time the form of Confirmation Order is agreed to.

                  (ii) Plan. The parties shall negotiate in good faith to reach mutually agreeable terms as to the form and substance of the Plan (as are consistent with the Discussion Term Sheet except (x) as otherwise agreed in this Agreement and (y) with respect to the terms of the Creditors' Warrant which shall be substantively consistent with the Discussion Term Sheet), which once so agreed, shall be a document to which this Agreement is attached as an exhibit. If in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Plan on or before September 24, 2003, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in Section 10.1(f) at any time prior to the time at which such Plan is agreed to and filed with the Bankruptcy Court.

                  (iii) Operating Agreement. Within 7 business days after execution of this Agreement, Venture Holdings shall deliver to the Transferors and the Agent a proposed form of Operating Agreement. The parties shall negotiate in good faith to reach mutually agreeable terms as to the form of Operating Agreement (consistent in all material respects with the Discussion Term Sheet except as otherwise agreed in this Agreement) which once so agreed, shall be attached to this document as Exhibit N. If in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Operating Agreement within 10 business days after the date of delivery, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in Section 10.1(f) at any time prior to the time at which such Operating Agreement is agreed to.

                  (iv) Employment Agreement. The parties shall negotiate in good faith to reach mutually agreeable terms as to the form of Employment Agreement which once so agreed, shall be attached to this document as Exhibit M. If in good faith and using reasonable efforts the parties are unable to reach agreement on mutually satisfactory terms as to the Employment Agreement within 5 business days after the date of this Agreement, either the Transferors or Venture Holdings may thereafter terminate this Agreement as provided in Section 10.1(f) at any time prior to the time at which such Employment Agreement is agreed to.

            (b) Representations and Warranties. Each party hereto shall refrain from taking any action which would render any representation or warranty contained in Article VI or VII inaccurate as of the Closing Date, it being understood that Material Contracts may be entered into after the date hereof and prior to the Closing Date in the ordinary course of business, and Material Contracts listed on the Disclosure Schedule may be performed in full after the date of this Agreement and prior to the Closing Date, without any of such actions resulting in a breach of a representation or warranty by the Transferors.

            (c)   Use and Occupancy of Masonic Property and Harper Property.

                  (i) Masonic Property. The Transferors covenant and agree that, during the period commencing on the date hereof and ending on the first to occur of the Closing Date and the Termination Date, the Venture Entities shall be permitted to use the Masonic Property. There shall be no use and occupancy fee with respect to the Masonic Property, but Venture Holdings shall be responsible for payment of those expenses with respect to the Masonic Property consistent with a triple net lease.

                  (ii) Harper Property. The Transferors covenant and agree that, during the period commencing on the date hereof and ending on the first to occur of the Closing Date and the Termination Date, Venture Entities shall be permitted to use the Harper Property in exchange for the use and occupancy fee set forth in this subsection (c)(ii). Venture Holdings agrees to pay to the Harper Partners a use and occupancy fee at the initial rate of $100,000 per month, payable in advance (x) concurrently herewith, with respect to the period commencing on the date hereof and ending on the last day of the month in which this Agreement is executed, and (y) on the first day of each month, with respect to each calendar month thereafter. Use and occupancy fees for any partial month shall be prorated based on the number of days in such month for which such fee is payable. In addition to payment of such use and occupancy fee, Venture Holdings shall be responsible for payment of those expenses with respect to the properties consistent with a triple net lease. The initial $100,000 monthly use and occupancy fee for the Harper Property shall be subject to retroactive adjustment to the date of this Agreement upon the determination of the fair market rent therefor in accordance with subparagraph (iii). Following such determination, the aggregate overpayment or underpayment (as compared to the fair market value rent as finally determined) of rent from the date of this Agreement to the date of such determination shall be paid (or, if future rents are to be paid, credited against future rents) by the Harper Partners or Venture Holdings, as the case may be, within fifteen days after such determination, for the Harper Property.

                  (iii) Determination of Fair Market Value Rent. The parties shall attempt in good faith to agree upon a fair market value rent (x) with respect to the Harper Property, for both the use and occupancy period set forth in subparagraph (ii), and (y) with respect to the Masonic Lease. If the parties are unable to agree on such fair market value rents within 30 days after the date hereof, they shall mutually select an independent appraiser who shall make such determination. The determination of fair market value rent shall take into account leasehold improvements actually paid for by the landlords thereunder to the extent not reimbursed by the tenant. The parties shall also agree upon, or the appraiser shall determine, the nature and timing of escalators for the rent, taking into account the fact that the Harper Lease and the Masonic Lease will each have a ten year term and two five year renewal options.

            (d) Certain Notices. After the date hereof and prior to the Closing Date, the Transferors, on the one hand, and Venture Holdings, on the other hand, shall each give prompt written notice to the other upon learning of facts that causes such party to believe that any representation and warranty of either party contained in Article VI or Article VII is untrue or incorrect, and specifying the respect in which it is untrue or incorrect.

                                  ARTICLE VIII
                                  LEASE ESCROW

      Section 8.1 Leases.  Concurrently with the execution of this Agreement:

            (a) Winget has caused each of Alicia Winget Living Trust, Larry J. Winget Living Trust and Vimco Corporation (the "General Partners") and each of
A. James Schutz, Michael G. Torakis, Alicia Winget Living Trust, Annalisa Winget, Gwendolyn May Winget, Larry Joseph Winget, Jr., Norman Matthew Winget and Adelicia Jo Jean Tignanelli (the "Limited Partners," and together with the General Partners, the "Harper Partners"), which Harper Partners own in the aggregate 100% of the equity interests in Harper Properties of Clinton Township Limited Partnership, a Michigan limited partnership, to execute a lease agreement (the "Harper Lease"), in the form attached as Exhibit H hereto (and with the rent and escalators determined pursuant to Section 7.1A(c)(iii), with Venture Industries Corporation, a Michigan corporation ("Venture Industries"), for the Harper Property;

            (b) Venture Real Estate Acquisition Company, a Michigan corporation, has executed a lease agreement (the "Masonic Lease"), in the form attached as
Exhibit I hereto, with Venture Industries, for the Masonic Property; and

            (c) Venture Equipment Acquisition Company has executed a usage agreement (the "Equipment Usage Agreement," and collectively with the Harper Lease and the Masonic Lease, the "Leases"), attached as Exhibit J hereto, with Venture Industries, for all of the machinery and equipment located at 17085 Masonic, Fraser, Michigan.

            (d) Concurrently with the execution of this Agreement, Winget shall cause the executed Leases to be deposited with, and held in escrow by, First American Title Insurance Company ("Escrow Agent") pursuant to the terms and conditions of the Escrow Agreement in the form of Exhibit K, attached hereto (the "Escrow Agreement"). The parties hereto agree that the Leases shall be held in escrow and shall not become, or be considered, part of the bankruptcy estate of the Debtors. Notwithstanding their execution, the Leases shall not be deemed to have been delivered or be effective as of their date of execution; they shall only become effective when and as therein provided.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

      Section 9.1 Joint Conditions to the Obligations of the Transferors and Venture Holdings. The obligations of the Transferors and Venture Holdings to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions unless waived by the Transferors, on the one hand, and Venture Holdings (with the consent of the Agent), on the other hand:

            (a) Governmental Consents. All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit each Transferor and Venture Holdings to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect.

            (b) No Proceedings. No suit, proceeding or investigation shall have been commenced or threatened by a Governmental Authority on any grounds to restrain, enjoin or prohibit the consummation of the transactions contemplated hereby.

            (c) Conditions to Closing Date. The Plan shall have been confirmed in the form filed or in a form amended in accordance with Section 6.2(b). All of the conditions to the effective date of the Plan shall have been satisfied, other than the condition relating to the closing of the transactions set forth in this Agreement.

            (d) Commitment Letter for Exit Financing. Not later than the date of the hearing on the Disclosure Statement, Debtors shall have obtained, and executed and delivered, a commitment letter from one or more banks or financial institutions for the Exit Financing, having a committed amount of $85.0 million (or such other amount mutually agreed upon by Venture Holdings, Larry J. Winget and the Agent), which Exit Financing shall be senior in lien and claim priority to the Bank Senior Notes and the Bank Junior Notes (each as defined in the Plan) and otherwise on market terms acceptable to the Bank Steering Committee Venture Holdings and Larry J. Winget.

            (e) Disclosure Statement. The Disclosure Statement filed in connection with the Plan shall be in form and substance consistent with the Plan and otherwise reasonably satisfactory to the Transferors, Venture Holdings and the Agent.

      Section 9.2 Conditions to Obligations of the Transferors. In addition to the satisfaction or waiver of each of the conditions set forth in Section 9.1, the obligation of the Transferors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date, of each of the following conditions unless waived by the Transferors:

            (a) Issuance of Winget Interests. The Transferors shall have been issued the Winget Interests.

            (b) Assumption Agreement. Venture Delaware shall have delivered an assumption agreement in a mutually agreeable form pursuant to which Venture Delaware agrees to pay, perform and discharge the Assumed Liabilities.

            (c) Representations and Warranties; Covenants. (A) The representations and warranties made by Venture Holdings contained in Article VII shall be true and correct in all material respects as if originally made on and as of the Closing Date (except to the extent they expressly relate to an earlier date), except as affected by the transactions contemplated by this Agreement;
(B) the covenants and agreements contained in this Agreement to be complied with by Venture Holdings at or prior to the Closing Date shall have been complied with in all material respects; and (C) the Transferors shall have received a certificate from Venture Holdings as to the matters set forth in clauses (A) and
(B) above signed by Venture Holdings.

            (d) Dismissal of Litigation. All rights in respect of litigation brought by any of the Debtors against any of the Transferred Winget Entities and pending as of the date hereof shall have been extinguished except to the extent necessary to evaluate the same so that the value thereof may be taken into account in the Creditors' Warrant.

            (e) Feasibility. The Bankruptcy Court shall have entered the Confirmation Order over any objections under 11 U.S.C. Section 1129(a)(11). Notwithstanding Winget's agreement to support the Plan under Section 6.2(b), Winget may raise an objection under 11 U.S.C. Section 1129(a)(11) (it being understood that Winget's so doing shall not preclude him from terminating this Agreement pursuant to Section 10.1(h)).

            (f) Plan Satisfactory. The Plan, as confirmed by the Bankruptcy Court, shall not have been modified from the form in which it was filed in a manner which is materially adverse to the Transferors taken as a whole.

            (g) Release of Liens and Guaranties. The Agent shall have released
(x) all liens and security interests which it holds for the benefit of the Pre-Petition Lenders in (i) the Retained

Entities, and (ii) the Retained Property, and (y) all liabilities of Winget and/or any of the Retained Entities under any guaranties of obligations of Winget or any of the Retained Entities to the Agent or the Pre-Petition Lenders.

            (h) Other Transactions. All amounts due and owing to Winget and/or Harper Partners pursuant to clauses (3) and (4) of Section 6.2(i) shall have been paid in full.

            (i) Resolutions. Each of the Debtors shall have delivered a true and complete copy, certified by an authorized officer of the Debtors, of the resolutions duly and validly adopted by the board of managers or board of directors of the Debtors, evidencing such Debtors authorization of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

            (j) Organization of Venture Delaware. Venture Delaware shall have been organized, and qualified as a foreign limited liability company, in accordance with Section 7.1(a).

            (k) Confirmation Order. The Confirmation Order shall be in a form consistent with that agreed to by the parties pursuant to Section 7.1A(a)(i), shall not have been modified in a manner which is materially adverse to the Transferors, taken as a whole, and shall have been entered by the Bankruptcy Court and not stayed. For purposes of this Section 9.2(k), a finding that the Plan meets the requirements of 11 U.S.C. Section 1129(a)(11) over the objections of Larry J. Winget shall not be deemed to be a modification which is materially adverse to the Transferors, taken as a whole.

            (l) Financing. The terms of the final Exit Financing shall be consistent in all material respects with the terms of the commitment letter executed by Venture Holdings on or prior to the date of the Disclosure Statement hearing, with such changes as are not materially adverse to the Transferors, taken as a whole.

      Section 9.3 Conditions to Obligations of the Debtors. In addition to the satisfaction or waiver of each of the conditions set forth in Section 9.1, the obligations of the Debtors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions unless waived by Venture Holdings (with the consent of the Agent):

            (a) Conveyancing Documents. Winget shall have, and shall cause each Winget Entity to have delivered at the Closing Date such deeds, bills of sale, stock powers, stock certificates and other conveyancing documents, as shall be reasonably requested by Venture Holdings that are necessary and sufficient to convey to Venture Delaware the Transferred Winget Entities and the Transferred Assets, free and clear of any and all Liens, except Permitted Liens.

            (b) Representations and Warranties; Covenants. (x) The representations and warranties made by the Transferors in Article VI which are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as if originally made on and as of the Closing Date (except to the extent they expressly relate to an earlier date), and (y) the representations and warranties made by the Transferors in Article VI which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as if originally made on and as of the Closing Date (except to the extent they expressly relate to an earlier date); (B) the covenants and agreements contained in this Agreement to be complied with by the Transferors at or prior to the Closing Date shall have been complied with in all material respects; and (C) Venture Holdings shall have received a certificate from the Transferors (including Winget) as to the matters set forth in clauses
(A) and (B) above signed by Winget and each other Transferor.

            (c) Resolutions. The Transferors shall have delivered a true and complete copy, certified by an authorized officer or trustee of each Transferor, as applicable, of the resolutions duly and validly adopted by the board of directors, trustee, equity owners, if necessary, or other governing body of each Transferor (other than Winget but including the Larry J. Winget Living Trust) evidencing its authorization of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

            (d) Third Party Consents. All material consents, approvals, permissions or acknowledgments or notices, including those to be listed in the Disclosure Schedule shall have been obtained or made, and Venture Holdings shall have received reasonably acceptable written evidence thereof.

            (e) Intellectual Property and Other Asset Assignments. Winget shall have executed an assignment to Patent Holding Company of all of his interest in connection with that certain lawsuit captioned Venture Industries Corporation, Vemco, Inc., Patent Holding Company and Winget v. Autoliv ASP, Inc. and Autoliv, Inc., Case No. 99-75354 and American Arbitration Case No. 14 133 02472 01 and that certain lawsuit captioned Patent Holding Company v. Delphi Automotive Systems Corporation, Case No. 99-76013 and shall have executed a standard assignment of intellectual property to Patent Holding Company with respect to any intellectual property of which he is the owner which is used in the conduct of the Business.

            (f) Confirmation Order. The Confirmation Order shall be in a form consistent with that agreed to by the parties pursuant to Section 7.1A(a)(i), shall not have been modified in a manner which is not reasonably satisfactory to Venture Holdings and the Agent, and shall have been entered by the Bankruptcy Court and not stayed.

            (g) Financing. The terms of the final Exit Financing shall be consistent in all material respects with the terms of the commitment letter executed by Venture Holdings on or prior to the date of the Disclosure Statement hearing, with such changes as are not materially adverse to Venture Holdings or the Agent.

            (h) Transferred Assets. Each Transferred Asset shall have been contributed to a newly-formed "C" corporation, the stock of which shall be contributed to Venture Delaware on the Closing Date.

            (i) Tax Refund. Larry J. Winget shall have paid, without offset, to the Agents on behalf of the Pre-Petition Lenders, in immediately available funds, the full amount (approximately $800,000) of that certain federal income tax refund which Larry J. Winget received on or about December 2002 and the amount owing to the Pre-Petition Lenders by Venture Holdings shall be reduced on a dollar-for-dollar basis by the amount of such refund. Any subrogation rights of Larry J. Winget shall be preserved.

                                    ARTICLE X
                                   TERMINATION

      Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by the mutual written consent of Venture Holdings (with the consent of the Agent) and the Transferors;

            (b) by Winget or Venture Holdings (with the consent of the Agent), if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such Governmental Order shall have become final and unappealable; provided, however, that the provisions of this Section 10.1(b) shall not be available to any party unless such party shall have used its commercially reasonable efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement;

            (c) by Winget or Venture Holdings (with the consent of the Agent) if the case shall have been converted to a case under Chapter 7 of the Bankruptcy Code;

            (d) at any time before the Closing Date, by notice given by Venture Holdings (with the consent of the Agent), in the event of a material breach of this Agreement by any Transferor if such Transferor fails to cure such breach within ten (10) Business Days following notification thereof by Venture Holdings;

            (e) at any time before the Closing Date, by notice given by Winget, in the event of a material breach of this Agreement by Venture Holdings if Venture Holdings fails to cure such breach within ten (10) Business Days following notification thereof by Winget;

            (f) by Winget or Venture Holdings (with the consent of the Agent), if (v) the Debtors have not executed and delivered a commitment letter for the Exit Financing in accordance with Section 9.1(d) on or prior to the date of the Disclosure Statement hearing; (w) the Plan in the form agreed to in accordance with Section 7.1A(a)(ii) has not been filed with the Bankruptcy Court by September 24, 2003, (x) the form of Confirmation Order has not been agreed to in accordance with the provisions of Section 7.1A(a)(i); (y) the form of Operating Agreement has not been agreed to in accordance with the provisions of Section 7.1A(a)(iii); or (z) the Employment Agreement in the form agreed to in accordance with the provisions of Section 7.1A(a)(iv) has not been executed within 5 business days after the date hereof;

            (g) by Venture Holdings (with the consent of the Agent), pursuant to
Section 6.2(g) if the Deliverables are not delivered during the Post-Signing Schedule Period or if notice is otherwise given prior to the expiration of the Review Period;

            (h) by either the Transferors or Venture Holdings (with the consent of the Agent), if the Closing Date shall not have occurred prior to June 30, 2004; provided, however, that the right to terminate this Agreement under this
Section 10.1(h) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur prior to such date; or

            (i) by either the Transferors or Venture Holdings (with the consent of the Agent) if the Bankruptcy Court shall have denied confirmation of the Plan.

      The date on which this Agreement is terminated pursuant to this Section
10.1 is referred to herein as the "Termination Date". Notwithstanding the foregoing, if outside counsel to Venture Holdings advises Venture Holdings in writing that it must terminate this Agreement as provided above because the failure to terminate would breach its fiduciary duties, then the consent of the Agent need not be required to effectuate such termination. Venture Holdings may rely upon any consent by the Transferors if such consent is given by Winget on behalf of the Transferors.

      Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto provided that nothing herein shall relieve any party from liability for any breach of this Agreement prior to the date of termination, and provided further that the failure of a representation or warranty to be true and correct shall not entitle a terminating party to sue for damages unless the failure of such representation or warranty to be true and correct was known not to be true and correct as of the date of this Agreement or as of the date of delivery of the Disclosure Schedule. Upon termination, the Leases shall be released from the Escrow in accordance with the Escrow Agreement. Nothing in this Article X shall affect the Venture Holdings' (or the Agent's) or any other party's right to compel specific performance (to the extent available under applicable law) in lieu of exercising its termination rights.

                                   ARTICLE XI
                                 INDEMNIFICATION

      Section 11.1      Indemnification from the Transferors.

            (a) Provided that the Closing Date shall have occurred, the Transferors, jointly and severally, shall, subject to the limitations and qualifications set forth in Section 11.2, indemnify and hold harmless Venture Delaware, the Debtors and their respective subsidiaries (other than the Venture B Assets) for so long as and to the extent that such assets are subject to insolvency proceedings under foreign laws) and their respective directors, officers (other than Larry J. Winget), agents and assigns (collectively, the "Venture Indemnified Parties") against any Losses that may be imposed on or otherwise incurred or suffered by any of them, directly or indirectly, as a result of, or based upon or arising from:

                  (i)   any of the Excluded Liabilities;

                  (ii) any inaccuracy or breach of any representation or warranty of any of the Transferors contained in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement, in each case determined as of the Closing Date as though made as of such time (except for any representation and warranty which was made as of a specific date, in which case determined as of such date);

                  (iii) the non-fulfillment or breach by any of the Transferors or Winget of the any their respective covenants contained herein;

                  (iv) any Third Party Claims incurred or accrued prior to the Closing Date in respect of the Transferred Winget Entities or the Transferred Assets and which are required to be, but are not, disclosed in this Agreement (including the Disclosure Schedule); and

                  (v) the violation of any law, rule or regulation prior to the Closing Date, by Winget or any of the Transferred Winget Entities which is not disclosed in this Agreement (including the Disclosure Schedule).

      Section 11.2 Limitations on Transferors' Indemnification Obligations. Notwithstanding anything to the contrary in this Agreement, the obligations of the Transferors to make indemnification payments pursuant to Section 11.1 shall be limited as follows:

            (a) None of the Transferors shall have any liability for indemnification pursuant to Section 11.1(a)(ii) unless and until the aggregate amount of all Losses for which indemnification is sought by the Venture Indemnified Parties pursuant to such Section exceeds $4 million (the "Deductible"), and once such amount is exceeded, the Transferors shall be liable only for amounts in excess of the Deductible and the aggregate liability of the Transferors pursuant to such section shall not exceed $40 million (the "Cap"); provided, however, that the liability of the Transferors for Losses relating to breaches of representations and warranties under Sections 6.1(b), (e), (m), (dd) and (ff) shall not be subject to the Deductible or the Cap. For the sole purpose of determining whether the Deductible has been satisfied, all references in
Section 6.1 to materiality or to Material Adverse Effect shall be disregarded.

            (b) Notwithstanding anything in this Agreement to the contrary, the liability of the Transferors for any Losses for which the Venture Indemnified Parties would have an obligation of indemnification pursuant to Section 11.1(a)(ii) (as limited by Section 11.2) shall terminate on the eighteen month anniversary of the Closing Date (the "Indemnity Termination Date") with respect to claims for any such Losses not brought before such date (but will continue until the final, unappealable resolution of all claims with respect to any claims for which the Transferors have received written notice on or before the Indemnity Termination Date); provided, however, that the liability of the Transferors for Losses relating to breaches of representations and warranties under Sections 6.1(b), (e), (m), (dd) and (ff) shall survive until 30 days after expiration of the applicable statute of limitations.

            (c) The representations and warranties of the Transferors contained in Sections 6.1(w)(ii), (x), (y) or (z) shall not survive the Closing Date, and the Venture Indemnified Parties shall have no right of indemnification, or other recourse, against Winget in the event of any inaccuracy or breach of any of such representations and warranties.

            (d) Except with respect to fraud, indemnification pursuant to this
Article XI shall be the sole remedy of the Venture Indemnified Parties in the event of any inaccuracy or breach of any representation, warranty or (subject to Section 12.10) covenant of the Transferors contained in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement. With respect to fraud, Venture Holdings shall have all available legal and equitable rights and remedies.

      Section 11.3 Indemnification from Venture Holdings. Provided that the Closing Date shall have occurred, Venture Holdings shall indemnify the Transferors, their subsidiaries and their respective directors, officers, agents and assigns (collectively, the "Winget Indemnified Parties") against and hold them harmless from any Losses suffered or incurred by any of the Winget Indemnified Parties to the extent arising or resulting from (i) any inaccuracy or breach of any representation or warranty of Venture Holdings contained in this Agreement as of the Closing Date as though made as of such time, (ii) the Assumed Liabilities, or (iii) the non-fulfillment or breach by Venture Holdings of any of its covenants contained herein.

      Section 11.4 Mitigation. Prior to the assertion of any claims for indemnification under Section 11.1 or 11.3, the Indemnified Party shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice (and which shall in any event include, without limitation, seeking recoveries under insurance policies), to mitigate such Losses. Recovery pursuant to Section 11.1 or 11.3 shall in no event include any consequential, speculative or punitive damages (except arising from Third Party Claims).

      Section 11.5 Calculation of Losses. The amount of any Loss for which indemnification is provided under this Article XI shall be net of any amounts when and as recovered by the Indemnified Party under insurance policies with respect to such Loss. The Indemnifying Party shall use commercially reasonable efforts to seek recoveries under insurance policies and shall reimburse the Indemnified Party for any Loss indemnified by it to the extent all or a portion of such Loss (net of reasonable collection costs) is subsequently recovered by Indemnified Party under any such insurance; provided, that the foregoing shall not be construed to require immediate indemnification from an Indemnifying Party where it is apparent that insurance will eventually cover the loss.

      Section 11.6 Procedures Relating to Indemnification for Third Party
Claims.

            (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Third Party Claim, the Indemnified Party must notify (i) the Indemnifying Party if the Third Party Claim is one for which Indemnifying Party must give indemnification, in writing, and in reasonable detail, of the Third Party Claim within 30 days after receipt by the Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the ability to defend such claim or demand shall have been prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period prior to the giving of such notice by the Indemnified Party if notice is not timely given). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within 10 days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

            (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall have the right to assume the defense thereof with counsel selected by the Indemnifying Party. Upon the Indemnifying Party assuming the defense of the Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Party), which shall be at its own expense, separate from the counsel employed by the Indemnifying Party. In the event the Indemnifying Party fails to assume the defense of a Third Party Claim within 30 days after receipt of the notice for which the Indemnified Party is entitled to be indemnified as provided above, the Indemnified Party may defend the Third Party Claim consistent with its obligations hereunder, at the expense and for the account of Indemnifying Party, and shall keep the Indemnifying Party fully informed regarding the progress and status thereof. It is understood that the party assuming the defense shall control such defense.

                  (i) All of the applicable Indemnified and Indemnifying Parties shall cooperate with the party assuming the defense of any Third Party Claim which is subject to this Article XI. Such cooperation shall include the retention and the provision, to the party assuming the defense, of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (ii) The party assuming the defense shall keep the applicable Indemnified and Indemnifying Parties fully informed regarding the progress and status thereof.

                  (iii) If the Indemnified Party has assumed the defense, it shall not settle, compromise or discharge such Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Party has assumed the defense, it shall not settle, compromise or discharge such Third Party Claim without the prior written consent of the Indemnified Party if such settlement, compromise or discharge requires the Indemnified Party to cease any activity or to take any action (other than entering into an agreement setting forth the terms of such settlement, compromise or discharge) or admit liability or consent to the entry of a judgment against the Indemnified Party.

      Section 11.7 Other Claims. In the event a party hereto should have a claim under this Article XI that does not involve a Third Party Claim for which it is entitled to be indemnified under this Article XI, such party shall deliver written notice of such claim with reasonable promptness and stating the nature, basis and amount of the claim in reasonable detail to the other party. The failure by a party to so notify the other party shall not relieve any liability under this Article XI, except to the extent that the ability to defend such claim or demand shall have been prejudiced as a result of such failure. If a party disputes the liability with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction, as provided in Section 12.14.

      Section 11.8 Knowledge. It shall not be a defense, nor shall Venture Holdings or the Transferors, as the case may be, be deemed to have waived or released or otherwise be estopped from asserting any claim for indemnification for breach of a representation, warranty or covenant by having consummated the transactions contemplated hereby despite actual or constructive Knowledge of such breach prior to the Closing Date.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

      Section 12.1 Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by each of the Debtors, each of the Transferors, and the Agent.

      Section 12.2 Survival of Representations, Warranties and Agreements. Except as provided in Section 11.2, the representations and warranties of the parties contained in this Agreement shall survive until the applicable Indemnity Termination Date. The covenants to be performed after the Closing Date shall survive indefinitely.

      Section 12.3 Access to Records After Closing Date; Disposal of Records. The parties to this Agreement agree to preserve until the seventh anniversary of the Closing Date or as otherwise required by law all business and tax records including, but not limited to, those records in their possession relating to the conduct of the Business prior to the Closing Date. In the event that any party to this Agreement requires access to any such records for preparing income tax returns, for complying with any audit request, subpoena, or other investigative demand by any governmental authority, third party, or for any civil litigation, to bring or respond to or defend any claim, lawsuit, investigation or other governmental inquiry or legal proceeding, to exercise their rights under this Agreement or as may be required by them to otherwise conduct their business activities, each party shall allow the requesting party access to such records, including reasonable use of office space and facilities, during regular business hours at the place of business of the nonrequesting party for the sole purpose of obtaining information for use as provided for in this section, and shall permit such party to make extracts and copies thereof as may be necessary or convenient.

      Section 12.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Michigan applicable to contracts executed and fully performed within the State of Michigan.

      Section 12.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

            (a)   In the case of the Transferors:

            Larry J. Winget
            33662 James J. Pompo Drive
            Fraser, Michigan 48026-0278

            With copies to:

            Allard & Fish P.C.
            2600 Buhl Building
            535 Griswold Street
            Detroit, Michigan 48226
            Attn.:  Ralph McKee
            Fax No.: (313) 961-6142

            Greenberg Traurig, LLP
            77 W. Wacker Drive
            Suite 2400
            Chicago, IL 60601
            Attn.:  Nancy Mitchell
            Fax No.: (312) 456-8435

            And copies to:

            Bank One, N.A.
            One Bank One Plaza
            Chicago, IL  60170
            Attn.:  Linda Thompson
            Fax No.: (312) 732-1775

            Sidley Austin Brown & Wood LLP
            Bank One Plaza
            Chicago, IL 60603
            Attn.:  Larry J. Nyhan
            Fax No.: (312) 853-7036

            (b)   In the case of Venture Holdings:

            James E. Butler
            Executive Vice President
            Venture Holdings Company LLC
            33662 James J. Pompo Drive
            Fraser, Michigan  48026
            Fax No.: (586) 276-1845

            With a copies to:

            Judy A. O'Neill
            Foley & Lardner

            150 West Jefferson, Suite 1000
            Detroit, Michigan 48226-4443
            Fax No.: (313) 963-9308

            Barbara A. Kaye
            Dykema Gossett PLLC
            315 E. Eisenhower, Suite 100
            Ann Arbor, Michigan  48108
            Fax No.: (734) 214-7696

            Bank One, N.A.
            One Bank One Plaza
            Chicago, IL  60170
            Attn.:  Linda Thompson
            Fax No.: (312) 732-1775

            Sidley Austin Brown & Wood LLP
            Bank One Plaza
            Chicago, IL 60603
            Attn.:  Larry J. Nyhan
            Fax No.: (312) 853-7036

      Section 12.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Any such severed provision shall be replaced by a provision which is as near as possible in legal and economic effect. If it is not possible to do so, then the covenants, agreements, provisions and terms of this Agreement shall not be severed, and the validity of this Agreement shall be determined by reference to its entire contents.

      Section 12.7 Assignment. This Agreement may not be assigned by the parties hereto except that Venture Holdings shall assign to Venture Delaware and Venture Delaware shall assume the rights and obligations of Venture Holdings under this Agreement upon the consummation of the Plan. No such assignment shall relieve Venture Holdings of any of its obligations under this Agreement.

      Section 12.8 Further Assurances. The Transferors and Venture Holdings agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties in order to more fully effect the purposes of this Agreement. Without limiting the generality of the preceding sentence, from time to time after the Closing Date, without further consideration, Winget shall, and shall cause the other Transferors to, cooperate with Venture Holdings and shall execute and deliver instruments of transfer or assignment or assumption, or shall execute and deliver such other documents, to Venture Holdings as Venture Holdings reasonably may request to evidence or perfect Venture

Delaware's right, title and interest to the Transferred Winget Entities and Transferred Assets and otherwise carry out the transactions contemplated by this Agreement. Winget shall execute all documents reasonably required to be executed by him in his capacity as a current or former officer and director of Venture Holdings.

      Section 12.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferors or Venture Holdings, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

      Section 12.10 Specific Performance. Each of the parties hereto shall have the right and remedy to have the terms of this Agreement specifically enforced by any court of competent jurisdiction, including the Bankruptcy Court, it being agreed that any breach or threatened breach of this Agreement would cause irreparable injury and that money damages would not provide an adequate remedy. Accordingly, in addition to any other rights or remedies, each of the parties hereto shall be entitled to injunctive relief to enforce the terms of this Agreement and to restrain any violation of its provisions. Without limiting the foregoing in any respect, approval of this Agreement by the Bankruptcy Court shall not be a condition to the rights of Venture Holdings and the Agent to compel specific performance of the provisions of this Agreement, it being understood and agreed by the parties hereto that the Bankruptcy Court will be requested to approve this Agreement only in connection with confirmation of the Plan.

      Section 12.11 Counterparts. This Agreement may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 12.12 Binding Effect; Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the obligations, representations and warranties of the Debtors are subject to the approval of this Agreement by the Bankruptcy Court. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Without limiting the generality of the foregoing, this Agreement shall inure to the benefit of and be binding upon Venture Delaware. Except as provided in this Section 12.12, this Agreement shall not create any rights in any persons or entities who are not parties hereto (other than any Indemnified Parties who are not parties hereto), their successors or permitted assigns, including without limitation any third party beneficiary rights. Notwithstanding the foregoing, the Agent shall be deemed a third party beneficiary of this entire Agreement with the ability to enforce the obligations herein.

      Section 12.13 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this

Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement.

      Section 12.14 Consent to Jurisdiction. Each of the parties irrevocably submits to the jurisdiction of the Bankruptcy Court for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby until the Indemnity Termination Date.

      Section 12.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

      Section 12.16     Tax Matters.

            (a) The Transferors shall be responsible for all Income Taxes and the preparation and filing of all such Income Tax returns for the Transferred Winget Entities, exclusive of South Africa and Australia, for any period (or portion thereof) commencing prior to and ending on or prior to the Closing Date. Transferors shall be responsible for all Michigan Single Business Taxes for the periods beginning before and ending on the Closing Date. For the Michigan Single Business Tax period beginning before the Closing Date and ending after the Closing Date, the Transferors shall be responsible for all such Michigan Single Business Taxes, pro rated on an interim closing of the books basis. Venture Holdings shall be responsible for preparing and filing returns for such period and shall provide copies of all such returns to Winget for his review, not later than ten (10) business days prior to filing. The Transferors shall make all payments required under this Section 12.16(a) with respect to any such Taxes and Tax returns. The Transferors shall be entitled to use all existing overpayments made prior to the Closing Date and credits properly allocable to the periods ending on or before the Closing Date with respect to such Taxes to reduce their liability hereunder for such Taxes. Credits arising under the Michigan Single Business Tax shall be pro-rated in the same manner and to the same extent as the Michigan Single Business Tax, provided any credit specifically arising from a Transferred Winget Entity's status as an "S" corporation shall be allocated to the Transferors.

            (b) Venture Holdings shall be responsible for all Taxes, and the preparation and filing of all Tax returns, due after the Closing Date, (w) for all Income Taxes of South Africa and Australia (excluding any liability for withholding Taxes attributable to dividends or interest paid to Winget or his affiliates or Income Taxes attributable to the transactions contemplated by this Agreement or the Plan) for periods ending on or prior to the Closing Date, (x) for all Tax obligations of the Transferred Winget Entities (exclusive of Income Tax obligations, including Michigan single business Taxes, of the Transferred Winget Entities other than those described in clause (w)) for periods ending on or prior to the Closing Date, and (y) for all periods after the Closing Date that relate to the ownership of the Winget Assets or the operations of the Business of any Transferred Winget Entities during such periods; provided, however, that the Transferors (and not Venture Holdings) shall be responsible for any Taxes described in this subsection (b) to the extent such Taxes (i) were due and owing but unpaid prior to the Closing Date, or (ii) relate to a breach of a representation or warranty set forth in Section 6.1(m). Venture Holdings will make all payments required with respect to any such Taxes or tax returns.

            (c) With respect to the taxable year of any Transferred Winget Entity which, as of the date hereof, is a flow-through entity for federal income Tax purposes and whose taxable year ends on the Closing Date, Winget shall have the right to determine the method of accounting to be employed in the determination of the taxable income of such Transferred Winget Entity for such taxable year, as long as (i) such method is in accordance with applicable Tax laws and (ii) such method does not have an adverse effect on the Taxes payable by or with respect to the Transferred Entity for any period (or portion thereof) beginning after the Closing Date (including any method that would have the effect of deferring income to such periods or accelerating deductions prior to such periods).

            (d) For purposes of subsections (a) and (b) of this Section 12.16, any Income Taxes attributable to a period beginning on or before and ending after the Closing Date shall be allocated on a "closing of the books" basis by assuming that the books of the respective entity were closed at the close of the Closing Date. For the avoidance of doubt, any Income Taxes incurred as a result of the cancellation of debt owed by a Transferred Winget Entity occurring by virtue of the Plan will be allocated to the pre-Closing Date period.

            (e) Venture Holdings shall have the right to receive a copy of all 2002 Transferred Winget Entity Income Tax Returns and any other Income Tax Returns filed after the date of this Agreement.

      Section 12.17     Release.

            (a) Except for the obligations created by this Agreement or as provided in Article V of this Agreement, and except as provided in paragraph (d) below, as of the Closing Date, Winget, individually and as Trustee of the Larry
J. Winget Living Trust, each Transferor and each Retained Entity which is not a Transferor (each a "Releasing Party") fully, finally and forever release and agree to hold harmless the Debtors and all their respective successors, assigns, officers, directors, stockholders, employees, lenders, affiliates, attorneys, consultants, advisors (financial and otherwise), agents, representatives and all Restructuring Professionals, and all of their respective heirs, representatives, predecessors, successors, and assigns (in their capacity as such and not in any other capacity) (collectively, the "Released Parties") from and against any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, known or unknown, fixed or contingent, foreseeable or unforeseeable (collectively, the "Released Claims"), which such Releasing Party may have at the Closing Date or may thereafter have against any of the Released Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the Closing Date, other than claims arising under this Agreement (the "Release").

            (b) Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the Released Claims which are the subject of the Release and each Released Party expressly agrees to assume the risk of the possible discovery of additional or different facts, and agrees that the Release shall be and remain effective in all respects, regardless of such additional or different facts.

            (c) All other releases among the parties shall be in accordance with the Plan.

            (d) Notwithstanding the preceding provisions of this Section 12.17, in the event that any of the Released Parties shall, directly or derivatively, commence or pursue any litigation against any of the Releasing Parties with respect to any matter which arose prior to the Closing Date, or in the case of any claim by any Venture Indemnified Party pursuant to Section 11.1, the Releasing Parties shall have the right and ability to pursue any defense, offset or counterclaim which they could assert against the Debtors in such litigation, provided however that the amount of the Releasing Parties' recovery shall be limited to the amount of recovery under the initial claim or as otherwise provided in Article V.

            (e) Paragraphs (a) and (b) of this Section 12.17 shall only be effective if the Closing Date shall occur; otherwise, this Section 12.17 (other than paragraph (d)) shall be null and void.

      Section 12.18 Schedules and Exhibits. The Deliverables and exhibits referred to herein, and the Disclosure Schedule, shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes. Any information or matters contained in one section of the Disclosure Schedule shall not be deemed to be referable or applicable to, or incorporated in, any other section of the Disclosure Schedule unless specific reference is made thereto in such schedule or where such information or matter, by its very nature and substance, is reasonably referable or applicable to such other section of the Disclosure Schedule. The inclusion of any item in the Disclosure Schedule is not evidence of the materiality of such item for the purposes of this Agreement.

      Section 12.19 Plan to Control. Notwithstanding anything in this Agreement to the contrary, the Debtors are not, and shall not be deemed to be, releasing any rights any of them otherwise has under the Plan. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

                [SIGNATURES APPEAR ON FOLLOWING PAGES.]

      IN WITNESS WHEREOF, each Transferor, Venture Holdings and each of its domestic subsidiaries has caused this Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    VENTURE HOLDINGS COMPANY LLC


                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VEMCO, INC.

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VENTURE INDUSTRIES CORPORATION

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VENTURE MOLD & ENGINEERING CORPORATION

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VENTURE LEASING COMPANY

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VEMCO LEASING, INC.

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP

                                    VENTURE HOLDINGS CORPORATION

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VENTURE SERVICE COMPANY

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    EXPERIENCE MANAGEMENT LLC

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VENTURE EUROPE, INC.

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP



                                    VENTURE EU CORPORATION

                                    By:   /s/ James E. Butler
                                          --------------------------------------
                                          Its: EVP

                                    /s/ Larry J. Winget
                                    --------------------------------------
                                    Larry J. Winget


                                    THE LARRY J. WINGET LIVING TRUST


                                    By:   /s/ Larry J. Winget
                                          --------------------------------------
                                          Larry J. Winget, Trustee under the
                                          Larry J. Winget Living Trust


                                    VENTURE SALES & ENGINEERING CORPORATION



                                    By:   /s/ Larry J. Winget
                                          --------------------------------------



                                    PIM, INC.



                                    By:   /s/ Larry J. Winget
                                          --------------------------------------

The undersigned executes this Agreement solely with respect to the matters in
Article V.

                                    GOLF COURSE SERVICES, L.L.C.
                                    (d/b/a THE WYNDGATE)


                                    By:   /s/ Thomas C. Krueger
                                          --------------------------------------
                                          Its: Manager

ACKNOWLEDGEMENT OF HARPER PARTNERS:

      The undersigned, the Harper Partners, agree to be bound by the provisions of Section 7.1A(c)(ii) of this Agreement with respect to any adjustment in rent relating to the Harper Property.

                                    THE ALICIA WINGET LIVING TRUST


                                    By:   /s/ Alicia Winget
                                          --------------------------------------
                                          _____________, Trustee under the
                                          Alicia Winget Living Trust

                                    THE LARRY J. WINGET LIVING TRUST


                                    By:   /s/ Larry J. Winget
                                          --------------------------------------
                                          Larry J. Winget, Trustee under the
                                          Larry J. Winget Living Trust



                                    VIMCO CORPORATION



                                    By:   /s/ Thomas C. Krueger
                                          ------------------------------
                                          Its: Secretary Treasurer



                                    A. JAMES SCHUTZ
                                    /s/ A. James Schutz
                                    ---------------------------------



                                    MICHAEL G. TORAKIS
                                    /s/ Michaek G. Torakis
                                    ---------------------------------



                                    ANNALISA JOLENE TOTH
                                    /s/ Annalisa J. W. Toth
                                    ---------------------------------

                                    GWENDOLYN MAY WINGET
                                    /s/ Gwendolyn May Winget
                                    ---------------------------------



                                    LARRY JOSEPH WINGET, JR.
                                    /s/ Larry Joseph Winget, Jr.
                                    ---------------------------------



                                    NORMAN MATTHEW WINGET
                                    /s/ Norman Matthew Winget
                                    ---------------------------------



                                    ADELICIA JO JEAN TIGNANELLI
                                    /s/ Adelicia Jo Jean Tignanelli
                                    ---------------------------------

                                    EXHIBIT A
                                 WINGET ENTITIES

Venture Sales & Engineering Corp.

Venture Real Estate, Inc.

Deluxe Pattern Corporation

     Venco #1, L.L.C.

Realven Corporation

Venture Automotive Corp.

Patent Holding Company

Venture Equipment Acquisition Company

Venture Heavy Machinery Limited Liability Company

Venture Real Estate Acquisition Company

P.I.M. Management Company (a/k/a PIM, Inc.)

     Venture Holdings B.V.

         Venture Otto South Africa Pty Ltd.

                  Venture Peguform One (Pty) Ltd (formerly Formprops 117 (Pty)
                  Ltd)

                  Venture Peguform Two (Pty) Ltd (formerly HM Leibowith (Pty
                  Ltd)

                  Venture Peguform Properties One (Pty) Ltd (formerly Venture Otto Properties (Pty) Ltd)

                  Lot Progress Properties (Pty) Ltd

                  Venture Peguform Properties Two (Pty) Ltd (formerly Lot 1544 Isipingo (Pty) Ltd)

ISG Gauteng (Pty) Ltd

ISG Natal (Pty) Ltd

ISG East Cape (Pty) Ltd

                  AIC Chemicals (Pty) Ltd

Farm & Country Real Estate Company

Venture - Nevada LLC

     Shelby American, Inc. (75% owned by Venture Nevada)

Venture Asia Pacific Pty. Ltd.

     Venture Industries Australia Pty. Ltd.(Plastics Plant)

     Venture Mould & Engineering Australia Pty.Ltd.(Metro Tool & Die)

     Millard Design Australia Pty. Ltd.


                                      EX-1

         Venture Advance Design Engineering Australia Pty. Ltd. (formerly Venture Technology Development Corporation Pty. Ltd.)

Venture Engineering Design Services Australia Pty Ltd

Venture Australia Unit Trust

Venture Global Engineering

Venture Foreign Sales

Pompo Insurance and Indemnity, Ltd.

Vimco Corp.

MGT Construction

Center for Lean Manufacturing

Venco Mgt.

VIC Management

VIRN/VIR/VIRN Holdings




                                      EX-2

                                    EXHIBIT B
                          TRANSFERRING WINGET ENTITIES

Venture Sales & Engineering Corp.

P.I.M Management Company




                                      EX-3

                                    EXHIBIT C
                             [INTENTIONALLY OMITTED]




                                      EX-4

                                    EXHIBIT D
                                RETAINED PROPERTY
                             (AND RETAINED ENTITIES)

RETAINED PROPERTY

      1. Membership interests in VIC Management, L.L.C. and Venture Global Engineering LLC owned by Deluxe Pattern Corporation

      2. Receivable owed to Farm & Country Real Estate by Joseph Tignanelli ($366,652 as of 7/31/03)

      3. Receivable owed to Venture Real Estate, Inc. by Larry Winget ($150,000 as of 7/31/03)

      4.    The following accounts receivable of Heavy:


                 PIM Management Company                              $ 5,285,388
                 Venco #1 LLC                                        $ 4,066,807
                 Venture Global Engineering                          $   262,887
                 Venture Global Engineering (Supercart)              $ 1,500,000
                 Larry J. Winget                                     $12,074,425

      5.    The following additional accounts receivable of Heavy:

                 Venture Universal, LLC                               $4,301,786
                 Supercart                                            $1,211,101
                 VIRN                                                 $   36,675


RETAINED ENTITIES

                  Acropolis Resort, LLC
                  Adams Road Land Co., LLC
                  Center for Lean Manufacturing
                  FTS
                  Golf Course Corporation I
                  Golf Course Development Company
                  Golf Course Services, LLC
                  Harper Properties of Clinton Twp. Limited Partnership Linden Creek
                  M&M Flow Through Systems, LLC
                  MAST Services, LLC
                  MGT Construction, Inc.


                                      EX-5

                  Millard ESP
                  Modas LLC
                  Venture - Modas, Inc.
                  Moldite Technologies LLC
                  Nova Industries, Inc.
                  Oakland Land Company
                  Ohio Golf Corporation
                  Ohio Golf Course Land Company
                  P.I.M. Management Company (a/k/a PIM, Inc.)
                  Pompo Insurance & Indemnity Company, Ltd.
                  Shefco
                  Supercart Holdings Pty., Ltd.
                  Satyam Venture Engineering Services (SVES)
                  Tignanelli Interiors
                  Venture - Universal, LLC
                  Universal Plastic Industries, Inc. (a/k/a Universal Venture
                     Automotive)
                  Venco Mgmt.
                  Venture Australia Unit Trust
                  Venture Corporacion Desarroladorade Technologia
                  Venture Foreign Sales Corporation
                  Venture Global Engineering LLC
                  VIC Management, L.L.C.
                  Vimco Corporation
                  VIR Company, LLC/ VIRN Company, LLC/ VIRN Holdings, LLC Windall Industries, Inc
                  Venture Sales & Engineering Corp.
                  Venture Alabama, LLC


                                      EX-6

                                    EXHIBIT E
                           TRANSFERRED WINGET ENTITIES

Venture Real Estate, Inc.

Deluxe Pattern Corporation

     Venco #1, L.L.C.

Realven Corporation

Venture Automotive Corp.

Patent Holding Company

Venture Equipment Acquisition Company

Venture Real Estate Acquisition Company

Venture Heavy Machinery Limited Liability Company

Venture Holdings B.V.

     Venture Otto South Africa Pty Ltd.

     Venture Peguform One (Pty) Ltd (formerly Formprops 117 (Pty) Ltd)

     Venture Peguform Two (Pty) Ltd (formerly HM Leibowith (Pty Ltd)

     Venture Peguform Properties One (Pty) Ltd (formerly Venture Otto Properties
     (Pty) Ltd)

     Lot Progress Properties (Pty) Ltd

     Venture Peguform Properties Two (Pty) Ltd (formerly Lot 1544 Isipingo (Pty)
     Ltd)

ISG Gauteng (Pty) Ltd

ISG Natal (Pty) Ltd

ISG East Cape (Pty) Ltd

     AIC Chemicals (Pty) Ltd

Farm & Country Real Estate Company

Venture - Nevada LLC

     Shelby American, Inc. (75% owned by Venture Nevada)

Venture Asia Pacific Pty. Ltd.

Venture Engineering Design Services Australia Pty Ltd

     Venture Industries Australia Pty. Ltd.(Plastics Plant)

     Venture Mould & Engineering Australia Pty.Ltd.(Metro Tool & Die)

     Millard Design Australia Pty. Ltd.*

     Venture Advance Design Engineering Australia Pty. Ltd. (formerly Venture Technology Development Corporation Pty. Ltd.)



                                      EX-7

                                    EXHIBIT F
                               TRANSFERRED ASSETS

         Sales Representation Agreement effective as of January 1, 2000 between Venture Industries Australia Pty. Ltd. and VSE, and any amendments thereto

         Sales Representation Agreement effective as of January 1, 2000 between Venture South Africa Pty. Ltd. and VSE, and any amendments thereto




                                      EX-8

                                    EXHIBIT G
                             [INTENTIONALLY OMITTED]




                                      EX-9

                                    EXHIBIT H
                                  HARPER LEASE




                                     EX-10

                                LEASE AGREEMENT

THIS LEASE is made between the following parties:

LANDLORD: HARPER PROPERTIES OF CLINTON TWP. LIMITED PARTNERSHIP, a Michigan limited partnership, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.

TENANT: VENTURE INDUSTRIES CORPORATION, a Michigan corporation, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.


                            SUMMARY OF LEASE TERMS.

The following summary (the "Summary") is intended to summarize the pertinent terms of this Lease and is not intended to be exhaustive. In the event anything set forth in this Summary conflicts with the other specific provisions of this Lease, the specific provisions of the Lease shall be deemed to control in the absence of expressed contrary intent.

A.   THE PREMISES.

     Approximately 180,000 square feet of space located in the Township of Clinton, County of Macomb, State of Michigan commonly known as 34501 Harper Avenue, Clinton Township Michigan as more particularly described in Exhibit "A": subject to the provisions of Section 1 of this lease.

B.   THE TERM.

     COMMENCEMENT DATE: Subject to the provisions of Section 2 of this lease:

     EXPIRATION DATE: The lease shall expire ten (10) years from the Commencement Date, subject to Tenant's option to extend the Term (as hereinafter defined) and Tenant's option to terminate this Lease, in each case, pursuant to
Section 2.01 of this Lease.

C.   RENT.

     BASE RENT: Tenant shall pay Base Rent in equal monthly installments as set forth in Section 3.01.

D.   TENANT'S PROPORTIONATE SHARE ...................... 100%

E.   [INTENTIONALLY OMITTED]

F.   LIMITS OF INSURANCE.

          1.   If dual limits:     Bodily Injury:      $1,000,000 per person
                                                       $2,000,000 per
                                                       occurrence

                                   Property Damage:    $2,000,000 per
                                                       occurrence

          2.   If single limit:                        $2,000,000

G.   USE AND OCCUPANCY OF THE PREMISES.

          1.   General industrial use and incidental and ordinary related uses.

                    STANDARD COVENANTS, TERMS AND CONDITIONS

                  SECTION 1: PREMISES AND TENANT IMPROVEMENTS

1.01 In consideration of the rent to be paid and the covenants and agreements to be performed hereunder, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in paragraph A of the Summary (the "PREMISES"), located in the building commonly known as 34501 Harper Avenue, Clinton Township, Macomb County, Michigan (the "BUILDING") and the nonexclusive use of the other common areas in or appurtenant to the Building and located on the Real Estate (as hereinafter defined).

1.02 AMENDED PREMISES. Landlord shall have the right, exercisable at any point during the Term (including any extension thereof), to recapture a portion of the Premises from Tenant (the "RECAPTURE RIGHT"). In the event Landlord elects to exercise the Recapture Right, Landlord shall provide Tenant with a separate legal description for the common areas in or appurtenant to the Building (the "VACANT AREA PARCEL") and for the Building and the necessary parking areas for the operation of the Building (the "BUILDING PARCEL"). The Vacant Area Parcel and the Building Parcel shall be depicted in a survey detailing the boundaries of the separate parcels and the location of all structures on the parcels. The cost of the survey and division of the Premises into the Vacant Area Parcel and the Building Parcel shall be paid by the Landlord.

          Upon the production of the separate legal descriptions and survey this Lease shall be deemed to be amended to substitute the Building Parcel for the Premises. Landlord and Tenant shall thereafter execute an amendment to the Lease pursuant to which the Lease is modified to substitute the Building Parcel for the Premises. Upon the exercise of the Recapture Right, Landlord shall be free to use and dispose of the Vacant Area Parcel, subject to the restrictions set forth in this Lease. Thereafter, the Vacant Area Parcel shall be maintained by the Landlord at the Landlord's sole cost in a manner reasonably acceptable to the Tenant including the weekly landscape maintenance and Landlord shall be responsible for the real estate taxes assessed to the Vacant Area Parcel. If the Vacant Area Parcel is not assessed separately from the Building Parcel, then Landlord and Tenant shall each be responsible for their proportionate share of the real estate taxes for the Premises based on the square footage of the Premises as depicted by the survey. Tenant shall be responsible for all taxes assessed against the improvements located on the Building Parcel. Landlord shall assume sole responsibility and liability for the Vacant Area Parcel and shall indemnify the Tenant from any claim arising out of the Vacant Area Parcel.

1.03 VACANT AREA PARCEL - RIGHT OF FIRST OFFER. Landlord shall not lease, sell, or transfer the Vacant Area Parcel and/or Building Parcel to another party, or enter into a contract with any such other party for the lease, sale, or transfer, of the Vacant Area Parcel or the Building Parcel, without first giving Tenant written notice of Landlord's intent to lease, sell, or transfer the Vacant Area Parcel or Building Parcel, as the case may be (the "LANDLORD'S NOTICE"). Landlord's Notice shall include a written offer to lease or sell the Vacant Area Parcel and/or Building Parcel, as the case may be, to Tenant at a price and on terms and conditions that shall be set forth in the Landlord's Notice.

          Tenant shall have thirty (30) days after the receipt of Landlord's Notice within which to notify Landlord whether it wishes to lease or purchase the Vacant Area Parcel and/or Building Parcel, as the case may be. If Tenant wishes to either purchase or lease the Vacant Area Parcel and/or Building Parcel, Tenant shall make a written acceptance of Landlord's offer contained in the Landlord's Notice to the Landlord to either lease or purchase the Vacant and/or Building Parcel (the "TENANT'S NOTICE"). If Tenant does so notify Landlord, then Tenant shall be bound to lease or purchase the Vacant Area Parcel and/or Building Parcel, as the case may be, and Landlord shall be bound to sell or lease the Vacant Parcel and/or Building Parcel, as the case may be, to Tenant, at the price or rent on the terms and conditions set forth in the Landlord's Notice. If Tenant does not so notify Landlord within such thirty (30) day period, then Landlord shall be free to contract to sell or lease the Vacant Area Parcel and/or Building Parcel to any third-party provided such sale or lease is at a purchase price or rent term not less than ninety-five percent of the purchase price or rent term set forth in the Landlord Notice and on terms and conditions not materially more favorable to the third party than those set forth in the Landlord's Notice.

               SECTION 2: TERM; OPTION(S) TO EXTEND AND TERMINATE

2.01 TERM. The "Term" shall commence (the "COMMENCEMENT DATE") upon release of this Lease to the Tenant pursuant to and in accordance with the terms of the Escrow Agreement among Larry J. Winget, Venture Holdings Company, LLC and First American Title Insurance Company, dated September 22, 2003. The Lease shall not be enforceable until approval is received by the United States Bankruptcy Court.

     The Term will expire on the Expiration Date shown in Paragraph B of the Summary, subject to Tenant's option(s) to extend the Term pursuant to this
     Section 2.01.

     OPTION TO EXTEND. Provided the Tenant is not then in default under this Lease, the Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each (each, an "OPTION PERIOD"). Tenant shall exercise each said option by giving the Landlord written notice of such election not less than one hundred and eighty (180) days prior to the expiration of the then existing term. All terms and conditions of this Lease shall remain the same, except that the Base Rent for each five (5) year Option Period shall be determined either by (i) the agreement of Landlord and Tenant as to fair market value rent or (ii) the determination of an independent appraiser mutually selected by Landlord and Tenant, as to fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant.

     However, notwithstanding anything to the contrary contained herein or in the Lease, the amount of Base Rent due under the Lease shall never decrease below the Base Rent charged during the proceeding year of the Lease, or the Base Rent charged during the first year of the Lease, whichever is greater.

     In making any calculations hereunder, no effect shall be given to existing rent concessions, abatements, or tenant improvement allowances (if any).

                              SECTION 3: BASE RENT

3.01 Tenant shall pay to Landlord Base Rent in monthly installments during the Term. The initial Base Rent shall be the fair market value rent as determined pursuant to that certain Contribution Agreement between Larry J. Winget and The Larry J. Winget Living Trust, the Other Transferors named therein, and Venture Holding Company, LLC dated September 22, 2003, (the "CONTRIBUTION AGREEMENT") provided, however, that if the Term commences pursuant to Section 2.01 prior to a determination of fair mark rent value rent under the Contribution Agreement then the rent shall be determined either by (i) the agreement of the Landlord and the Tenant as to the fair market value rent or (ii) the determination of an independent appraiser mutually selected by the Landlord and the Tenant, as to the fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant. During each Option Period, Base Rent shall be determined in the manner described in
     Section 2.01.

3.02 Each monthly installment of rent will be paid in advance in the manner set forth in Section 5 hereof. The first installment shall be due and payable on the Commencement Date and each succeeding installment shall be due and payable on the first day of each and every month thereafter (the "RENT DAY") during the Term and any extension thereof at the office of the Landlord at the address shown on the cover page of this Lease or at such other place as Landlord may designate from time to time in writing. The Base Rent and Operating Costs, subject to Section 4.01(ii), for a partial calendar month, if any, at the beginning of the Term shall be prorated on a daily basis (based on the actual number of days in the applicable calendar month) and shall be payable on the Commencement Date.

                           SECTION 4: OPERATING COSTS


4.01 DEFINITIONS

     (i) "REAL ESTATE TAXES" means real estate taxes and assessments, general and special, assessed and levied upon the Building and the Real Estate. The "Building" means the Building of which the Premises are a part and "Real Estate" means the land on which the Building is situated and, as and to the extent designated by Landlord, the parking areas, walks, drives, plazas, landscaped areas and other common areas located on the Real Estate and serving the Building. For purposes of calculating Real Estate Taxes hereunder, Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of such assessment which would become due and payable by virtue of such provisions during the Term of this Lease or any extension hereof, together with any interest thereon, will be included in the calculation of Real Estate Taxes. In the event that the United States or the city, county, state or other political subdivision of any governmental authority having jurisdiction imposes a tax, assessment or surcharge of any kind or nature upon, against, measured by or with respect to the rentals payable by the tenants of the Building or on the income of Landlord derived from the Building (expressly excluding any portion of Landlord's Michigan Single Business Tax), or with respect to Landlord's ownership of the Building and the Real Estate either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Building and the Real Estate, or, in addition thereto (but not including federal, state or local income taxes unless levied by way of substitution), such tax, assessment or surcharge will be deemed a Real Estate Tax for purposes of this Section. In no event shall the Real Estate Taxes include any penalty or interest charge which may be due by virtue of Landlord's late or non-payment thereof. In addition, the term "Real Estate Taxes" shall not include any taxes measured by the net income of Landlord, franchise, succession, inheritance or real estate transfer taxes.

     (ii) "OPERATING COSTS" Tenant shall pay as Operating Costs hereinafter referred to as the "Operating Costs") all operating costs and impositions for the Building as set forth in this Section. Tenant shall make all payments of Operating Costs directly to the parties entitled to receive such payments. Impositions to be paid by Tenant shall include, collectively, all real estate taxes (subject to Section 1.02) on the Premises (including without limitation those levied by special taxing districts) or the use, lease, ownership or operation thereof, personal property tax on the property covered by this Lease that is classified by governmental authorities as personal property, assessments (including all assessments for public improvements or benefits) water, sewer, gas heat, light, power, cable television, and any other utility assessment or other rents and charges, excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Premises or any part thereof, including all interest and penalties thereon, which at any time prior to, during or with respect to the Initial Term may be assessed or imposed on or with respect to or be a lien upon Landlord or the Premises or any part thereof or any rent therefrom or any estate, title or interest therein and any and all community associations, and/or association charges, fees, dues and assessments, and interest and penalties thereon. Operating Costs to be paid by Tenant shall include any and all expenses, costs and disbursements of every kind and nature whatsoever, which are required to operate, repair, maintain, replace and rebuild the Premises and every component thereof in comparable condition as it was at the commencement of this Lease and in compliance with Applicable Laws and in accordance with the requirements of any insurance carrier providing insurance under this Lease. Operating Costs shall exclude only the following: (i) any interest on borrowed money or debt amortization arising by, through, or under Landlord (except interest incurred after an in connection with a Default by Tenant); (ii) depreciation on the Building; and
          (iii) costs of Landlord's overhead.

                          SECTION 5: MANNER OF PAYMENT

5.01 The Base Rent, Operating Costs and all other charges payable by Tenant hereunder will be paid promptly when due, without relief from valuation laws, notice or demand therefor, and without deduction, abatement, counterclaim or setoff for any reason whatsoever, except as otherwise provided herein. All amounts payable by Tenant to Landlord under the provisions of this Lease will be paid by Tenant in lawful money of the United States at the place herein provided for notices to Landlord or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant.

5.02 In the event the amount of the Real Estate Taxes are not contested by Landlord, then Tenant, upon written notice to Landlord, shall have the right to contest the amount of the Taxes at Tenant's sole cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, Tenant shall promptly pay and discharge such Taxes and any penalties or interest assessed thereon, unless such proceedings and the posting of a bond or other security shall (a) operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and (b) operate to cure Landlord's default in the payment of Taxes required under any mortgage upon the Demised Premises. Landlord agrees to join Tenant in such proceedings, if necessary, provided Tenant pays all costs and expenses incurred by Landlord, including actual attorneys' fees.


                         SECTION 6: DELINQUENT PAYMENTS

6.01 If Tenant neglects or fails to pay within five (5) days after the date it receives a written notice from Landlord that the same is due and payable, any Base Rent, Operating Costs or any other amount required to be paid to Landlord under this Lease, Tenant shall pay to Landlord, in addition to such unpaid amounts, a late payment charge and interest upon such unpaid amounts from five (5) days after the due date thereof to the date of payment at the Applicable Rate as defined in subparagraph (ii) of this paragraph 6.01.

               (i)       LATE PAYMENT CHARGES.    Tenant acknowledges that late
                         payment by Tenant to Landlord of Base Rent or any other amount required to be paid to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain. Such administration costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Landlord by virtue of its debt obligations. Accordingly, if Tenant fails to make any of such payments within five (5) days after Tenant's receipt of written notice from Landlord that such payment is due, Tenant shall pay a late charge (in addition to the interest payable under subparagraph
                         (ii) below) equal to Two Hundred Fifty Dollars ($250.00). The parties acknowledge that such late charge represents a fair and reasonable estimate of the administrative costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.



               (ii) INTEREST CHARGE: APPLICABLE RATE. If Tenant neglects or fails to pay, within five (5) days after the date the same is due and payable, any Base Rent or any other amount required to be paid to Landlord under this Lease, Tenant will pay an interest charge on all such unpaid amounts (other than the late payment charge) at an applicable rate per annum equal to two percent (2%) over the prime interest rate charged by Comerica Bank of Detroit ("COMERICA PRIME") to its best commercial customers on the date when the sum becomes due, but not in excess of the maximum interest rate permitted by law. This obligation to pay late charges and interest will exist in addition to and not in lieu of the other default provisions in this Lease.

     (iii) MAXIMUM CHARGE. Notwithstanding the foregoing provisions of this Section, in no event shall the amounts charged under this Section exceed the maximum amount which may be lawfully charged by Landlord under applicable law. In the event the amounts provided for under this Section shall exceed such lawful charge, then the amounts payable under this Section shall be reduced to the maximum amount of such lawful charge.

                                   SECTION 7:

7.01 [INTENTIONALLY OMITTED]

                     SECTION 8: BREACH; INSOLVENCY; REENTRY

8.01 If any rental payable by Tenant to Landlord remains unpaid for more than five (5) days after Tenant's receipt of written notice of nonpayment or if Tenant violates or defaults in the performance of any of its non-monetary obligations in this Lease (including the Rules and Regulations) and the non-monetary violation or default continues for a period of thirty (30) days after Tenant's receipt of written notice, then Landlord may (but will not be required to) declare this Lease forfeited and the Term ended, or reenter the Premises, or may exercise all other remedies available under Michigan law. If any non-monetary default is one that will reasonably require more than thirty (30) days to correct, Tenant shall not be deemed to be in default hereof if, after receiving written notice of non-performance from Landlord, Tenant has promptly commenced the curing of such default and is diligently pursuing the same to completion. Except for the negligence or intentional act or omission of Landlord, its agents, contractors or employees, Landlord will not be liable for damages to person or property by reason of any legitimate reentry or forfeiture. In the event of reentry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be relinquished or extinguished for the balance of the Term. Tenant will pay, in addition to the rental and other sums agreed to be paid hereunder, reasonable attorneys' fees, costs and expenses in any suit or action instituted by or involving Landlord to enforce the provisions of or the collection of the rentals due Landlord under this Lease, including, subject to applicable law, any proceeding under the Federal Bankruptcy Code.


8.02 Subject to the provisions set forth in this Section 8.02, if Tenant is adjudged bankrupt or insolvent, files or consents to the filing of a petition in bankruptcy under Federal or State law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, makes a general assignment for the benefit of its creditors, fails generally to pay its debts as they become due, or does anything which under the applicable provisions of the Federal Bankruptcy Code would permit a petition to be filed by or against Tenant, then Tenant shall be in default under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in the preceding paragraph in this Section 8. Tenant acknowledges that its selection to be a tenant of the Building was premised in material part on Landlord's determination of Tenant's creditworthiness and ability to perform the economic terms of this Lease and Landlord's further determination that Tenant and the character of its occupancy and use of the Premises would be compatible with the nature of the Building and the other tenants thereof. In the event of an assignment, Landlord must be assured that the financial condition of the assignee is sound and that its use of the Premises will be compatible with the Building and its other tenants. The provisions of this Section 8.02 shall be enforced to the full extent permitted under the applicable provisions of the Federal Bankruptcy Code.

8.03 In the event of declaration of forfeiture at or after the time of reentry, Landlord may re-lease the Premises or any portion(s) of the Premises for a term or terms and at a rent which may be less than or exceed the balance of the Term and the rent reserved under this Lease. In such event Tenant will pay to Landlord, as liquidated damages for Tenant's default, any deficiency between the total rent reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Premises which otherwise would have constituted the balance of the Term of this Lease. In computing such liquidated damages, there will be added to the deficiency any reasonable expenses which Landlord may incur in connection with re-leasing, such as legal expenses, attorneys' fees, brokerage fees and expenses, advertising and for keeping the Premises in good order or for preparing the Premises for re-leasing. Any such liquidated damages will be paid in monthly installments by Tenant on the Rent Day and any suit brought to collect the deficiency for any month will not prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

8.04 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under, or violations of any of the terms and provisions of, this Lease committed by the other party.

                   SECTION 9: FACILITIES; UTILITIES; SERVICES

9.01 [INTENTIONALLY OMITTED]

                  SECTION 10: INJURIES TO PERSONS AND PROPERTY

10.01 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees. Landlord will not be liable for injury to person or property arising out of the acts, omissions or neglect of any tenant, its servants, agents, employees, invitees, visitors or licensees, or other occupants of or visitors to the Building or the Premises, or of any person in or about the Building or the Premises, or of owners or occupants of or persons on or about surrounding properties; nor for injury to persons or property arising out of patent or latent defects, structural or otherwise, in the Building or any appurtenance thereof, or arising out of the condition or the Building, or by or from the bursting, stoppage or leaking of or from any pipes or drains, or from the malfunctioning of any utility, facility or installation, after the Commencement Date of this Lease.

10.02 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Tenant, at its expense, will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property at law or in equity, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with the Rules and Regulations or with any other provision of this Lease on the part of Tenant to be performed, or any event on the Premises whatever the cause.

10.03 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, all property kept, stored or maintained by Tenant in and about the Premises will be kept, stored or maintained at the sole risk of Tenant and Landlord will not be responsible for any property entrusted to employees of Landlord.

10.04 Except for the negligence or intentional acts or omissions of Tenant, its agents, contractors, guests, invitees or employees, Landlord, at its expense, will defend, indemnify and save Tenant, its licensees, servants, agents, employees, directors, officers and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, at law or in equity, and whether based on contract, tort, negligence of otherwise (collectively, "Claims"), arising out of or in connection with the (i) condition of the Building or the Real Estate, (ii) any repairs made by Landlord or on behalf of Landlord in the Premises or the Building or on the Real Estate, or
(iii) Landlord's operation of the Building or the Real Estate (provided, however, in each case that the Claims are attributable to Landlord's negligent or intentional acts or omissions) or arising out of any default by Landlord hereunder.

                             SECTION 11: INSURANCE

11.01 Tenant, during the entire Term, will keep in full force and effect comprehensive general liability insurance with respect to the Premises, with contractual liability endorsement, in which the limits of liability are not less than the amounts set forth in Paragraph F of the Summary, and with a company or companies having not less than an "A" rating by A.M.

          Best Company. Landlord will be named as an additional insured under all such insurance policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof will be furnished to Landlord once a year. If Tenant fails to keep such insurance in force, Landlord, at Tenant's reasonable expense, may secure such insurance and the premium will be paid by Tenant within ten (10) days after receipt of an invoice therefor.

11.02 Tenant shall provide and keep in force throughout the Term commercial general liability insurance with respect to Tenant's operation of the Building and the Real Estate, for bodily injury or death and for damage to property of others, with policy limits of not less than those required to be maintained by Tenant hereunder. Tenant shall also during the Term provide and keep in force so called "all risk" fire insurance (including the standard extended coverage endorsement for perils and leakage from fire protective devices) in respect of the Building and to the extent of its full replacement value, as reasonably estimated by Tenant or required by its mortgagee from time to time. Tenant may procure such other insurance as it shall deem desirable or its mortgagee shall require. Insurance effected by Tenant shall be subject to such deductibles and exclusions as Tenant shall determine to be reasonable, but not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Tenant shall maintain the foregoing insurance coverages with a company or companies having not less than a "A" rating by A.M. Best Company. Landlord shall be named as an additional insured on all of Tenant's commercial general liability policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof shall be furnished to Landlord at least once a year. Tenant's commercial liability insurance shall contain contractual liability coverage. In the event Tenant fails to provide a current certificate evidencing the coverage required herein, Landlord shall be entitled, at Tenant's sole cost and expense, to procure such insurance and to continue carrying such insurance until such time as Tenant provides satisfactory evidence that it has complied with the insurance requirements hereof.

                               SECTION 12: DAMAGE

12.01 INSURED LOSS shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in
          Section 11.

12.02 In the event the building is damaged or destroyed to the extent of less than fifty percent (50%) of the replacement value thereof, Landlord, at its sole cost and expense, unless it elects to terminate this Lease pursuant to this Section 12, will proceed with reasonable speed to repair the Premises or the Building, as the case may be (i) to a condition substantially equal to the condition of the Premises or the Building existing immediately prior to such damage or destruction,
          (ii) pursuant to all applicable requirements of law and duly constituted governmental authority, and (iii) in the case of the Premises, in accordance with specifications, working plans and drawings prepared by Landlord, at its sole cost and expense, and approved in advance by Tenant, which appeal shall not be unreasonably withheld or delayed. The building insurance proceeds under the policies maintained by Tenant shall be applied toward the cost of all repairs and restoration Landlord is required to make under this
          Section 12.02 and such repairs and restoration proceeds shall be available to the Landlord to facilitate such repairs and restoration of the Premises. Tenant shall reimburse Landlord for any amounts not covered by the insurance proceeds.

          In the event the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof, Landlord will have the right to elect to demolish, rebuild or reconstruct the Building if it is damaged by fire or other casualty and, if Landlord so elects, whether or not the Premises have been damaged, this Lease may be terminated by Landlord upon written notice to the Tenant and the rent will be adjusted to the date of the fire or other casualty. In the event of the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof, Tenant shall have the right to terminate the Lease, by written notice, and the rent will be adjusted to the date of the fire or other casualty.

          If such damage makes the Premises untenantable and was not caused by any act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees, there will be an equitable abatement of rent for the period during which and to the extent that the Premises are untenantable and until Landlord fully repairs and restores the Premises and the Building to a condition substantially equal to the condition thereof which existed immediately prior to that fire or other casualty (or to the condition otherwise approved by Tenant). If repair of the Premises is delayed by Tenant's failure to adjust its own insurance claim, there will be no abatement of rent for the period of such delay. Notwithstanding anything to the contrary contained herein, in the event Landlord has not completed the repairs and restoration of the Premises and/or the Building within eight (8) months after the date such damage and such delay is not the result of Tenant's failure to provide the necessary insurance proceeds to repair such damage or destruction, then Tenant, at its option, may cancel and terminate this Lease upon ten (10) days written notice to Landlord. Further, if the Building shall be damaged or destroyed to the extent of more than thirty-five percent (35%) of the replacement cost thereof within twenty-four (24) months of the expiration of the Term of this Lease, as the same may have been extended, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within thirty (30) days following such damage or destruction, unless Tenant, within thirty (30) days following the receipt of such notice from Landlord shall exercise an option to extend the Term of this Lease pursuant to Section 2 hereof. If this Lease is terminated pursuant to this Section 12, Landlord and Tenant shall each be released from its respective liability and obligations hereunder accruing from and after the date of such damage or destruction.

                            SECTION 13: ALTERATIONS

13.01 Tenant will not alter, add to or improve the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as the proposed alteration, addition or improvement does not involve modifications of any structural elements of the Premises. All alterations, additions, improvements and related work performed by Tenant (or pursuant to its authority) shall be performed in accordance with all applicable laws, rules, regulations and ordinances and between such hours and by such contractors and mechanics as may be approved by Landlord. All alterations, additions, improvements and replacements made or provided by either party on the Premises, except movable furniture, trade fixtures and other personal property provided at Tenant's expense, will be the property of Landlord and will remain on and be surrendered with the Premises upon termination, without damage. Tenant will keep the Premises free of liens of any sort in connection with work done on the Premises by Tenant (or pursuant to its authority). Notwithstanding anything to the contrary contained in this Section 13, Tenant shall be permitted to make interior, non-structural alterations, additions or improvements to the Premises, other than those pertaining to the HVAC or plumbing systems, without obtaining Landlord's consent therefor, provided the cost of any such alterations, additions or improvements shall not exceed Fifty Thousand Dollars ($50,000.00) during any Lease Year during the Term hereof.

                          SECTION 14: CARE OF PREMISES

14.01 Except as otherwise provided in this Lease, Tenant, during the Term of this Lease, including any extension thereof, shall properly maintain and make all necessary repairs and replacements to (i) the entire Building and Premises, including the windows, doors, roof, outer walls and structural portions thereof, (ii) the electrical, plumbing, heating, ventilating and cooling and other mechanical systems whether located inside or outside the Building, and whether serving the Premises or the common areas of the Building and (iii) the common areas on or about the Real Estate and/or Building, including all of the parking areas on or about the Real Estate. Tenant shall be responsible for all repairs and maintenance to the Real Estate and Building whether as a result of ordinary wear and tear or resulting from fire unless provided otherwise, casualty or acts of God.

          Tenant agrees, during the Term hereof, to operate, manage and maintain in good operating condition and repair, clean and free from rubbish, debris, dirt, snow and ice, adequately drained in a safe sanitary condition, all of the common area lighting facilities, landscaping, parking and other common areas on or about the Real Estate.

14.02 It is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of Tenant under Section 14 hereof.

          Except as otherwise provided in this Lease, Tenant, at its sole expense, will keep the Premises, including, without limitation, all Tenant's personal property, fixtures and equipment, at all times in good, sanitary and safe condition and repair in accordance with the laws of the State of Michigan and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, and Tenant will comply with all requirements of law, ordinance or otherwise affecting the Premises. Tenant, at its expense, will repair (or replace as needed) all damage to the Premises, the Building, the common areas of the Building or its fixtures and equipment, caused by the act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees. If Tenant fails to make such repairs and/or replacements, if any, and provided Landlord gives Tenant ten (10) days prior written notice of any such repairs and provided further that Landlord in the performance of any such repairs does not unreasonably interfere with the conduct of Tenant's business, Landlord may do so and the sole cost will be paid by Tenant to Landlord within thirty (30) days after receipt of Landlord's detailed invoice. Tenant will permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto.

                          SECTION 15: USE OF PREMISES

15.01 The Premises will be used for the purpose described in Paragraph G of the Summary and for no other or added purposes without the prior written approval of Landlord. In no event may Tenant use or permit the use of any part of the Premises, any laws, ordinances, rules or regulations of any municipal, county, state or federal body, including, without limitation the Americans with Disabilities Act. Tenant will not conduct its business in any manner prohibited by any code or principles of that business and in no event in any manner prohibited by law. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all equipment, furniture, file cabinets and other heavy objects, which must be placed and maintained by Tenant at Tenant's expense, in settings sufficient in Landlord's reasonable judgement to absorb and prevent vibration, noise and annoyance.

                         SECTION 16: ACCESS TO PREMISES

16.01 Upon reasonable prior written notice to Tenant (except in the event of an emergency, and then at any time), Tenant will permit Landlord and its agents access to the Premises during all normal business hours for the purpose of examining the Premises, maintaining existing pipes and conduits in and through the Premises and making any repairs, alterations or additions which Landlord may deem necessary for the safety, preservation or improvement of the Premises or the Building. Landlord will be allowed to take all material into the Premises that may be reasonably required for such work and to perform such acts without the same constituting an eviction of Tenant in whole or in part, provided Landlord shall not unreasonably interfere with the conduct of Tenant's business. The rent will not abate while the repairs, alterations, improvements or additions are being made unless any such repairs (i) extend over a period of more than three (3) consecutive business days; and (ii) preclude Tenant from conducting its business in a commercially reasonable manner within the Premises for a period of more than three (3) consecutive business days, in which case fifty percent (50%) of the Base Rent shall be abated in proportion to the percentage of the Premises that cannot be used for Tenant's business in a commercially reasonable manner. Said rent abatement shall be for that period beyond three (3) consecutive business days during which Tenant is precluded from using the applicable portion of the Premises for Tenant's business in a commercially reasonable manner as a result of any repairs, alterations, improvements or additions being made by Landlord. Notwithstanding anything contained herein to the contrary, in no event shall rent abate if repairs or replacements to the Premises or any other portion of the Building are necessitated by Tenant's negligence or breach of this Lease.

                           SECTION 17: EMINENT DOMAIN

17.01 If any part of the Premises or more than twenty-five percent (25%) of the parking areas are taken by any public authority under power of eminent domain or by private sale or conveyance in lieu of eminent domain, this Lease will terminate as of the date of such taking or sale and Tenant may receive a pro rata refund of any rent paid in advance. Landlord reserves the right, however, to elect to demolish, rebuild or reconstruct the Building if any portion of the Building is so taken, or to cease operation of the Building if such material part of the parking for the Building is taken that Landlord determines, in its discretion, that it would be uneconomic to continue operation of the Building; and, if Landlord so elects, whether or not the Premises are involved in the taking, this Lease may be terminated by Landlord on written notice to Tenant and the rent will be adjusted to the date Tenant's possession of the Premises is terminated. All damages awarded for the taking will belong to and be the property of Landlord regardless of the basis on which they are awarded, but Landlord will not be entitled to any portion of the award made to Tenant for removal and installation of fixtures or moving expenses and loss of business.

                      SECTION 18: ASSIGNMENT OR SUBLETTING

18.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in with, through or under it without like consent. In no event may Tenant assign or otherwise transfer this Lease or any interest in this Lease at any time while in default thereunder. One such consent will not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other person. Tenant may, however, assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets if the assignee executes an agreement required by Landlord assuming Tenant's obligations. The acceptance of rent from an assignee, subtenant or occupant will not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease.

                             SECTION 19: SURRENDER

19.01 At the expiration (or earlier termination) of the Term, Tenant shall surrender the Premises broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear and casualty excepted, and promptly upon surrender will deliver all keys and Building security cards for the Premises to Landlord at the place then fixed for payment of rent. Any reasonable costs and expenses incurred by Landlord in connection with repairing any damage to the Premises occasioned by the removal of Tenant's personal property therefrom, together with the reasonable costs, if any, of removing from the Premises any personal property of Tenant left therein, shall be invoiced to Tenant and shall be payable within thirty (30) days after receipt of Landlord's detailed invoice.

                                  SECTION 20:

          REMOVAL OF TENANT'S PROPERTY UPON EXPIRATION OR TERMINATION

20.01 If Tenant fails to remove all its personal property (or property of others in its possession) from the Premises within three (3) days following the expiration or termination of this Lease (for any cause) or as reasonably extended, Landlord, at its option, may remove the property in any reasonable manner that it chooses and may store the property without liability to Tenant. Tenant agrees to pay Landlord, in accordance with Section 19 hereof, any and all reasonable expenses incurred in such removal, including court costs, attorneys' fees and storage charges on the property for any length of time it is in Landlord's possession. Under no circumstances will Landlord be obligated to retain any property left on the Premises or in Landlord's possession for more than three (3) days following the expiration or earlier termination of this Lease or as reasonably extended and Landlord may dispose of the property in any manner it deems necessary, including public or private sale or by destruction, discard or abandonment, and the proceeds of any such sale will be applied against any sums due Landlord under this Lease.

                                   SECTION 21

21.01     [INTENTIONALLY OMITTED]

                            SECTION 22: HOLDING OVER

22.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the Base Rent for each month will be one hundred fifty percent (150%) of the regular monthly installments of Base Rent last in effect as shown in Paragraph C of the Summary. Nothing herein shall be construed or deemed to constitute a consent by Landlord to Tenant holding over, nor a waiver by Landlord of its rights to remove or evict Tenant by reason of the expiration of the Term.

                SECTION 23: SUBORDINATION; ESTOPPEL CERTIFICATES

23.01 Tenant agrees that Landlord may choose to make this Lease subordinate or paramount to any construction loans, mortgages, trust deeds and ground or underlying leases now or hereafter affecting the Premises and to any and all advances to be made thereunder, and to the interest and charges thereon, and all renewals, replacements and extensions thereon, provided the mortgagee, lessor or trustee named in any such mortgages, trust deeds or leases agrees to recognize this Lease and Tenant's right hereunder in the event of foreclosure if Tenant is not in default. Tenant will execute promptly any instrument or certificate that Landlord may request to confirm such subordination, provided any such instrument or certificate is in a form and substance reasonably acceptable to Tenant. Within thirty (30) days following the date hereof, Landlord shall furnish Tenant with a subordination and non-disturbance agreement, executed by the mortgagee under any mortgage covering the Building and Real Estate, which shall be in a form and substance reasonably acceptable to Tenant.

23.02 Either Tenant or Landlord, within fifteen (15) days after reasonable request by the other party, will execute and deliver to Tenant or Landlord an estoppel certificate identifying the Commencement Date and expiration date of the Term and stating that this Lease is unmodified and in full force and effect or is in full force and effect as modified, stating the modifications and stating that Tenant or Landlord does not claim that the other party is in default in any way or listing any such claimed defaults. The certificate also will confirm the amount of monthly Base Rent as of the date of the certificate, the date to which the rent has been paid in advance and the amount of any security deposit or prepaid rent.

                          SECTION 24: QUIET ENJOYMENT

24.01 Landlord agrees that Tenant may peaceably and quietly enjoy the Premises, subject to the terms, provisions, covenants, agreements, stipulations, rules and conditions of this Lease, without disturbance or hindrance by any person holding under or through Landlord, if Tenant pays the Base Rent and observes and performs all the provisions of this Lease and the Rules and Regulations.

                   SECTION 25: NO REPRESENTATIONS BY LANDLORD

25.01 Except as expressly stated in this Lease, Landlord makes no representations with respect to the Premises or the Building and, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises and the Building in the condition then existing.

25.02 Tenant shall not keep any toxic or hazardous substances (as such terms are defined under applicable law) in the Premises, or the Building or on the Real Estate, provided the terms "toxic" and "hazardous substances" shall not be deemed to include items customarily kept in buildings of the type and kind in which Tenant operates, unless the maintenance of such items in the Premises or the Building or on the Real Estate would be prohibited by applicable law. If, however, any such items kept in the Premises, Building, or on the Real Estate result in the contamination thereof, Tenant shall take all reasonable actions, at its sole cost and expense, to return the Premises, the Building, or the Real Estate to the condition existing prior to the introduction of those items therein. Tenant agrees to indemnify, defend and hold Landlord and its agents and employees harmless from any claims, judgments, damages, penalties, fines, liabilities (including sums paid in settlement of claims) or reasonable costs, including attorneys fees, which arise prior to, during or after the Term of this Lease, including any extension thereof, from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, ground water or soil vapor on or under the Real Estate, the Building, or the Premises as a result of the acts of Tenant, its agents, contractors or employees, unless such toxic or hazardous substances are present as a result of the negligence, or willful act or omission of Landlord, its agents, contractors, guests, invitees or employees. Tenant's obligation to indemnify Landlord under this Section 25.02 shall survive the expiration or earlier termination of this Lease.

                 SECTION 26: LANDLORD'S RIGHT TO CURE DEFAULTS

26.01 Subject to, and except as otherwise provided under the other terms and conditions of this Lease, if Tenant defaults in the performance of any provision of this Lease, Landlord will have the right to cure such default for the account of Tenant upon ten
               (10) days prior written notice to Tenant, and Tenant, within thirty (30) days after being billed, will reimburse Landlord for any reasonable expenditure made by Landlord in order to cure such default, together with interest as provided in Section 6 if the reimbursement is not made when due.


                       SECTION 27: WAIVER OF SUBROGATION

27.01 Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any other casualty covered by the fire and extended property insurance coverage, vandalism and malicious mischief insurance policies carried (pursuant to the terms hereof) by Landlord with respect to the Building and carried by Tenant with respect to Tenant's fixtures and the contents of the Premises.

                         SECTION 28: BILLS AND NOTICES

28.01 Bills, statements, notices or communications which Landlord may desire or be required to give to Tenant will be deemed sufficiently given or rendered only if in writing, sent by registered, certified or first class mail (with respect to bills only), postage prepaid, addressed to Tenant at the address set forth on the cover page of this Lease or at such other address as Tenant designates by written notice, and the time of the rendition of a bill or statement and of the giving of a notice or communication will be deemed to be the time when received by Tenant. Any notice by Tenant to Landlord must be served by registered or certified, postage prepaid, addressed to Landlord at the address set forth on the cover page of this Lease or at such other address as Landlord designates by written notice. Rejection or refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other instrument.

                                   SECTION 29

29.01          [INTENTIONALLY OMITTED]


                                   SECTION 30

30.01          [INTENTIONALLY OMITTED]


                                   SECTION 31

31.01          [INTENTIONALLY OMITTED]


                                   SECTION 32

32.01          [INTENTIONALLY OMITTED]

                                   SECTION 33

33.01     [INTENTIONALLY OMITTED]

                                   SECTION 34

34.01     [INTENTIONALLY OMITTED]

                              SECTION 35: GENERAL

35.01 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "TENANT" may include, if appropriate, a group of persons acting as a single entity or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

35.02 All agreements and obligations of Tenant under this Lease are joint and several in nature. Any waiver or waivers by either party of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given by either party with respect to any act, neglect or default by the other party will not waive or make unnecessary waiving party's consent or approval with respect to any later similar act, neglect or default by the other party.

35.03 Topical headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses.

35.04 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

35.05 All provisions of this Lease are and will be binding on the heirs, executors, administrators, personal representatives, successors and permitted assigns of Landlord and Tenant.

35.06 The laws of the State of Michigan will control in the construction and enforcement of this Lease.

35.07 Whenever the approval or consent of either party is required hereunder, such approval or consent shall not be unreasonably delayed, withheld or conditioned.

35.08 In the event that either party shall be delayed or hindered in or prevented from the performance of any act (other than the payment of Base Rent or Operating Costs under the terms of this Lease) by reason of riots, strikes, labor troubles, inability to produce materials or other reason not the fault of the party delayed in performing the work or performing the acts required under the terms of this Lease, including delays caused by the acts of the other party, performance of such acts shall be excused for the period of delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay.

                          SECTION 36: ENTIRE AGREEMENT

36.01 This Lease and the Exhibit attached hereto and forming a part hereof set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, agreements, stipulations, promises, conditions or understandings, either oral or written, between them other than herein set forth.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

WITNESS:                             LANDLORD:

                                     HARPER PROPERTIES OF CLINTON TWP.
                                     LIMITED PARTNERSHIP, a Michigan partnership


______________________               By:______________________________

______________________               Name:____________________________

                                     Its:_____________________________


                                     TENANT:

                                     VENTURE INDUSTRIES CORPORATION, a
                                     Michigan corporation

/s/ illegible
______________________               By: /s/ James R. Buturn
                                        ______________________________
/s/ illegible
______________________               Name: James R. Buturn
                                          ____________________________

                                     Its:  EVP
                                          ____________________________

                                  EXHIBIT "A"

                         LEGAL DESCRIPTION OF PREMISES

Land in the Township of Clinton County of Macomb, State of Michigan, described as:

     Lots 4, 5, 6, 7, 8, 9, and 10, except portions thereof taken for the I-94 Expressway, and vacated Louise (Rinas) Street in Supervisor's Plat No. 1, part of the Northeast 1/4 of Section 35, Town 2 North, Range 13 East, Clinton Township, Macomb County, Michigan, according to the plat thereof as recorded in Liber 14 of Plats, page 23, Macomb County Records, and beginning more particularly described as: Beginning at the Southeasterly corner of said Lot 4; thence North 59 degrees 14 minutes 37 seconds West
     510.73 to the Southwesterly corner of said Lot 4; thence North 07 degrees 37 minutes 37 seconds West along the Westerly line of said Supervisor's Plat No. 1, distance of 256.24 feet to a point on the I-94 Expressway right-of-way; thence along said right-of-way the following courses and distances North 39 degrees 39 minutes 48 seconds East 196.04 feet and North 49 degrees 03 minutes 43 seconds East 239.01 feet and North 49 degrees 03 minutes 43 seconds East 239.01 feet and North 61 degrees 04 minutes 48 seconds East, 211.49 feet and North 72 degrees 24 minutes 48 seconds East,
     211.49 feet and North 88 degrees 44 minutes 57 seconds East, 149.02 feet and South 69 degrees 54 minutes 46 seconds East, 149.02 feet and South 59 degrees 14 minutes 37 seconds East, 17.25 feet to a point on the right-of-way of Harper Avenue (as widened 1/2 equals 60 feet wide); thence along said right-of-way South 30 degrees 45 minutes 23 seconds West, 252.66 feet; thence North 88 degrees 27 minutes 53 seconds East, 31.94 feet to a point on the platted right-of-way of said Harper Avenue (1/2 equals 33 feet wide); thence along said right-of-way South 30 degrees 45 minutes 23 seconds West 833.0 feet to the point of beginning.

Commonly known as: 34501 Harper Avenue, Clinton Township, Michigan

Tax Parcel Identification Numbers: 11-35-252-008, 11-35-252-009, and 11-35-252-010.

                                    EXHIBIT I
                                 MASONIC LEASE


























                                     EX-11

                                LEASE AGREEMENT

THIS LEASE is made between the following parties:

LANDLORD: VENTURE REAL ESTATE ACQUISITION COMPANY, a Michigan corporation, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.

TENANT: VENTURE INDUSTRIES CORPORATION, a Michigan corporation, whose address is 33662 James J. Pompo Drive, Fraser, Michigan 48026.



                            SUMMARY OF LEASE TERMS.

The following summary (the "SUMMARY") is intended to summarize the pertinent terms of this Lease and is not intended to be exhaustive. In the event anything set forth in this Summary conflicts with the other specific provisions of this Lease, the specific provisions of the Lease shall be deemed to control in the absence of expressed contrary intent.

A.   THE PREMISES.

     Approximately 178,000 square feet of space located in the City of Fraser, County of Macomb, State of Michigan commonly known as 17085 Masonic, Fraser, Michigan as more particularly described in EXHIBIT "A".

B.   THE TERM.

     TARGET COMMENCEMENT DATE: Subject to the provisions of Section 2 of this lease.

     EXPIRATION DATE: The lease shall expire ten (10) years from the Commencement Date, subject to Tenant's option to extend the Term (as hereinafter defined) and Tenant's option to terminate this Lease, in each case, pursuant to Section 2.01 of this Lease.

C. RENT. BASE RENT: Tenant shall pay Base Rent in equal monthly installments as set in Section 3.01.

D.   TENANT'S PROPORTIONATE SHARE.......................100%

E.   [INTENTIONALLY OMITTED]

F.   LIMITS OF INSURANCE.

          1.   If dual limits:      Bodily Injury:        $1,000,000 per person
                                                          $2,000,000 per
                                                          occurrence

                                    Property Damage:      $2,000,000 per
                                                          occurrence

          2.   If single limit:                           $2,000,000

G.   THE USE.

     1.   General Industrial use and incidental and ordinary related uses.

                   STANDARD COVENANTS, TERMS AND CONDITIONS

                  SECTION 1: PREMISES AND TENANT IMPROVEMENTS

1.01 In consideration of the rent to be paid and the covenants and agreements to be performed hereunder, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in paragraph A of the Summary (the "Premises"), located in the building, commonly known as 17085 Masonic, Fraser, Michigan 48026 (the "Building") and the nonexclusive use of the other common areas in or appurtenant to the Building and located on the Real Estate (as hereinafter defined).

               SECTION 2: TERM; OPTION(S) TO EXTEND AND TERMINATE

2.01 Term. The "Term" shall commence (the "Commencement Date") upon release of this Lease to the Tenant pursuant to and in accordance with the terms of the Escrow Agreement among Larry J. Winget and Venture Holdings Company LLC and First American Title Insurance Company, dated September 22, 2003. The Lease shall not be enforceable until approval is received by the United States Bankruptcy Court.

      The Term will expire on the Expiration Date shown in Paragraph B of the Summary, subject to Tenant's option(s) to extend the Term pursuant to this
      Section 2.01.

      Option to Extend. Provided the Tenant is not then in default under this Lease, the Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each (each, an "Option Period"). Tenant shall exercise each said option by giving the Landlord written notice of such election not less than one hundred and eighty (180) days prior to the expiration of the then existing term. All terms and conditions of this Lease shall remain the same, except that the Base Rent for each five(5) year Option Period shall be determined either by (i) the agreement of Landlord and Tenant as to fair market value rent or (ii) determination of an independent appraiser mutually selected by Landlord and Tenant, as to fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant.

      However, notwithstanding anything to the contrary contained herein or in the Lease, the amount of Base Rent due under the Lease shall never decrease below the Base Rent charged during the proceeding year of the Lease or the Base Rent charged during the first year of the Lease, whichever is greater.

      In making any calculations hereunder, no effect shall be given to existing rent concessions, abatements, or tenant improvement allowances (if any).

                              SECTION 3: BASE RENT

3.01 Tenant shall pay to Landlord Base Rent in monthly installments during the Term. The initial Base Rent shall be the fair market value rent as determined pursuant to that certain Contribution Agreement between Larry
      J. Winget and The Larry J. Winget Living Trust, the Other Transferors named therein, and Venture Holding Company. LLC dated September 22, 2003, (the "Contribution Agreement") provided, however, that if the Term commences pursuant to Section 2.01 prior to a determination of fair market rent value rent under the Contribution Agreement then the rent shall be determined either by (i) the agreement of the Landlord and the Tenant as to the fair market value rent or (ii) the determination of an independent appraiser mutually selected by the Landlord and the Tenant, as to the fair market value rent based on similar facilities, locations, business operations, and taking into account the leasehold improvements actually paid for by the Landlord thereunder to the extent not reimbursed by the Tenant. During each Option Period, Base Rent shall be determined in the manner described in Section 2.01.

3.02 Each monthly installment of rent will be paid in advance in the manner set forth in Section 5 hereof. The first installment shall be due and payable on the Commencement

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     Date and each succeeding installment shall be due and payable on the first day of each and every month thereafter (the "Rest Day") during the Term and any extension thereof at the office of the Landlord at the address shown on the cover page of this Lease or at such other place as Landlord may designate from time to time in writing. The Base Rent and Operating Costs, subject to Section 4.01(ii), for a partial calendar month, if any, at the beginning of the Term shall be prorated on a daily basis (based on the actual number of days in the applicable calendar month) and shall be payable on the Commencement Date.

                           SECTION 4: OPERATING COSTS

4.01 Definitions

     (i) "REAL ESTATE TAXES" means real estate taxes and assessments, general and special, assessed and levied upon the Building and the Real Estate. The "Building" means the Building of which the Premises are a part and "Real Estate" means the land on which the Building is situated and, as and to the extent designated by Landlord, the parking areas, walks, drives, plazas, landscaped areas and other common areas located on the Real Estate and serving the Building. For purposes of calculating Real Estate Taxes hereunder, Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of such assessment which would become due and payable by virtue of such provisions during the Term of this Lease or any extension hereof, together with any interest thereon, will be included in the calculation of Real Estate Taxes. In the event that the United States or the city, county, state or other political subdivision of any governmental authority having jurisdiction imposes a tax, assessment or surcharge of any kind or nature upon, against, measured by or with respect to the rentals payable by the tenants of the Building or on the income of Landlord derived from the Building (expressly excluding any portion of Landlord's Michigan Single Business Tax), or with respect to Landlord's ownership of the Building and the Real Estate either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Building and the Real Estate, or, in addition thereto (but not including federal, state or local income taxes unless levied by way of substitution), such tax, assessment or surcharge will be deemed a Real Estate Tax for purposes of this Section. In no event shall the Real Estate Taxes include any penalty or interest charge which may be due by virtue of Landlord's late or non-payment thereof. In addition, the term "Real Estate Taxes" shall not include any taxes measured by the net income of Landlord, franchise, succession, inheritance or real estate transfer taxes.

     (ii) "OPERATING COSTS" Tenant shall pay as Operating Costs hereinafter referred to as the "Operating Costs") all operating costs and impositions for the Building as set forth in this Section. Tenant shall make all payments of Operating Costs directly to the parties entitled to receive such payments. Impositions to be paid by Tenant shall include, collectively, all real estate taxes (subject to Section 1.02) on the Premises (including without limitation those levied by special taxing districts), or the use, lease, ownership or operation thereof, personal property tax on the property covered by this Lease that is classified by governmental authorities as personal property, assessments (including all assessments for public improvements or benefits) water, sewer, gas heat, light, power, cable television, and any other utility assessment or other rents and charges, excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Premises or any part thereof, including all interest and penalties thereon, which at any time prior to, during or with respect to the Initial Term may be assessed or imposed on or with respect to or be a lien upon Landlord or the Premises or any part thereof or any rent therefrom or any estate, title or interest therein and any and all community associations, and/or association charges, fees, dues and assessments, and interest and penalties thereon. Operating Costs to be paid by Tenant shall include any and all expenses, costs and disbursements of every kind and nature whatsoever, which are required to operate, repair, maintain, replace and rebuild the Premises and every component thereof in comparable condition as

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               it was at the commencement of this Lease and in compliance with
               Applicable Laws and in accordance with the requirements of any insurance carrier providing insurance under this Lease. Operating Costs shall exclude only the following: (i) any interest on borrowed money or debt amortization arising by, through, or under Landlord (except interest incurred after an in connection with a Default by Tenant); (ii) depreciation on the Building, and (iii) costs of Landlord's overhead.

                          SECTION 5: MANNER OF PAYMENT

5.01 The Base Rent, Operating Costs and all other charges payable by Tenant hereunder will be paid promptly when due, without relief from valuation laws, notice or demand therefor, and without deduction, abatement, counterclaim or setoff for any reason whatsoever, except as otherwise provided herein. All amounts payable by Tenant to Landlord under the provisions of this Lease will be paid by Tenant in lawful money of the United States at the place herein provided for notices to Landlord or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant.

5.02 In the event the amount of the Real Estate Taxes are not contested by Landlord, then Tenant, upon written notice to Landlord, shall have the right to contest the amount of the Taxes at Tenant's sole cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, Tenant shall promptly pay and discharge such Taxes and any penalties or interest assessed thereon, unless such proceedings and the posting of a bond or other security shall (a) operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and (b) operate to cure Landlord's default in the payment of Taxes required under any mortgage upon the Demised Premises. Landlord agrees to join Tenant in such proceedings, if necessary, provided Tenant pays all costs and expenses incurred by Landlord, including actual attorneys' fees.

                         SECTION 6: DELINQUENT PAYMENTS

6.01 If Tenant neglects or fails to pay within five (5) days after the date it receives a written notice from Landlord that the same is due and payable, any Base Rent, Operating Costs or any other amount required to be paid to Landlord under this Lease, Tenant shall pay to Landlord, in addition to such unpaid amounts, a late payment charge and interest upon such unpaid amounts from five (5) days after the due date thereof to the date of payment at the Applicable Rate as defined in subparagraph (ii) of this paragraph 6.01.

          (i) LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Base Rent or any other amount required to be paid to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain. Such administration costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Landlord by virtue of its debt obligations. Accordingly, if Tenant fails to make any of such payments within five (5) days after Tenant's receipt of written notice from Landlord that such payment is due, Tenant shall pay a late charge (in addition to the interest payable under subparagraph (ii) below) equal to Two Hundred Fifty Dollars ($250.00). The parties acknowledge that such late charge represents a fair and reasonable estimate of the administrative costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          (ii) INTEREST CHARGE; APPLICABLE RATE. If Tenant neglects or fails to pay, within five (5) days after the date the same is due and payable, any Base Rent or any other amount required to be paid to Landlord under this Lease, Tenant will pay an interest charge on all such unpaid amounts (other than the late payment charge) at an applicable rate per annum equal to two

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            percent (2%) over the prime interest rate charged by Comerica Bank of Detroit ("COMERICA PRIME") to its best commercial customers on the date when the sum becomes due, but not in excess of the maximum interest rate permitted by law. This obligation to pay late charges and interest will exist in addition to and not in lieu of the other default provisions in this Lease.

      (iii) MAXIMUM CHARGE. Notwithstanding the foregoing provisions of this Section, in no event shall the amounts charged under this Section exceed the maximum amount which may be lawfully charged by Landlord under applicable law. In the event the amounts provided for under this Section shall exceed such lawful charge, then the amounts payable under this Section shall be reduced to the maximum amount of such lawful charge.

                                   SECTION 7:

7.01  [INTENTIONALLY OMITTED]

                     SECTION 8: BREACH; INSOLVENCY; REENTRY

8.01 If any rental payable by Tenant to Landlord remains unpaid for more than five (5) days after Tenant's receipt of written notice of nonpayment or if Tenant violates or defaults in the performance of any of its non-monetary obligations in this Lease (including the Rules and Regulations) and the non-monetary violation or default continues for a period of thirty (30) days after Tenant's receipt of written notice, then Landlord may (but will not be required to) declare this Lease forfeited and the Term ended, or reenter the Premises, or may exercise all other remedies available under Michigan law. If any non-monetary default is one that will reasonably require more than thirty (30) days to correct, Tenant shall not be deemed to be in default hereof if, after receiving written notice of non-performance from Landlord, Tenant has promptly commenced the curing of such default and is diligently pursuing the same to completion. Except for the negligence or intentional act or omission of Landlord, its agents, contractors or employees, Landlord will not be liable for damages to person or property by reason of any legitimate reentry or forfeiture. In the event of reentry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be relinquished or extinguished for the balance of the Term. Tenant will pay, in addition to the rental and other sums agreed to be paid hereunder, reasonable attorneys' fees, costs and expenses in any suit or action instituted by or involving Landlord to enforce the provisions of or the collection of the rentals due Landlord under this Lease, including, subject to applicable law, any proceeding under the Federal Bankruptcy Code.

8.02 Subject to the provisions set forth in this Section 8.02, if Tenant is adjudged bankrupt or insolvent, files or consents to the filing of a petition in bankruptcy under Federal or State law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, makes a general assignment for the benefit of its creditors, fails generally to pay its debts as they become due, or does anything which under the applicable provisions of the Federal Bankruptcy Code would permit a petition to be filed by or against Tenant, then Tenant shall be in default under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in the preceding paragraph in this Section 8. Tenant acknowledges that its selection to be a tenant of the Building was premised in material part on Landlord's determination of Tenant's creditworthiness and ability to perform the economic terms of this Lease and Landlord's further determination that Tenant and the character of its occupancy and use of the Premises would be compatible with the nature of the Building and the other tenants thereof. In the event of an assignment, Landlord must be assured that the financial condition of the assignee is sound and that its use of the Premises will be compatible with the Building and its other tenants. The provisions of this Section 8.02 shall be enforced to the full extent permitted under the applicable provisions of the Federal Bankruptcy Code.

8.03 In the event of declaration of forfeiture at or after the time of reentry, Landlord may release the Premises or any portion(s) of the Premises for a term or terms and at a rent which may be less than or exceed the balance of the Term and the rent reserved under this



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          Lease. In such event Tenant will pay to Landlord, as liquidated damages for Tenant's default, any deficiency between the total rent reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Premises which otherwise would have constituted the balance of the Term of this Lease. In computing such liquidated damages, there will be added to the deficiency any reasonable expenses which Landlord may incur in connection with re-leasing, such as legal expenses, attorneys' fees, brokerage fees and expenses, advertising and for keeping the Premises in good order or for preparing the Premises for re-leasing. Any such liquidated damages will be paid in monthly installments by Tenant on the Rent Day and any suit brought to collect the deficiency for any month will not prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

8.04 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under, or violations of any of the terms and provisions of, this Lease committed by the other party.

                   SECTION 9: FACILITIES; UTILITIES; SERVICES

9.01      [INTENTIONALLY OMITTED]

                  SECTION 10: INJURIES TO PERSONS AND PROPERTY

10.01 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Landlord will not be liable for injury to person or property arising out of the acts, omissions or neglect of any tenant, its servants, agents, employees, invitees, visitors or licensees, or other occupants of or visitors to the Building or the Premises, or of any person in or about the Building or Premises, or of owners or occupants of or persons on or about surrounding properties; nor for injury to persons or property arising out of patent or latent defects, structural or otherwise, in the Building or any appurtenance thereof, or arising out of the condition or the Building, or by or from the bursting, stoppage or leaking of or from any pipes or drains, or from the malfunctioning of any utility, facility or installation, after the Commencement Date of this Lease.

10.02 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Tenant, at is expense, will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property at law or in equity, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with the Rules and Regulations or with any other provision of this Lease on the part of Tenant to be performed, or any event on the Premises whatever the cause.

10.03 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, all property kept, stored or maintained by Tenant in and about the Premises will be kept, stored or maintained at the sole risk of Tenant and Landlord will not be responsible for any property entrusted to employees of Landlord.

10.04 Except for the negligence or intentional acts or omissions of Tenant, its agents, contractors, guests, invites or employees, Landlord, at its expense, will defend, indemnify and save Tenant, its licensees, servants, agents, employees, directors, officers and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, at law or in equity, and whether based on contract, tort, negligence of otherwise (collectively, "Claims"), arising out of or in connection with the (i) condition of the Building or the Real Estate, (ii) any repairs made by Landlord or on behalf of Landlord in the Premises or the Building or on the Real Estate, or (iii) Landlord's operation of the Building or the Real Estate (provided, however, in each case that the Claims are attributable to Landlord's negligent or intentional acts or omissions) or arising out of any default by Landlord hereunder.


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                             SECTION 11: INSURANCE

11.01 Tenant, during the entire Term, will keep in full force and effect comprehensive general liability insurance with respect to the Premises, with contractual liability endorsement, in which the limits of liability are not less than the amounts set forth in Paragraph F of the Summary, and with a company or companies having not less than an "A" rating by A.M. Best Company. Landlord will be named as an additional insured under all such insurance policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof will be furnished to Landlord once a year. If Tenant fails to keep such insurance in force, Landlord, at Tenant's reasonable expense, may secure such insurance and the premium will be paid by Tenant within ten (10) days after receipt of an invoice therefor.

11.02 Tenant shall provide and keep in force throughout the Term commercial general liability insurance with respect to Tenant's operation of the Building and the Real Estate, for bodily injury or death and for damage to property of others, with policy limits of not less than those required to be maintained by Tenant hereunder. Tenant shall also during the Term provide and keep in force so called "all risk" fire insurance (including the standard extended coverage endorsement for perils and leakage from fire protective devices) in respect of the Building and to the extent of its full replacement value, as reasonably estimated by Tenant or required by its mortgagee from time to time. Tenant may procure such other insurance as it shall deem desirable or its mortgagee shall require. Insurance effected by Tenant shall be subject to such deductibles and exclusions as Tenant shall determine to be reasonable, but not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Tenant shall maintain the foregoing insurance coverages with a company or companies having not less than a "A" rating by A.M. Best Company. Landlord shall be named as an additional insured on all of Tenant's commercial general liability policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof shall be furnished to Landlord at least once a year. Tenant's commercial liability insurance shall contain contractual liability coverage. In the event Tenant fails to provide a current certificate evidencing the coverage required herein, Landlord shall be entitled, at Tenant's sole cost and expense, to procure such insurance and to continue carrying such insurance until such time as Tenant provides satisfactory evidence that it has complied with the insurance requirements hereof.

                               SECTION 12: DAMAGE

12.01 Insured Loss shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Section 11.

12.02 In the event the Building is damaged or destroyed to the extent of less than fifty percent (50%) of the replacement value thereof, Landlord, at its sole cost and expense, unless it elects to terminate this Lease pursuant to this Section 12, will proceed with reasonable speed to repair the Premises or the Building, as the case may be (i) to a condition substantially equal to the condition of the Premises or the Building existing immediately prior to such damage or destruction, (ii) pursuant to all applicable requirements of law and duly constituted governmental authority, and (iii) in the case of the Premises, in accordance with specifications, working plans and drawings prepared by Landlord, at its sole cost and expense, and approved in advance by Tenant, which appeal shall not be unreasonably withheld or delayed. The building insurance proceeds under the policies maintained by Tenant shall be applied toward the cost of all repairs and restoration Landlord is required to make under this Section 12.02 and such repairs and restoration proceeds shall be available to the Landlord to facilitate such repairs and restoration of the Premises Tenant shall reimburse Landlord for any amounts not covered by the insurance proceeds.

       In the event the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof, Landlord will have the right to elect to demolish, rebuild or reconstruct the Building if it is damaged by fire or other casualty and, if Landlord so elects, whether or not the Premises have been damaged, this Lease may be terminated by Landlord upon written notice to the Tenant and the rent will be adjusted to the date of the fire or other casualty. In the event of the Building is damaged or destroyed

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          to the extent of more than fifty percent (50%) of the replacement value thereof, Tenant shall have the right to terminate the Lease, by written notice, and the rent will be adjusted to the date of the fire or other casualty.

          If such damage makes the Premises untenantable and was not caused by any act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees, there will be an equitable abatement of rent for the period during which and to the extent that the Premises are untenantable and until Landlord fully repairs and restores the Premises and the Building to a condition substantially equal to the condition thereof which existed immediately prior to that fire or other casualty (or to the condition otherwise approved by Tenant). If repair of the Premises is delayed by Tenant's failure to adjust its own insurance claim, there will be no abatement of rent for the period of such delay. Notwithstanding anything to the contrary contained herein, in the event Landlord has not completed the repairs and restoration of the Premises and/or the Building within eight (8) months after the date such damage and such delay is not the result of Tenant's failure to provide the necessary insurance proceeds to repair such damage or destruction, then Tenant, at its option, may cancel and terminate this Lease upon ten (10) days written notice to Landlord. Further, if the Building shall be damaged or destroyed to the extent of more than thirty-five percent (35%) of the replacement cost thereof within twenty-four (24) months of the expiration of the term of this Lease, as the same may have been extended, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within thirty (30) days following such damage or destruction, unless Tenant, within thirty (30) days following the receipt of such notice from Landlord shall exercise an option to extent the Term of this Lease pursuant to Section 2 hereof. If this Lease is terminated pursuant to this Section 12, Landlord and Tenant shall each be released from its respective liability and obligations hereunder accruing from and after the date of such damage or destruction.

                            SECTION 13: ALTERATIONS

13.01 Tenant will not alter, add to or improve the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as the proposed alteration, addition or improvement does not involve modifications of any structural elements of the Premises. All alterations, additions, improvements and related work performed by Tenant (or pursuant to its authority) shall be performed in accordance with all applicable laws, rules, regulations and ordinances and between such hours and by such contractors and mechanics as may be approved by Landlord. All alterations, additions, improvements and replacements made or provided by either party on the Premises, except movable furniture, trade fixtures and other personal property provided at Tenant's expense, will be the property of Landlord and will remain on and be surrendered with the Premises upon termination, without damage. Tenant will keep the Premises free of liens of any sort in connection with work done on the Premises by Tenant (or pursuant to its authority). Notwithstanding anything to the contrary contained in this Section 13, Tenant shall be permitted to make interior, non-structural alterations, additions or improvements to the Premises, other than those pertaining to the HVAC or plumbing systems, without obtaining Landlord's consent therefor, provided the cost of any such alterations, additions or improvements shall not exceed Fifty Thousand Dollars ($50,000.00) during any Lease Year during the Term hereof.

                          SECTION 14: CARE OF PREMISES

14.01 Except as otherwise provided in this Lease, Tenant, during the Term of this Lease, including any extension thereof, shall properly maintain and make all necessary repairs and replacements to (i) the entire Building and Premises, including the windows, doors, roof, outer walls and structural portions thereof, (ii) the electrical, plumbing, heating, ventilating and cooling and other mechanical systems whether located inside or outside the Building, and whether serving the Premises or the common areas of the Building and (iii) the common areas on or about the Real Estate and/or Building, including all of the parking areas on or about the Real Estate. Tenant shall be responsible for all repairs and maintenance to the Real Estate and Building whether as a result of ordinary wear and tear or resulting from fire unless provided otherwise, casualty or acts of God.

          Tenant agrees, during the Term hereof, to operate, manage and maintain in good operating condition and repair, clean and free from rubbish, debris, dirt, snow and ice, adequately drained in a safe sanitary condition, all of the common area lighting facilities, landscaping, parking and other common areas on or about the Real Estate.

14.02 It is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of Tenant under Section 14 hereof.

          Except as otherwise provided in this Lease, Tenant, at its sole expense, will keep the Premises, including, without limitation, all Tenant's personal property, fixtures and equipment, at all times in good, sanitary and safe condition and repair in accordance with the laws of the State of Michigan and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, and Tenant will comply with all requirements of law, ordinance or otherwise affecting the Premises. Tenant, at its expense, will repair (or replace as needed) all damage to the Premises, the Building, the common areas of the Building or its fixtures and equipment, caused by the act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees. If Tenant fails to make such repairs and/or replacements, if any, and provided Landlord gives Tenant ten (10) days prior written notice of any such repairs and provided further that Landlord in the performance of any such repairs does not unreasonably interfere with the conduct of Tenant's business, Landlord may do so and the sole cost will be paid by Tenant to Landlord within thirty (30) days after receipt of Landlord's detailed invoice. Tenant will permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied, thereto.

                          SECTION 15: USE OF PREMISES

15.01 The Premises will be used for the purpose described in Paragraph G of the Summary and for no other or added purposes without the prior written approval of Landlord. In no event may Tenant use or permit the use of any part of the Premises, any laws, ordinances, rules or regulations of any municipal, county, state or federal body, including, without limitation the Americans with Disabilities Act. Tenant will not conduct its business in any manner prohibited by any code or principles of that business and in no event in any manner prohibited by law. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all equipment, furniture, file cabinets and other heavy objects, which must be placed and maintained by Tenant at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

                         SECTION 16: ACCESS TO PREMISES

16.01 Upon reasonable prior written notice to Tenant (except in the event of an emergency, and then at any time), Tenant will permit Landlord and its agents access to the Premises during all normal business hours for the purpose of examining the Premises, maintaining existing pipes and conduits in and through the Premises and making any repairs, alterations or additions which Landlord may deem necessary for the safety, preservation or improvement of the Premises or the Building. Landlord will be allowed to take all material into the Premises that may be reasonably required for such work and to perform such acts without the same constituting an eviction of Tenant in whole or in part, provided Landlord shall not unreasonably interfere with the conduct of Tenant's business. The rent will not abate while the repairs, alterations, improvements or additions are being made unless any such repairs (i) extend over a period of more than three (3) consecutive business days; and (ii) preclude Tenant from conducting its business in a commercially reasonable manner within the Premises for a period of more than three (3) consecutive business days, in which case fifty percent (50%) of the Base Rent shall be abated in proportion to the percentage of the Premises that cannot be used for Tenant's business in a commercially reasonable manner. Said rent abatement shall be for that period beyond three (3) consecutive business days during which Tenant is precluded from using the applicable portion of the Premises for Tenant's business in a commercially reasonable manner as a result of any repairs, alterations, improvements or additions being made by Landlord. Notwithstanding anything contained herein to the contrary, in no event shall rent abate if repairs or replacements to the Premises or any other portion of the Building are necessitated by Tenant's negligence or breach of this Lease.

                           SECTION 17: EMINENT DOMAIN

17.01 If any part of the Premises or more than twenty-five percent (25%) of the parking areas are taken by any public authority under power of eminent domain or by private sale or conveyance in lieu of eminent domain or by private sale or conveyance in lieu of eminent domain, this Lease will terminate as of the date of such taking or sale and Tenant may receive a pro rata refund of any rent paid in advance. Landlord reserves the right, however, to elect to demolish, rebuild or reconstruct the Building if any portion of the Building is so taken, or to cease operation of the Building if such material part of the parking for the Building is taken that Landlord determines, in its discretion, that it would be uneconomic to continue operation of the Building; and, if Landlord so elects, whether or not the Premises are involved in the taking, this Lease may be terminated by Landlord on written notice to Tenant and the rent will be adjusted to the date Tenant's possession of the Premises is terminated. All damages awarded for the taking will belong to and be the property of Landlord regardless of the basis on which they are awarded, but Landlord will not be entitled to any portion of the award made to Tenant for removal and installation of fixtures or moving expenses and loss of business.

                      SECTION 18: ASSIGNMENT OR SUBLETTING

18.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in with, through or under it without like consent. In no event may Tenant assign or otherwise transfer this Lease or any interest in this Lease at any time while in default thereunder. One such consent will not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other person. Tenant may, however, assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets if the assignee executes an agreement required by Landlord assuming Tenant's obligations. The acceptance of rent from an assignee, subtenant or occupant will not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease.

                             SECTION 19: SURRENDER

19.01 At the expiration (or earlier termination) of the Term, Tenant shall surrender the Premises broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear and casualty excepted, and promptly upon surrender will deliver all keys and Building security cards for the Premises to Landlord at the place then fixed for payment of rent. Any reasonable costs and expenses incurred by Landlord in connection with repairing any damage to the Premises occasioned by the removal of Tenant's personal property therefrom, together with the reasonable costs, if any, of removing from the Premises any personal property of Tenant left therein, shall be invoiced to Tenant and shall be payable within thirty (30) days after receipt of Landlord's detailed invoice.

                                  SECTION 20:

          REMOVAL OF TENANT'S PROPERTY UPON EXPIRATION OR TERMINATION

20.01 If Tenant fails to remove all its personal property (or property of others in its possession) from the Premises within three (3) days following the expiration or termination of this Lease (for any cause) or as reasonably extended, Landlord, at its option, may remove the property in any reasonable manner that it chooses and may store the property without liability to Tenant. Tenant agrees to pay Landlord, in accordance with Section 19 hereof, any and all reasonable expenses incurred in such removal, including court costs, attorneys' fees and storage charges on the property for any length of time it is in Landlord's possession. Under no circumstances will Landlord be obligated to retain any property left on the Premises or in Landlord's possession for more than three (3) days following the expiration or earlier termination of this Lease or as reasonably extended and Landlord may dispose of the property in any manner it deems necessary, including public or private sale or by destruction, discard or abandonment, and the proceeds of any such sale will be applied against any sums due Landlord under this Lease.

                                   SECTION 21

21.01  [INTENTIONALLY OMITTED]

                            SECTION 22: HOLDING OVER

22.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the Base Rent for each month will be one hundred fifty percent (150%) of the regular monthly installments of Base Rent last in effect as shown in Paragraph C of the Summary. Nothing herein shall be construed or deemed to constitute a consent by Landlord to Tenant holding over, nor a waiver by Landlord of its rights to remove or evict Tenant by reason of the expiration of the Term.

                SECTION 23: SUBORDINATION: ESTOPPEL CERTIFICATES

23.01 Tenant agrees that Landlord may choose to make this Lease subordinate or paramount to any construction loans, mortgages, trust deeds and ground or underlying leases now or hereafter affecting the Premises and to any and all advances to be made thereunder, and to the interest and charges thereon, and all renewals, replacements and extensions thereon, provided the mortgagee, lessor or trustee named in any such mortgages, trust deeds or leases agrees to recognize this Lease and Tenant's rights hereunder in the event of foreclosure if Tenant is not in default. Tenant will execute promptly any instrument or certificate that Landlord may request to confirm such subordination, provided any such instrument or certificate is in a form and substance reasonably acceptable to Tenant. Within thirty
       (30) days following the date hereof, Landlord shall furnish Tenant with a subordination and non-disturbance agreement, executed by the mortgagee under any mortgage covering the Building and Real Estate, which shall be in a form and substance reasonably acceptable to Tenant.

23.02 Either Tenant or Landlord, within fifteen (15) days after reasonable request by the other party, will execute and deliver to Tenant or Landlord an estoppel certificate identifying the Commencement Date and expiration date of the Term and stating that this Lease is unmodified and in full force and effect or is in full force and effect as modified, stating the modifications and stating that Tenant or Landlord does not claim that the other party is in default in any way or listing any such claimed defaults. The certificate also will confirm the amount of monthly Base Rent as of the date of the certificate, the date to which the rent has been paid in advance and the amount of any security deposit or prepaid rent.

                          SECTION 24: QUIET ENJOYMENT

24.01 Landlord agrees that Tenant may peaceably and quietly enjoy the Premises, subject to the terms, provisions, covenants, agreements, stipulations, rules and conditions of this Lease, without disturbance or hindrance by any person holding under or through Landlord, if Tenant pays the Base Rent and observes and performs all the provisions of this Lease and the Rules and Regulations.

                    SECTION 25: NO REPRESENTATIONS BY LANDLORD

25.01 Except as expressly stated in this Lease, Landlord makes no representations with respect to the Premises or the Building and, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises and the Building in the condition then existing.

25.02 Tenant shall not keep any toxic or hazardous substances (as such terms are defined under applicable law) in the Premises, or the Building or on the Real Estate, provided the terms

          "toxic" and "hazardous substances" shall not be deemed to include items customarily kept in buildings of the type and kind in which Tenant operates, unless the maintenance of such items in the Premises or the Building or on the Real Estate would be prohibited by applicable law. If, however, any such items kept in the Premises, Building, or on the Real Estate result in the contamination thereof, Tenant shall take all reasonable actions, at its sole cost and expense, to return the Premises, the Building, or the Real Estate to the condition existing prior to the introduction of those items therein. Tenant agrees to indemnify, defend and hold Landlord and its agents and employees harmless from any claims, judgments, damages, penalties, fines, liabilities (including sums paid in settlement of claims) or reasonable costs, including attorneys fees, which arise prior to, during or after the Term of this Lease, including any extension thereof, from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, ground water or soil vapor on or under the Real Estate, the Building, or the Premises as a result of the acts of Tenant, its agents, contractors or employees, unless such toxic or hazardous substances are present as a result of the negligence, or willful act or omission of Landlord, its agents, contractors, guests, invitees or employees. Tenant's obligation to indemnify Landlord under this Section 25.02 shall survive the expiration or earlier termination of this Lease.

                 SECTION 26: LANDLORD'S RIGHT TO CURE DEFAULTS

26.01 Subject to, and except as otherwise provided under the other terms and conditions of this Lease, if Tenant defaults in the performance of any provision of this Lease, Landlord will have the right to cure such default for the account of Tenant upon ten (10) days prior written notice to Tenant, and Tenant, within thirty (30) days after being billed, will reimburse Landlord, as Operating Costs, for any reasonable expenditure made by Landlord in order to cure such default, together with interest as provided in Section 6 if the reimbursement is not made when due.

                       SECTION 27: WAIVER OF SUBROGATION

27.01 Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any other casualty covered by the fire and extended property insurance coverage, vandalism and malicious mischief insurance policies carried (pursuant to the terms hereof) by Landlord with respect to the Building and carried by Tenant with respect to Tenant's fixtures and the contents of the Premises.

                         SECTION 28: BILLS AND NOTICES

28.01 Bills, statements, notices or communications which Landlord may desire or be required to give to Tenant will be deemed sufficiently given or rendered only if in writing, sent by registered, certified or first class mail (with respect to bills only), postage prepaid, addressed to Tenant at the address set forth on the cover page of this Lease or at such other address as Tenant designates by written notice, and the time of the rendition of a bill or statement and of the giving of a notice or communication will be deemed to be the time when received by Tenant. Any notice by Tenant to Landlord must be served by registered or certified, postage prepaid, addressed to Landlord at the address set forth on the cover page of this Lease or at such other address as Landlord designates by written notice. Rejection or refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other instrument.

                                   SECTION 29

29.01     [INTENTIONALLY OMITTED]

                                   SECTION 30

30.01     [INTENTIONALLY OMITTED]

                                   SECTION 31

31.01     [INTENTIONALLY OMITTED]

                                   SECTION 32

32.01     [INTENTIONALLY OMITTED]

                                   SECTION 33

33.01     [INTENTIONALLY OMITTED]

                                   SECTION 34
34.01     [INTENTIONALLY OMITTED]

                              SECTION 35: GENERAL

35.01 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "TENANT" may include, if appropriate, a group of persons acting as a single entity or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

35.02 All agreements and obligations of Tenant under this Lease are joint and several in nature. Any waiver or waivers by either party of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given by either party with respect to any act, neglect or default by the other party will not waive or make unnecessary waiving party's consent or approval with respect to any later similar act, neglect or default by the other party.

35.03 Topical headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses.

35.04 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

35.05 All provisions of this Lease are and will be binding on the heirs, executors, administrators, personal representatives, successors and permitted assigns of Landlord and Tenant.

35.06 The laws of the State of Michigan will control in the construction and enforcement of this Lease.

35.07 Whenever the approval or consent of either party is required hereunder, such approval or consent shall not be unreasonably delayed, withheld or conditioned.

35.08 In the event that either party shall be delayed or hindered in or prevented from the performance of any act (other than the payment of Base Rent or Operating Costs under the terms of this Lease) by reason of riots, strikes, labor troubles, inability to produce materials or other reason not the fault of the party delayed in performing the work or performing the acts required under the terms of this Lease, including delays caused by the acts of the other party, performance of such acts shall be excused for the period of delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay.

                          SECTION 36: ENTIRE AGREEMENT

36.01 This Lease and the Exhibit attached hereto and forming a part hereof set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, agreements, stipulations, promises, conditions or understandings, either oral or written, between them other than herein set forth.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

     WITNESSES:               LANDLORD:

                                   VENTURE REAL ESTATE ACQUISITION COMPANY, a Michigan corporation

                                   By:   /s/ Thomas C. Krueger
---------------------------             ------------------------------------
                                   Name: /s/ Thomas C. Krueger
                                        ------------------------------------
                                   Its:  Secretary Treasurer
---------------------------             ------------------------------------


                                   TENANT:

                                   VENTURE INDUSTRIES CORPORATION, a Michigan corporation


                                   By:
---------------------------             ------------------------------------
                                   Name:
                                        ------------------------------------
                                   Its:
---------------------------             ------------------------------------

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

     WITNESSES:               LANDLORD:

                                   VENTURE REAL ESTATE ACQUISITION COMPANY, a Michigan corporation

                                   By:
---------------------------             ------------------------------------
                                   Name:
                                        ------------------------------------
                                   Its:
---------------------------             ------------------------------------


                                   TENANT:

                                   VENTURE INDUSTRIES CORPORATION, a Michigan corporation


 /s/ [ILLEGIBLE]                   By:   /s/ [ILLEGIBLE]
---------------------------             ------------------------------------
                                   Name: /s/ [ILLEGIBLE]
                                        ------------------------------------
 /s/ [ILLEGIBLE]                   Its:  EVP
---------------------------             ------------------------------------

                                  EXHIBIT "A"

                         LEGAL DESCRIPTION OF PREMISES

Land in the City of Fraser, County of Macomb, State of Michigan, described as:

     ASSESSOR'S PLAT NO. 5 OF LOTS 1; 2; 3; AND PARTS OF 4; 5; AND 6 OF THE SUBDIVISION OF NW 1/4 OF SEC 5 AND NE 1/4 AND NE 1/4 OF NW 1/4 OF SEC 6. T1N R13E. PART OF LOT 96 DESC AS FOLL: BEG AT SE COR LOT 96; TH S 88 DEGREES 20'24"W 575 FT ALG S LINE OF LOT 96; TH N01 DEGREES 37'36"W 310.6 FT; TH N88 DEGREES 18'37"E 759.96 FT ALG N LINE LOT 96; TH S29 DEGREES 09'24"W 362.0 FT ALG NE'LY R/W LINE G.T.W.R.R. TO PT BEG. AND THE FOLLOWING PARCEL DESCRIBED AS FOLLOWS: BEG AT THE SE'LY COR OF SAID LOT 91; TH ALG THE S LINE OF LOT 91, N88 DEGREES 18'37"W 759.96 FT TH NO1 DEGREE 37'36"W
     672.79 FT; TH S88 DEGREES 18'37"E 1167.46 FT; TH ALONG THE W'LY LINE OF THE G.T.W.R.R AND THE E'LY LINE OF SAID LOT 91; S29 DEGREES 09'24"W 801.62 FT TO THE PT OF BEG. EXC THE N 30 FT FOR ROAD PURP. SUBJECT TO ALL EASEMENTS OF RECORD. L14 P.29 CITY OF FRASER.

Commonly known as: 17085 Masonic, Fraser, Michigan

Tax Parcel Identification Numbers: ____________________________________________.

                                   EXHIBIT J
                           EQUIPMENT USAGE AGREEMENT






















                                     EX-12

                           EQUIPMENT USAGE AGREEMENT

     WHEREAS, VENTURE EQUIPMENT ACQUISITION COMPANY ("Acquisition") and VENTURE INDUSTRIES CORPORATION (collectively, the "Parties") desire to enter into an Equipment Usage Agreement (the "Agreement") concerning the machinery and equipment set forth in Schedule A attached hereto and made a part hereof, presently located at 17085 Masonic, Fraser, Michigan, for a usage fee as set forth on Schedule A;

     AND WHEREAS, Acquisition has agreed to the following terms:

     NOW THEREFORE, THIS EQUIPMENT USAGE AGREEMENT is hereby made and entered into as of September 22, 2003, among VENTURE EQUIPMENT ACQUISITION COMPANY (hereinafter with its successors and assigns, referred to as "Owner"), and VENTURE INDUSTRIES CORPORATION (hereinafter referred to as "User"), who hereby amend, as of the Effective Date (as defined hereinafter), all other agreements, if any, by and between the Parties concerning the rental or usage of the machinery and equipment listed on Schedule A (the "Equipment") as follows:

     1.   USAGE FEE PAYABLE BY USER.

          (A) User, in consideration and in respect of the right granted by Owner to use the Equipment, shall pay to Owner for any one month a sum determined by an independent appraiser mutually selected by the Parties, as prorated for each piece of Equipment (the "Usage Fee"). The Usage Fee shall be determined and set forth on Schedule A by such independent appraiser within forty-five (45) days after the execution of this Agreement, and shall be retroactive to the Effective Date. On the date that the Usage Fee is determined, all fees for the period from the Effective Date to the date of determination of the Usage Fee shall be immediately due and owing. The Usage Fee set forth on Schedule A shall be amended, from time to time, for any additions or deletions of Equipment, with the rates for any new Equipment being calculated on the same basis that the rates for the initial Equipment were calculated. The determination of the Usage Fee shall take into account additions, alterations or improvements actually paid for by the Owner to the extent not reimbursed by the User. In addition, on the fifth anniversary of the Effective Date of this Agreement, the Usage Fee shall be prospectively adjusted to reflect the rate of inflation (as measured by the Revised Consumer Price Index - All Items Figured for All Urban Consumers, published by the United States Department of Labor, Bureau of Labor Statistics, or, if such index is not published, a comparable index selected by the Parties) from the Effective Date to such anniversary date.

          (B) The Usage Fee shall be payable monthly at Owner's place of business or such other place as Owner shall direct in writing.

          (C) The due date of the first payment of the Usage Fee shall be the date in the next calendar month which numerically corresponds to the Effective Date (or if there is no such date in the next calendar month, the last date of such month), such period being herein considered a "month," with subsequent payments being due at one month intervals.

          (D) Nothing herein to the contrary withstanding, User shall not be liable for any payments to Owner accrued after this Agreement has been terminated.

     2.   USAGE RIGHT.

          (A) In consideration of the payment of Usage Fees, Owner hereby (i) agrees to make available for pick-up by User or use on Owner's premises on an as-is, where-is basis, and (ii) grants to User the right, subject to Section 2(B) and Section 4, to use the Equipment during the period from the Effective Date to the date of termination of this Agreement.

          (B) Owner shall be permitted to use the Equipment when not in use by User, subject to the following conditions. At any time that Owner desires that itself or a third party use such Equipment (or any portion thereof) which is on User's premises, (i) Owner shall give User not less than ten (10) days prior notice of the dates of intended use, (ii) the scheduling of such use shall not unreasonably interfere with the requirements of User's business, (iii) Owner shall arrange on terms reasonably satisfactory to User for Owner or any third party user to fully indemnify and hold User harmless from any damage, liability or other cost which is the result of any negligence or intentional harm caused by them or their invitees, employees, agents or sub-contractors to the extent to which such damage, liability or other cost is not recoverable from User's insurance carrier, including any deductible, and (iv) during any period that Owner or such third party is using such Equipment, Owner or such third party user shall reimburse User for any electrical charges or other variable costs of User which User incurs as a result of the access permitted above.

          (C) Notwithstanding anything contained herein to the contrary, under no circumstances or condition shall any act or omission, including the affixing of such Equipment to the premises, result in Owner losing any right of ownership to the Equipment. Owner shall have the right, and User shall cooperate in aiding Owner, to enter into a security agreement with User and/or file any financing statement required by the Uniform Commercial Code in order to protect Owner's rights in this regard.

     3. TERM. This Agreement shall be effective upon release of this Agreement pursuant to and in accordance with the terms of the Escrow Agreement, dated September 16, 2003, by and among Larry J. Winget, Venture Holdings Company, LLC and First American Title Insurance Company (the "Effective Date") and shall expire on the fifth anniversary of the Effective Date, unless otherwise terminated pursuant to Section 11. This Agreement shall be renewable at the request of the User for successive five-year terms with a mutually agreed upon adjustment to the Usage Fees set forth on Schedule A.

     4. CONTINUOUS OWNER ACCESS. Owner shall have reasonable access to the Equipment at User's premises subject to the convenience and requirements of User's business and upon not less than two (2) days prior written notice in order to (i) make repairs or improvements and (ii) perform testing.

     5. CARE AND REPAIR OF PROPERTY. User shall keep the Equipment in good repair, condition, and working order, and shall furnish any and all parts and labor required for that purpose.

     6. LOSS. User shall utilize the Equipment (a) in a careful and proper manner that reasonably follows the common methods of usage of such Equipment,
(b) in a manner fit for the usage which the Equipment itself is customarily used, and (c) in compliance with all applicable laws, ordinances and regulations. User shall be liable to Owner for any loss or damage to the Equipment which results from User's negligence or misuse of the Equipment. Otherwise, Owner, subject to User's obligation to insure the Equipment in accordance with Section 9, shall bear the entire risk of loss and damage to the Equipment. User shall be liable for any loss, damage or liability to third parties, including User's invitees, employees, agents and sub-contractors as a result of the use of such Equipment by User, its employees, agents, sub-contractors (other than Owner and its agents) and invitees.

     7. REMOVAL UPON TERMINATION. Whether or not the Equipment has attached to the premises or otherwise become a fixture, upon (a) termination of this Agreement, (b) termination of User's right to use any particular piece of Equipment, or (c) the need for Owner to repair the Equipment, Owner shall be permitted to remove such Equipment and shall have full right of access to the premises in order to enable Owner to remove such Equipment from User's premises during normal business hours or such other hours as User shall reasonably specify; provided, that Owner shall not unduly interfere with the right of User to conduct its business.

     8. ALTERATIONS AND IMPROVEMENTS TO THE EQUIPMENT. User may, at its sole cost and expense, modernize, add to and/or improve the Equipment from time to time; provided, that either (i) such modernization, addition and/or improvement does not materially reduce the value of the Equipment or (ii) permission of Owner is first obtained. User shall, in its sole discretion, be entitled to remove, from time to time, any such addition, alteration or improvement; provided, that such addition, alteration or improvement (i) was not initially made to replace a part or parts of the Equipment or (ii) does not affect the functionality of the Equipment. User shall be responsible for the repair of any damages resulting from such removal.

     9. INSURANCE. User shall maintain, and provide Owner with a copy thereof, a liability policy which shall name Owner as an additional insured party, and shall provide (A) comprehensive insurance against risk of loss and damage to the Equipment and (B) comprehensive general liability insurance, including blanket contractual coverage against claims for, or arising out of, bodily injury, death, or property damage from the Equipment. The initial limits of coverage shall be not less than FIVE MILLION DOLLARS ($5,000,000.00) with respect to injury or death of a single person and not less than TEN MILLION DOLLARS

($10,000,000.00) with respect to any one occurrence; and not less than FIVE MILLION DOLLARS ($5,000,000.00) with respect to any one occurrence of property damage. The initial limits of coverage shall be subject to mutually agreed upon adjustments within forty-five (45) days after the Audit Committee of Venture Holdings Company LLC makes a determination as to whether such limits of coverage should be increased or decreased.

      10. ASSIGNMENT. The rights of Owner and User hereunder shall not be assigned, pledged, transferred or otherwise disposed of without the prior written consent of the other party, which consent shall not be unreasonably withheld.

      11. TERMINATION; EVENTS OF DEFAULT.

            (A) User may terminate this Agreement for any reason upon 30 days written notice to Owner.

            (B) Owner may terminate this Agreement, and pursue any remedy available under law or equity, upon occurrence of any of the following: (1) User fails to pay any Usage Fee when due and such failure shall continue for ten (10) days; (2) User shall fails to observe or perform any other provision hereof and such failure shall continue for forty-five (45) days after notice to User of such failure (provided that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such forty-five (45) day period, if User shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence); (3) User ceases to do business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy; or (4) within sixty (60) days after the commencement of any proceedings seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, if such proceeding shall not have been dismissed, or if within sixty
(60) days after the appointment of any trustee, receiver or liquidator of User or of all of any substantial part of its assets and properties, if such appointment shall not have been vacated.

      12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Michigan, United States of America, without regard to its conflicts of laws rules.

      13. INTEGRATION. This writing constitutes the entire agreement between the Parties as to the matters set forth herein and shall supersede all previous or contemporaneous negotiations, commitments, and writings with respect to the matters set forth herein.

      14. MODIFICATION. The Parties may, by written instrument, amend, modify or extend this Agreement. This Agreement may only be so amended, modified or extended by a writing signed by authorized representatives of both Parties. The terms and provisions of this Agreement shall prevail over any conflicting, additional, or other terms appearing in any notice, request, instruction, invoice, or other writing submitted by either Party under this Agreement at any time.

      15. WAIVER. No waiver of any provision or breach of this Agreement shall be construed as a continuing waiver, or shall constitute a waiver of such provisions or breach, or of any other provision or breach.

      16. HEADINGS INTERPRETATION. This section headings herein are included solely for convenience and shall in no event affect or be used in connection with the interpretation of this Agreement. Each separate provision of this Agreement shall be treated as severable, to the end that if any one or more such provisions shall be adjudged or declared illegal, invalid, or unenforceable, this Agreement shall be interpreted and shall remain in full force and effect, as though such provision or provisions had never been contained in this Agreement.

      17. NOTICES. Any notice, demand, delivery, invoice, or other writing required or desired to be given or made pursuant to this Agreement shall be in writing, and shall be deemed to have been given and received, and to be effective for all purposes, the third business mail day after having been mailed via the United States Postal Service in an envelope properly stamped and addressed to the proper party at the address (or such other address as the recipient shall have designated in writing) that follows:

If to Owner:

            VENTURE EQUIPMENT ACQUISITION COMPANY
            33662 James J. Pompo Drive
            Fraser, Michigan 48026-0278

With copy to:

            Allard & Fish P.C.
            2600 Buhl Building
            535 Griswold Street
            Detroit, Michigan 48226
            Attn.: Ralph McKee

            Greenberg Traurig, LLP
            77 W. Wacker Drive
            Suite 2400
            Chicago, IL 60601
            Attn.: Nancy Mitchell

If to User:

               VENTURE INDUSTRIES CORPORATION
               33662 James J. Pompo Dr., PO Box 278
               Fraser, Michigan 48026
               Attention: Chief Financial Officer

With copy to:

               Dykema Gossett PLLC
               315 E. Eisenhower Parkway, Suite 100
               Ann Arbor, Michigan 48108
               Attn: Barbara A. Kaye

     IN WITNESS WHEREOF, the Owner and User have executed this Usage Agreement to be effective as of the Effective Date.



                                             Owner:
                                             VENTURE EQUIPMENT ACQUISITION
                                             COMPANY


                                             By:  /s/ Thomas C. Kruger
                                                  ------------------------------
                                             Its: Secretary Treasurer
                                                  ------------------------------

                                             AND

                                             User:
                                             VENTURE INDUSTRIES CORPORATION


                                             By:
                                                  ------------------------------
                                             Its:
                                                  ------------------------------

     IN WITNESS WHEREOF, the Owner and User have executed this Usage Agreement to be effective as of the Effective Date.



                                             Owner:
                                             VENTURE EQUIPMENT ACQUISITION
                                             COMPANY



                                             By:
                                                  ------------------------------
                                             Its:
                                                  ------------------------------

                                             AND

                                             User:
                                             VENTURE INDUSTRIES CORPORATION



                                             By:  /s/  James E. Butler
                                                  ------------------------------
                                             Its: EVP
                                                  ------------------------------

                                                               -----------------




                                   SCHEDULE A

     MAKE                SIZE      SERIAL NO.     USAGE FEE
-------------------------------------------------------------------------------
HPM 2500 IX                        S/N 67-291
Molding Machine
-------------------------------------------------------------------------------
IMPCO/INGERSO                      S/N C-3833-71
L RAND 2500 X
350
 Molding Machine
-------------------------------------------------------------------------------
IMPCO/INGERSO                      S/N 3816-71
L RAND 2500 X
350
 Molding Machine
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   EXHIBIT K
                                ESCROW AGREEMENT




                                     EX-13

                                ESCROW AGREEMENT

     This Escrow Agreement, dated as of September 22, 2003 (this "Agreement"), is among Larry J. Winget ("Winget"), Venture Holdings Company LLC, a Michigan limited liability company ("Venture Holdings"), and First American Title Insurance Company (the "Escrow Agent").

                                    RECITALS

     A. Winget, the Larry J. Winget Living Trust and the other Transferors named therein (collectively, the "Transferors") and Venture Holdings have entered into a certain Contribution Agreement (the "Contribution Agreement"), and have delivered a copy thereof to the Escrow Agent.

     B. Winget has caused to be executed the following instruments (collectively, the "Leases"):

          (i) a lease of the real estate commonly known as 34501 Harper, Mt. Clements, Michigan, between Harper Partners of Clinton Township Limited Partnership, as lessor, and Venture Industries Corporation ("Industries"), as lessee;

          (ii) a lease of the real estate commonly known as 17085 Masonic, Fraser, Michigan, between Venture Real Estate Acquisition Company, as lessor, and Industries, as lessee; and

          (iii) an Equipment Usage Agreement between Venture Equipment Acquisition Company and Industries.

     C. Winget and Venture Holdings desire that the Escrow Agent hold the Leases in escrow, and deliver them to Winget or Venture Holdings as provided in this Agreements.

                                   AGREEMENT

     1. Establishment of Escrow. Winget deposits with the Escrow Agent the Leases. The Escrow Agent acknowledges receipt of the Leases and agrees to hold and release and deliver the Leases in accordance with the terms contained in this Escrow Agreement.

     2.   Release and Delivery of Leases.

          (a) Notice to the Escrow Agent. Upon receipt of a written notice pursuant to subparagraph (a)(i), (ii) or (iii) below (each, a "Notice"), and after the elapse of the Waiting Period (as defined below), and subject to paragraph (b) below, the Escrow Agent shall release and deliver the Leases as follows:

               (i) upon receipt by the Escrow Agent of a Notice from Venture Holdings stating that the Closing Date has occurred and directing the Escrow Agent to release and deliver the Leases to Venture Holdings, the Escrow Agent shall release and deliver, after the elapse of the Waiting Period, the Leases to Venture Holdings;

          (ii) upon receipt by the Escrow Agent of a Notice from Venture Holdings stating that a Transferor has breached the Contribution Agreement (other than a failure of a representation or warranty to be true and correct that does not otherwise result from a breach of the Contribution Agreement by such Transferor), setting forth in reasonable detail the factual and/or legal basis and circumstances of the breach and directing the Escrow Agent to release and deliver the Leases to Venture Holdings, the Escrow Agent shall release and deliver, after the elapse of the Waiting Period, the Leases to Venture Holdings.

          (iii) upon receipt by the Escrow Agent of a Notice from Winget stating that, for a reason other than that set forth in subparagraph (ii) above, the transactions contemplated by the Contribution Agreement have not been consummated and the Contribution Agreement has been terminated, and directing the Escrow Agent to release and deliver the Leases to Winget, the Escrow Agent shall release and deliver, after the elapse of the Waiting Period, the Leases to Winget.

     (b)  Objection to the Notice.
          -----------------------

          (i) At the time of delivery of any Notice to the Escrow Agent, a duplicate copy of such Notice shall be delivered to Winget or Venture Holdings, as the case may be (with proof of such delivery to the Escrow Agent consisting of a photocopy of the registered or certified mail or overnight courier receipt or the signed receipt if delivered by hand) ("Proof of Delivery")). The Escrow Agent shall have no responsibility to determine whether a copy of a Notice was delivered to Winget or Venture Holdings, as the case may be, other than confirming it has received Proof of Delivery. Winget or Venture Holdings, as the case may be, shall have a period of five (5) business days following receipt of such Notice (the "Waiting Period") within which to object in a written statement (an "Objection") to the claims made in the Notice. The Objection shall state in a reasonable detail the factual and/or legal basis for such Objection and shall be delivered to the Escrow Agent with a copy of such Objection to the other party, prior to the expiration of the Waiting Period.

          (ii) If Winget or Venture Holdings, as the case may be, makes an Objection prior to the expiration of the Waiting Period, the Escrow Agent shall not make any delivery of the Leases unless and until the dispute is resolved finally pursuant to Sections 2(c) and/or 2(d) hereof. Conversely, absent a timely Objection, after the expiration of the Waiting Period, the Escrow Agent shall release and deliver the Leases in the manner described in the applicable subparagraph of Section 2(a) hereof.

          (iii) Nothing herein shall be construed to permit or require the Escrow Agent to determine the sufficiency or legitimacy of either a Notice or an Objection.

     (c) Resolution of Disputes. If Winget or Venture Holdings, as the case may be, delivers an Objection in accordance with Section 2(b), Winget and Venture Holdings shall attempt in good faith for a period of thirty (30) days thereafter (the "Negotiation Period") to agree upon the respective rights of the parties with respect to the Leases. If Winget and Venture

Holdings should so agree, a memorandum setting forth such accord shall be prepared and signed by each of Winget and Venture Holdings and furnished to the Escrow Agent. Such memorandum shall direct the disposition of the Leases. The Escrow Agent shall be entitled to rely on any such memorandum and to release and deliver the Leases in accordance with the terms thereof.

          (d) Litigation. In the event Winget and Venture Holdings are unable to reach an accord with regard to the respective rights of the parties with respect to the Leases by the end of the Negotiation Period, then either party may institute such actions or proceedings as they deem appropriate to resolve the dispute. The Escrow Agent shall be entitled to act in accordance with any judgement made and entered by any court (which judgment shall constitute a final determination regardless of any existing right to appeal) and to authorize the release and delivery of the Leases in accordance therewith. The Escrow Agent shall not be obligated to inquire as to whether such court has jurisdiction of the matter or of the parties.

     3. Escrow Agent Fees and Expenses. For acting as Escrow Agent and carrying out the duties of the Escrow Agent in accordance with the terms of this Agreement, the Escrow Agent shall be entitled to such fees as are set forth on Schedule A attached hereto. The Escrow Agent shall also be entitled to be reimbursed for all of its out-of-pocket expenses, including without limitation postage, stationery and supplies, printing, telephone and telegraph tolls, travel and legal fees, that it incurs in performing its duties hereunder. All fees and out-of-pocket expenses of the Escrow Agent for performance of its duties hereunder shall be borne and paid equally by Winget and Venture Holdings.

     4.   Limitation of Liability; Indemnification of Escrow Agent.

          (a) This Escrow Agreement sets forth all matters pertinent to the escrow contemplated by this Escrow Agreement and no additional obligations of the Escrow Agent shall be implied from the terms of this Escrow Agreement or any other agreement. The duties of the Escrow Agent under this Escrow Agreement shall be entirely administrative and shall be only as specifically provided in this Escrow Agreement. Accordingly, the Escrow Agent, including its members, employees and agents shall:

               (i) not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, except for any such acts, steps or omissions resulting from its own gross negligence or willful misconduct;

               (ii) be obligated to act only in accordance with written notice received by it as provided in this Escrow Agreement;

               (iii) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any security, check, or other document or instrument submitted to it in connection with its duties under this Escrow Agreement;

               (iv) be entitled to deem the signatories of any document or instrument submitted to it under this Escrow Agreement as being those purported to be authorized to sign such document or instrument on behalf of Venture

                     Holdings and Winget and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

               (v) be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event that it becomes aware of any disagreement between or among Venture Holdings and Winget as to any facts or as to the happening of any contemplated event precedent to such action;

               (vi) if any dispute shall arise between or among Venture Holdings and Winget with respect to the release and delivery of the Leases, be permitted to interplead the Leases into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to the Leases, and the parties further agree to pursue any redress or recourse in connection with such a dispute without making the Escrow Agent a party to such dispute; and

               (vii) neither be responsible for, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document between or among Venture Holdings and Winget, including but not limited to the Contribution Agreement, and shall be required to act only pursuant to the terms and provisions of this Escrow Agreement.

          (b) The Escrow Agent is jointly and severally indemnified and saved harmless by Venture Holdings and Winget from all losses, costs, and expenses, including attorney's fees, which may be incurred by it as a result of its involvement in any arbitration or litigation arising from the performance of its duties under this Escrow Agreement, provided that such litigation shall not have resulted from any action taken or omitted by it and for which it shall have been adjudged to have been grossly negligent or engaged in willful misconduct and such indemnification shall survive the termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

     5. Resignation or Removal. The Escrow Agent may resign as Escrow Agent following the giving of 30 days prior written notice to the other parties to this Agreement and the Escrow Agent shall be replaced by mutual agreement of Venture Holdings and Winget. Similarly, the Escrow Agent may be removed and replaced following the giving of 30 days prior written notice to the Escrow Agent by mutual agreement of Venture Holdings and Winget. In either event, the duties of the Escrow Agent shall terminate 30 days after the date of such written notice (or as of such earlier date as may be mutually agreeable) and the Escrow Agent shall then deliver the Leases then in its possession to a successor Escrow Agent as shall be appointed by Venture Holdings, or failing such appointment, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, and such resulting appointment shall be binding upon all of the parties to this Agreement. Upon acknowledgment by any successor Escrow Agent of the Leases, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement, except for any liability with respect to any previous acts, steps or omissions resulting from its own gross negligence or willful misconduct as set forth in
Section 4 of this Escrow Agreement.

     6. Notices. All notices and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), addressed as follows:

     If to Venture Holdings, to the address listed on the signature page to this Escrow Agreement.

     with a copy to:     Dykema Gossett PLLC
                         315 E. Eisenhower Parkway, Suite 100
                         Ann Arbor, Michigan 48108
                         Attention: Barbara A. Kaye
                         Fax: (734) 214-7694
                         Email: bkaye@dykema.com

     If to Winget, to the address listed on the signature page to this Escrow Agreement.

     with a copy to:          Greenberg Traurig, LLP
                              77 W. Wacker Drive
                              Suite 2500
                              Chicago, Illinois 60601
                              Attention: Nancy A. Mitchell
                              Fax: (312) 456-8435
                              Email: mitchelln@gtlaw.com

     If to the Escrow Agent:  First American Title Insurance Company
                              30 N. LaSalle Street, Suite 310
                              Chicago, Illinois 60602
                              Attention: Jim McIntosh
                              Fax: (312) 553-0480
                              Email: jmcintosh@firstam.com

     Any notice delivered by certified mail shall be effective on the fifth day after deposited in the United States mail. Any notice delivered by recognized commercial overnight courier shall be effective on the next business day after delivery to the recognized commercial overnight courier. Any notice delivered by facsimile transmission or e-mail shall be effective on the day of transmission. The addresses indicated for any party may be changed by similar written notice.

     7. Entire Agreement. This Escrow Agreement constitutes the entire understanding between the parties as to the subject matter of this Escrow Agreement and no waiver or modification of the terms of this Escrow Agreement shall be valid unless in writing and signed by Venture Holdings, Winget and the Escrow Agent and only to the extent specifically set forth in writing.

     8. Continuance of Agreement. This Escrow Agreement shall be binding upon the parties to this Escrow Agreement and their respective successors and assigns.

     9. Applicable Law. This Escrow Agreement shall be governed by and construed under and pursuant to the internal laws of the State of Michigan without regard to its conflict of laws principles.

     10. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     11. Invalid Clause. If any term, covenant, condition, or provision of this Escrow Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Escrow Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                         SIGNATURES APPEAR ON NEXT PAGE

     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed by their respective officers as of the day and year first above written.

                         COMPANY:

                         VENTURE HOLDINGS COMPANY LLC

                         By:      /s/ James E. Butler
                              -------------------------
                         Its:    EVP
                              -------------------------

                         Address:  33662 James J. Pompo Drive
                                   Fraser, Michigan 48026
                         Facsimile Number: (586) 276-1843
                         Email: jbutler@ventureindustries.com


                         WINGET

                         By:
                              -------------------------
                              Larry J. Winget

                         Address:
                                  ---------------------

                              -------------------------
                         Facsimile Number:
                                           ------------

                         Email:
                                -----------------------


                         ESCROW AGENT:

                         FIRST AMERICAN TITLE INSURANCE COMPANY

                         By:
                              -------------------------
                              Name:
                              Title:

     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed by their respective officers as of the day and year first above written.

                         COMPANY:

                         VENTURE HOLDINGS COMPANY LLC

                         By:
                                --------------------------------
                         Its:
                                --------------------------------

                         Address:     33662 James J. Pompo Drive
                                      Fraser, Michigan 48026
                         Facsimile Number: (586) 276-1843
                         Email:
                                --------------------------------


                         WINGET:


                         By:
                                --------------------------------
                                Larry J. Winget

                         Address:
                                  ------------------------

                                --------------------------
                         Facsimile Number:
                                           ---------------
                         Email:
                                --------------------------


                         ESCROW AGENT:

                         FIRST AMERICAN TITLE INSURANCE COMPANY


                         By:       /s/Gregory Chaparro
                                --------------------------------
                                [Name]  Gregory Chaparro
                                [Title] Vice-President & National Counsel

                                   Schedule A

A flat fee of $500.00.

                                   EXHIBIT L
                           FORM OF CONFIRMATION ORDER















                                     EX-14

                                   EXHIBIT M
                              EMPLOYMENT AGREEMENT

















                                     EX-15

                                   EXHIBIT N
                          FORM OF OPERATION AGREEMENT

























                                     EX-16

                                   EXHIBIT E

                        FORM OF SUBORDINATION AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE


















                               Exhibit E - Page 1

                                   EXHIBIT F

                            FORM OF TRUST AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE


















                               Exhibit F - Page 1

                                   EXHIBIT G

                        FORM OF VENDOR SUPPORT AGREEMENT

                     TO BE FILED BY THE EXHIBIT FILING DATE





                               Exhibit G - Page 1

                                   EXHIBIT H

                                VENTURE B GROUP

                     TO BE FILED BY THE EXHIBIT FILING DATE


                               Exhibit H - Page 1

                                   EXHIBIT I

                              EXECUTORY CONTRACTS

                     TO BE FILED BY THE EXHIBIT FILING DATE


                               Exhibit I - Page 1

                                   EXHIBIT J

                  CLAIMS NOT RELEASE PURSUANT TO SECTION 11.6

                     TO BE FILED BY THE EXHIBIT FILING DATE


                               Exhibit J - Page 1

                                   EXHIBIT K

                           FORM OF CREDITOR'S WARRANT

                     TO BE FILED BY THE EXHIBIT FILING DATE


                               Exhibit K - Page 1